EXECUTION VERSION [[6200550v1]][[6200550v1]] AGREEMENT AND PLAN OF MERGER by and among PM HOLDINGS LLC, WM PIERCE MERGER SUB LLC, WHITE MOUNTAINS INSURANCE GROUP, LTD. BAMBOO IDE8 INSURANCE SERVICES LLC and John Chu, as the Unitholders’ Representative Dated as of October 19, 2023

i [[6200550v1]] TABLE OF CONTENTS Page ARTICLE I THE MERGER SECTION 1.01. The Merger ............................................................................................... 2 SECTION 1.02. Closing ..................................................................................................... 2 SECTION 1.03. Effective Time of the Merger.................................................................... 2 SECTION 1.04. Effects of the Merger ................................................................................ 2 SECTION 1.05. Governing Documents .............................................................................. 3 SECTION 1.06. Rollover Transactions ............................................................................... 3 ARTICLE II EFFECT OF THE MERGER; DELIVERABLES SECTION 2.01. Conversion of Units .................................................................................. 4 SECTION 2.02. Other Warrants ......................................................................................... 5 SECTION 2.03. Closing Date Payments; Deliveries at or prior to the Closing .................... 7 SECTION 2.04. Exchange Agent; Exchange ...................................................................... 9 SECTION 2.05. Calculation of Adjustments to the Merger Consideration ........................ 11 SECTION 2.06. Payments of Adjustments to the Merger Consideration ........................... 13 SECTION 2.07. Consideration Schedules ......................................................................... 14 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY SECTION 3.01. Organization, Standing and Power .......................................................... 17 SECTION 3.02. Subsidiaries ............................................................................................ 17 SECTION 3.03. Capital Structure ..................................................................................... 17 SECTION 3.04. Authority; Noncontravention .................................................................. 18 SECTION 3.05. Financial Statements, Undisclosed Liabilities, Etc .................................. 20 SECTION 3.06. Absence of Certain Changes or Events ................................................... 21 SECTION 3.07. Litigation; Judgments ............................................................................. 22 SECTION 3.08. Contracts ................................................................................................ 22 SECTION 3.09. Compliance with Laws; Permits ............................................................. 24 SECTION 3.10. [Reserved] .............................................................................................. 25 SECTION 3.11. Employment Matters .............................................................................. 25 SECTION 3.12. Employee Benefits ................................................................................. 26 SECTION 3.13. [Reserved] .............................................................................................. 28 SECTION 3.14. Insurance Coverage ................................................................................ 28 SECTION 3.15. Taxes ...................................................................................................... 29 SECTION 3.16. Real and Personal Property ..................................................................... 31

ii [[6200550v1]] SECTION 3.17. Intellectual Property ............................................................................... 32 SECTION 3.18. Brokers and Other Advisors .................................................................... 35 SECTION 3.19. Related Party Transactions ..................................................................... 35 SECTION 3.20. Relationships with Producers, Carriers and Reinsurers............................ 36 SECTION 3.21. Insurance Producers................................................................................ 37 SECTION 3.22. No Other Representations or Warranties; Schedules ............................... 37 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB SECTION 4.01. Organization, Standing and Power .......................................................... 37 SECTION 4.02. Authority; Noncontravention .................................................................. 38 SECTION 4.03. Interim Operations of Merger Sub .......................................................... 39 SECTION 4.04. Capital Resources ................................................................................... 39 SECTION 4.05. Litigation ................................................................................................ 39 SECTION 4.06. Brokers and Other Advisors .................................................................... 40 SECTION 4.07. Vote/Approval Required ......................................................................... 40 SECTION 4.08. No Other Representations or Warranties; Schedules ............................... 40 SECTION 4.09. Acknowledgement .................................................................................. 40 ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS; NO SOLICITATION SECTION 5.01. Conduct of Business ............................................................................... 41 SECTION 5.02. No Solicitation ....................................................................................... 46 ARTICLE VI ADDITIONAL AGREEMENTS SECTION 6.01. Written Consents .................................................................................... 47 SECTION 6.02. Access to Information; Confidentiality ................................................... 47 SECTION 6.03. Reasonable Best Efforts .......................................................................... 47 SECTION 6.04. Indemnification; Advancement; Exculpation and Insurance .................... 48 SECTION 6.05. Fees and Expenses .................................................................................. 49 SECTION 6.06. Public Announcements ........................................................................... 50 SECTION 6.07. Employee Matters................................................................................... 50 SECTION 6.08. 280G Matters .......................................................................................... 51 SECTION 6.09. Related Party Contracts .......................................................................... 52 SECTION 6.10. Information; Post-Closing Access ........................................................... 52 SECTION 6.11. Financing Co-operation .......................................................................... 53

iii [[6200550v1]] ARTICLE VII TAX MATTERS SECTION 7.01. Tax Returns ............................................................................................ 53 SECTION 7.02. Partnership Tax Audit Rules ................................................................... 54 SECTION 7.03. Cooperation ............................................................................................ 54 SECTION 7.04. Transfer Taxes ........................................................................................ 54 SECTION 7.05. Section 754 Election ............................................................................... 54 SECTION 7.06. Tax Contests ........................................................................................... 55 SECTION 7.07. Post-Closing Tax Actions ....................................................................... 55 SECTION 7.08. Intended Tax Treatment; Purchase Price Allocation ................................ 56 SECTION 7.09. Allocation of Taxes ................................................................................ 56 SECTION 7.10. Treatment of Post-Closing Payments ...................................................... 56 ARTICLE VIII CONDITIONS PRECEDENT SECTION 8.01. Conditions to the Obligation of Each Party to Effect the Merger ............. 56 SECTION 8.02. Conditions to the Obligation of Parent and Merger Sub to Effect the Merger .............................................................................................. 56 SECTION 8.03. Conditions to the Obligation of the Company ......................................... 57 SECTION 8.04. Frustration of Closing Conditions ........................................................... 58 ARTICLE IX SURVIVAL; INDEMNIFICATION SECTION 9.01. Survival .................................................................................................. 58 SECTION 9.02. Indemnification ...................................................................................... 58 SECTION 9.03. Certain Limitations ................................................................................. 59 SECTION 9.04. Third Party Claims ................................................................................. 61 SECTION 9.05. Other Claims .......................................................................................... 62 SECTION 9.06. Release from Indemnity Escrow Account ............................................... 62 SECTION 9.07. Exclusive Remedy .................................................................................. 63 SECTION 9.08. Treatment of Indemnification Payments ................................................. 64 SECTION 9.09. Definitions.............................................................................................. 64 ARTICLE X UNITHOLDERS’ REPRESENTATIVE SECTION 10.01. Unitholders’ Representative .................................................................... 64

iv [[6200550v1]] ARTICLE XI TERMINATION, AMENDMENT AND WAIVER SECTION 11.01. Termination ............................................................................................ 67 SECTION 11.02. Effect of Termination ............................................................................. 68 SECTION 11.03. Amendment ............................................................................................ 68 SECTION 11.04. Extension; Waiver .................................................................................. 68 ARTICLE XII GUARANTEE FROM THE GUARANTOR SECTION 12.01. Guarantee ............................................................................................... 69 SECTION 12.02. Nature of Guarantee ............................................................................... 69 SECTION 12.03. Changes in Obligations; Certain Waivers ................................................ 69 SECTION 12.04. Representations and Warranties of the Guarantor.................................... 71 SECTION 12.05. Sole Obligation of the Guarantor ............................................................ 72 ARTICLE XIII GENERAL PROVISIONS SECTION 13.01. Rules of Construction ............................................................................. 72 SECTION 13.02. Notices ................................................................................................... 72 SECTION 13.03. Certain Definitions ................................................................................. 73 SECTION 13.04. Interpretation .......................................................................................... 91 SECTION 13.05. Consents and Approvals ......................................................................... 92 SECTION 13.06. Counterparts ........................................................................................... 92 SECTION 13.07. Entire Agreement; No Third-Party Beneficiaries..................................... 92 SECTION 13.08. GOVERNING LAW .............................................................................. 92 SECTION 13.09. Assignment ............................................................................................ 92 SECTION 13.10. Jurisdiction; Waiver of Jury Trial; Specific Performance ........................ 93 SECTION 13.11. Severability ............................................................................................ 94 SECTION 13.12. Waiver of Conflict; Non-Assertion of Attorney Client Privilege ............. 94 SECTION 13.13. Matters in Respect of Subsidiaries of Parent and the Company ............... 95 SECTION 13.14. Non-Recourse ......................................................................................... 95 SECTION 13.15. Reserves ................................................................................................. 95

v [[6200550v1]] SCHEDULES AND EXHIBITS Exhibit A Statement Preparation Principles Exhibit B Form of Closing Consideration Schedule Exhibit C Form of Amended and Restated Company LLC Agreement Exhibit D Form of Other Warrant Termination Agreement

vi [[6200550v1]] INDEX OF DEFINED TERMS Term Section Accounting Firm Section 2.05(d) Accredited Investor Section 13.03(a) Action Section 13.03(b) Additional Capital Contribution Section 13.03(c) Additional Merger Consideration Section 13.03(d) Additional Rollover Unitholders Section 1.06(a) Adjustment Escrow Account Section 2.03(a)(ii) Adjustment Escrow Amount Section 13.03(f) Adjustment Escrow Release Amount Section 2.06(b) Adjustment Payment Amount Section 2.06(a) Affiliate Section 13.03(h) Aggregate Adjustment Amount Section 13.03(i) Aggregate Rollover Amount Section 1.06(a) Agreement Preamble Ancillary Agreements Section 13.03(i) Anti-Corruption Laws Section 13.03(k) Antitrust Law Section 13.03(l) Applied Loss Computations Section 3.05(f) Aquarian Section 13.03(m) Aquarian Credit Agreement Section 13.03(o) Aquarian Warrants Section 13.03(p) Arizona Law Section 13.03(q) Arizona Statement of Merger Section 1.03 Bankruptcy and Equity Exceptions Section 3.04(a) Base Consideration Section 13.03(r) Burdensome Condition Section 13.03(s) business day Section 13.03(t) Captive Reinsurer Section 13.03(u) Captive Surplus Ratio Section 13.03(v) Captive Surplus Ratio Target Section 13.03(w) Captive Surplus Shortfall Section 13.03(x) Captive Unaudited Statements Section 3.05(d) CARES Act Section 13.03(y) Cash Section 13.03(z) Change of Control Payments Section 13.03(tttt) Claim Section 3.07(i) Claimed Amount Section 9.04(a) Closing Section 1.02 Closing Captive Surplus Shortfall Section 2.05(b) Closing Cash Section 2.05(b) Closing Consideration Schedule Section 2.07(a)

vii [[6200550v1]] Term Section Closing Date Section 1.02 Closing Indebtedness Section 2.05(b) Closing Net Working Capital Section 2.05(b) Closing Statement Section 2.05(b) Closing Statement Amounts Section 2.05(c) Closing Transaction Expenses Section 2.05(b) Code Section 2.04(h) Common Units Section 13.03(aa) Company Preamble Company Approvals Section 3.04(c) Company Benefit Plan Section 3.12(a) Company Disclosure Letter Section 13.03(bb) Company Fundamental Representations Section 13.03(cc) Company Indemnified Person Section 9.02(b) Company Indemnified Persons Section 9.02(b) Company Intellectual Property Section 3.17(e) Company LLC Agreement Section 13.03(dd) Company Owned Intellectual Property Section 13.03(ee) Company Registrations Section 3.17(a) Company Service Provider Section 13.03(ff) Company Unitholders Section 13.03(gg) Company Units Section 13.03(hh) Company Warrant Section 13.03(ii) Confidentiality Agreement Section 6.02 Consolidated Audited Statements Section 3.05(a) Consolidated Financial Statements Section 3.05(a) Contagion Event Section 13.03(jj) Continuing Employee Section 6.07(a) Contract Section 13.03(kk) Conversion Rate Section 13.03(ll) Copyrights Section 13.03(kkk) COVID-19 Section 13.03(mm) Current Company Service Provider Section 3.11(a) Current Representation Section 13.12(a) D&O Indemnified Party Section 6.04(a) Damages Section 9.02(a) Data Room Section 3.22 Deductible Section 9.03(a) Delaware Certificate of Merger Section 1.03 Delaware Law Section 13.03(nn) Designated Firms Section 13.12(a) Designated Person Section 13.12(a) Dispute Notice Section 9.05 Distributions Section 13.03(oo)

viii [[6200550v1]] Term Section Effective Time Section 1.03 Elective Deferred Taxes Section 3.15(d) ERISA Section 13.03(pp) ERISA Affiliate Section 3.12(a) Escrow Agent Section 13.03(qq) Escrow Agreement Section 2.03(a)(ii) Escrow Release Date Section 9.06(b) Established Claim Section 13.03(rr) Estimated Captive Surplus Shortfall Section 2.05(a) Estimated Cash Section 2.05(a) Estimated Closing Consideration Section 13.03(ss) Estimated Indebtedness Section 2.05(a) Estimated Net Working Capital Section 2.05(a) Estimated Transaction Expenses Section 2.05(a) Estimation Statement Section 2.05(a) Event Section 13.03(qqq) Exchange Act Section 13.03(uu) Exchange Agent Section 2.04(a) Exchange Agent Agreement Section 2.04(a) Exchange Fund Section 2.03(a)(i) Excluded Aquarian Interest Section 13.03(vv) Excluded Company Units Section 2.01(b) Ex-Im Laws Section 13.03(tt) fraud Section 13.03(ww) GAAP Section 13.03(xx) Governing Documents Section 13.03(yy) Governmental Entity Section 3.04(c) Governmental Official Section 13.03(zz) Governmental Order Section 13.03(aaa) Guarantee Section 12.02 Guaranteed Obligations Section 12.01(a) Guarantor Preamble HSR Act Section 13.03(bbb) Inbound IP Contracts Section 3.17(d) Incentive Units Section 13.03(ccc) Indebtedness Section 13.03(ddd) Indemnification Notice Section 9.04(a) Indemnitee Section 9.09(a) Indemnitor Section 9.09(b) Indemnity Escrow Account Section 2.03(a)(iii) Indemnity Escrow Amount Section 13.03(eee) Indemnity Escrow Release Amount Section 13.03(fff) Initial Rollover Unitholders Section 1.06(a) Insurance Contract Section 13.03(ggg)

ix [[6200550v1]] Term Section Insurance Laws Section 13.03(hhh) Insurance Producer Section 13.03(iii) Insurance Regulator Section 13.03(jjj) Intellectual Property Section 13.03(kkk) IP Contracts Section 3.17(d) IRS Section 3.12(b) IT Assets Section 13.03(lll) Knowledge Section 13.03(mmm) Law Section 13.03(nnn) Leased Real Property Section 3.16(a) Leases Section 3.16(a)(a) Letter of Transmittal Section 13.03(ooo) Liens Section 13.03(ppp) Majority Unitholders Section 10.01(e) Material Adverse Effect Section 13.03(qqq) Material Contract Section 3.08(a) Merger Recitals Merger Certificates Section 1.03 Merger Consideration Section 13.03(sss) Merger Laws Recitals Merger Sub Preamble Merger Sub Sole Member Approval Section 4.02(a) Mini-Basket Section 9.03(a) Most Recent Balance Sheet Section 3.05(a) Most Recent Balance Sheet Date Section 3.05(a) NAIC Section 13.03(qqqq) Net Cash Settled Warrant Closing Amount Section 2.02 Net Working Capital Section 13.03(ttt) Notice of Disagreement Section 2.05(c) OFAC Section 13.03(bbbbb) Open Source Software Section 13.03(uuu) Original Issue Price Section 13.03(vvv) Other Warrants Section 2.02(a) Outbound IP Contracts Section 3.17(d) Parent Preamble Parent Fundamental Representations Section 13.03(www) Parent Indemnified Person Section 9.02(a) Parent Indemnified Persons Section 9.02(a) Parent LLC Agreement Section 13.03(xxx) Parent Payments Section 6.08 Parent Units Section 13.03(yyy) Participants Section 13.03(zzz) Partnership Tax Audit Rules Section 13.03(aaaa) Pass-Through Tax Return Section 13.03(bbbb)

x [[6200550v1]] Term Section Patents Section 13.03(kkk) Payoff Letter Section 13.03(cccc) Per Common Unit Closing Consideration Section 13.03(dddd) Per Common Unit Post-Closing Consideration Section 13.03(eeee) Per Incentive Unit Closing Consideration Section 13.03(ffff) Per Incentive Unit Post-Closing Consideration Section 13.03(gggg) Per Preferred Unit Closing Consideration Section 13.03(hhhh) Per Preferred Unit Post-Closing Consideration Section 13.03(iiii) Per Unit Closing Consideration Section 13.03(jjjj) Per Unit Post-Closing Consideration Section 13.03(kkkk) Permits Section 3.09(b) Permitted Liens Section 13.03(llll) person Section 13.03(mmmm) Personal Data Section 13.03(nnnn) Post-Closing Consideration Schedule Section 2.07(c) Pre-Closing Tax Contest Section 7.06 Pre-Closing Tax Period Section 13.03(pppp) Preferred Units Section 13.03(oooo) Privacy and Data Security Requirements Section 13.03(qqqq) Pro Rata Share Section 13.03(rrrr) Products Section 13.03(ssss) Program Agreement Section 13.03(tttt) Reference Time Section 1.02 Related Party Transaction Section 3.19(a) Related Person Section 3.19(a) Representative Reimbursement Account Section 13.03(uuuu) Representative Reimbursement Fund Amount Section 13.03(vvvv) Representative Reimbursement Fund Release Amount Section 10.01(i) Representatives Section 5.02 Requisite Approval Section 13.03(wwww) Requisite Unitholders Section 13.03(xxxx) Restricted Cash Section 13.03(yyyy) Retained Escrow Amount Section 9.06(b) Rollover Agreement Section 1.06(a) Rollover Amount Section 1.06 Rollover Deadline Section 1.06(b) Rollover Election Section 1.06(b) Rollover Unitholder Fundamental Representations Section 13.03(zzzz) Rollover Unitholders Section 1.06(a) Rollover Units Section 1.06(a) Sanctioned Country Section 13.03(aaaaa) Sanctioned Person Section 13.03(bbbbb) Sanctions Laws Section 13.03(ccccc)

xi [[6200550v1]] Term Section SAP Section 13.03(ddddd) Section 280G Section 6.08 Section 280G Payments Section 6.08 Securities Act Section 13.03(eeeee) Series A Preferred Return Section 13.03(fffff) Software Section 13.03(kkk) Software-as-a-Service Section 13.03(lll) Specified Court Section 13.03(hhhhh) Specified Indemnified Matter Section 9.02(a) Standalone Financial Statements Section 3.05(c) Statement Preparation Principles Section 13.03(iiiii) Statutory Accounting Principles Section 13.03(jjjjj) Statutory Audited Statements Section 3.05(d) Statutory Audited Statements Section 3.05(d) Straddle Period Section 13.03(kkkkk) Subsidiary Section 13.03(lllll) Surviving Company Section 1.01 tail Section 6.04(c) Target Net Working Capital Section 13.03(mmmmm) Tax Section 13.03(nnnnn) Tax Contest Section 7.06 Tax Return Section 13.03(ppppp) Tax Returns Section 13.03(ppppp) Taxes Section 13.03(nnnnn) Taxing Authority Section 13.03(ooooo) Tax-Related Agreements Section 5.01(c) Termination Date Section 11.01(b)(i) Third Party Section 13.03(qqqqq) Third-Party Claim Section 9.04(b) Threshold Value Section 13.03(rrrrr) Top Carrier Reinsurance Agreements Section 3.20(c) Top Carrier Reinsurer Section 13.03(sssss) Top Carriers Section 3.20(b) Top Producers Section 3.20(a) Trade Secrets Section 13.03(kkk) Trademarks Section 13.03(kkk) Transaction Expenses Section 13.03(tttt) Transaction Expenses Invoice Section 2.03(a)(vi) Transaction Proposal Section 5.02 Transaction Proposal Documentation Section 5.02 Transfer Taxes Section 13.03(uuuuu) Unexercised Warrant Section 2.02(c) Unexercised Warrant Amount Section 13.03 Unitholders’ Representative Preamble

xii [[6200550v1]] Term Section Waived Benefits Section 6.08 WARN Act Section 3.11(d) Written Consents Section 13.03(vvvvv)

[[6200550v1]] AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 19, 2023, by and among PM Holdings LLC, a Delaware limited liability company (“Parent”), WM Pierce Merger Sub LLC, a Delaware limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”), White Mountains Insurance Group, Ltd., a Bermuda exempted limited company (the “Guarantor”), and Bamboo IDE8 Insurance Services LLC, an Arizona limited liability company (the “Company”), and John Chu (the “Unitholders’ Representative”), solely in his capacity as representative of the Company Unitholders. WHEREAS Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement; WHEREAS upon the terms and subject to the conditions set forth herein, and in accordance with Delaware Law and Arizona Law (together, the “Merger Laws”), at the Closing, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving company (the “Merger”); WHEREAS the board of managers of the Company has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby; WHEREAS Parent, as the sole member of Merger Sub, has approved and adopted this Agreement, the Merger and the other transactions contemplated hereby; WHEREAS the Company expects to obtain the Written Consents of the Requisite Unitholders promptly after the execution of this Agreement, in accordance with this Agreement, the Company LLC Agreement and applicable law, including the Merger Laws, constituting the Requisite Approval; WHEREAS concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, certain Initial Rollover Unitholders have each executed and delivered to Parent a Rollover Agreement, pursuant to which such Initial Rollover Unitholders shall contribute a portion of their respective Company Units to Parent in exchange for Parent Units, on the terms and subject to the conditions set forth therein and herein; WHEREAS concurrently with the execution and delivery of this Agreement, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, John Chu has entered into an employment agreement with the Company, to be effective and contingent upon Closing; WHEREAS the Guarantor has agreed to guarantee certain obligations of Parent and Merger Sub under this Agreement; and WHEREAS Parent, Merger Sub, the Guarantor and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

2 [[6200550v1]] NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows: The Merger The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the Merger Laws, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate limited liability company existence of Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Merger (the “Surviving Company”). Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, on the third business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) (such date, the “Scheduled Closing Date”), remotely by electronic exchange of documents, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided the Closing shall not occur prior to January 2, 2024 without the prior written consent of Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The effective time of the Closing for accounting matters shall be deemed to be 12:01 a.m., New York City time, on the Closing Date (the “Reference Time”). Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall (a) file with the Arizona Corporation Commission a statement of merger (the “Arizona Statement of Merger”) executed and acknowledged by the parties in accordance with the applicable provisions of the Arizona Law, (b) file with the Secretary of State of the State of Delaware a certificate of merger (the “Delaware Certificate of Merger” and collectively with the Arizona Statement of Merger, the “Merger Certificates”) executed and acknowledged by the parties in accordance with the applicable provisions of the Delaware Law, and (c) make all other filings or recordings required by any applicable Merger Laws in connection with the Merger. The Merger shall become effective upon the later of the filing of the Arizona Statement of Merger and the filing of the Delaware Certificate of Merger, or at such later time as Parent and the Company shall agree and shall specify in the Merger Certificates (the time the Merger becomes effective being the “Effective Time”). Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the Merger Laws. For the purposes of § 29-4002 of the Arizona Law, no Company Unitholder shall be entitled to contractual appraisal rights in connection with the Merger.

3 [[6200550v1]] Governing Documents. At the Effective Time, by virtue of the Merger: (i) the certificate of formation of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of formation of Surviving Company and (ii) the Company LLC Agreement shall be amended and restated in accordance with applicable law substantially in the form attached as Exhibit C hereto. Rollover Transactions. Concurrently with the execution and delivery of this Agreement, certain Company Unitholders (the “Initial Rollover Unitholders”), the Company, Parent, Merger Sub and the Guarantor and have entered into rollover agreements (each, a “Rollover Agreement”), and at any time prior to the Rollover Deadline, each other Company Unitholder may elect, subject to the limitations set forth in Section 1.06(b) and Section 1.06(c), to execute and deliver a Rollover Agreement in substantially the same form (any such electing Company Unitholders, the “Additional Rollover Unitholders” and, together with the Initial Rollover Unitholders, collectively, the “Rollover Unitholders”). Pursuant to such Rollover Agreements, at the Closing and immediately prior to the Effective Time, each Rollover Unitholder shall contribute to Parent a number of Company Units owned by such Rollover Unitholder (such Company Units, the “Rollover Units”) having an aggregate value equal to the amount set forth in such Rollover Unitholder’s Rollover Agreement (based on the applicable Per Unit Closing Consideration) as such contributed Rollover Units (such amount being the Rollover Unitholder’s “Rollover Amount” and the aggregate sum of all of the Rollover Amounts with respect to all Rollover Unitholders, the “Aggregate Rollover Amount”) in consideration for (a) a number of Parent Units having the same aggregate value, as provided in such Rollover Agreement and the Parent LLC Agreement, and (b) the right to receive the applicable Per Unit Post-Closing Consideration with respect to such Rollover Units when, as and if any such amounts become payable upon the terms and subject to the conditions set forth herein, which shall be paid in accordance with the procedures set forth in Section 2.06, Section 9.06 and Section 10.01. Within five business days following the date of this Agreement, the Company shall deliver to each Company Unitholder (i) the form of Rollover Agreement, including a counterpart thereto, and (ii) the form of Parent LLC Agreement, including a counterpart thereto. Each Company Unitholder may elect to enter into a Rollover Agreement with respect to all or any portion of the Company Units held by such Company Unitholder (each such election, a “Rollover Election”) by delivering to the Company and Parent, prior to 5:00 p.m. Eastern Time on November 9, 2023 (the “Rollover Deadline”), (A) a properly completed and duly executed form of Rollover Agreement (including any exhibits or schedules required to be completed therein) to Parent and the Company that specifies the Rollover Amount of such Company Unitholder with respect to which such Company Unitholder desires to contribute to Parent as Rollover Units pursuant to such Rollover Agreement and (B) a counterpart to the Parent LLC Agreement duly executed by such Company Unitholder to be effective as of the Effective Time; provided that, notwithstanding the foregoing (unless Parent has provided its written consent), (x) any Company Unitholder that is not an Accredited Investor shall not be permitted to make a Rollover Election, and (y) any Rollover Election made by any Company Unitholder must be with respect to Company Units having an aggregate value (based on the aggregate Per Unit Closing Consideration that such Company Unitholder would otherwise have been entitled to receive with respect to such Company Units) equal to at least $1,000,000. Any Rollover Election shall be irrevocable without the prior written consent of Parent. None of

4 [[6200550v1]] Parent, the Company nor any other person shall be under any obligation to notify any person of any defect in a completed form of Rollover Agreement or counterpart to the Parent LLC Agreement. Parent and the Company may establish such additional procedures and requirements regarding Rollover Elections as are consistent with this Section 1.06(b) and determined by Parent and the Company to be necessary or desirable in order to administer Rollover Elections. Notwithstanding anything to the contrary in Section 1.06(b), if but for the application of this Section 1.06(b), the aggregate value of Rollover Units would otherwise exceed 49% of the value of issued and outstanding Company Units as of the date of this Agreement (based on the applicable Per Unit Closing Consideration), then the aggregate number of Company Units for which a Rollover Election is made by any Additional Rollover Unitholders shall be deemed reduced to the extent necessary to cause such 49% limit not to be exceeded, in which case, the number of each class of Company Units for which each Additional Rollover Unitholder made a Rollover Election shall be correspondingly reduced on a pro rata basis (based on the aggregate value of all such Company Units for which a Rollover Election was made) and any such Company Units shall be deemed to not be Rollover Units for all purposes of this Agreement. Effect of the Merger; Deliverables Conversion of Units. At the Effective Time, by virtue of the Merger and without any action on the part of any Company Unitholder, the Company, Parent or Merger Sub: Conversion of Merger Sub Membership Interests. Each membership interest in Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non- assessable membership interest in the Surviving Company. Cancellation of Excluded Company Units. Each Company Unit that is owned immediately prior to the Effective Time by Parent (including the Rollover Units), the Company or any of its respective direct or indirect wholly owned Subsidiaries (the “Excluded Company Units”) shall be canceled and shall cease to exist, and each holder of any such Company Unit shall cease to have any rights with respect thereto, including any rights to receive any consideration in exchange therefor. Conversion of Other Company Units. Each Company Unit issued and outstanding immediately prior to the Effective Time (other than any Excluded Company Units which shall be cancelled in accordance with Section 2.01(b), but including any Company Units issued prior to the Effective Time upon exercise of the Exercised Warrants) shall be converted into the right to receive in cash, without interest: the applicable Per Unit Closing Consideration which shall be paid in accordance with the procedures set forth in Section 2.03 and

5 [[6200550v1]] the applicable Per Unit Post-Closing Consideration when, as and if any such amounts become payable upon the terms and subject to the conditions set forth herein, which shall be paid in accordance with the procedures set forth in Section 2.06, Section 9.06 and Section 10.01. Cancellation of Company Units. All Company Units converted pursuant to Section 2.01(c) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Company Units shall cease to have any rights with respect thereto, except the right to receive the applicable consideration pursuant to this Agreement. Company Warrants. On the date hereof, concurrently with the execution and delivery of this Agreement, Aquarian has entered in a termination agreement with respect to the Aquarian Warrants (the “Aquarian Warrant Termination Agreement”) with Parent and the Company, pursuant to which Aquarian has agreed that, effective immediately prior to the Effective Time, such Aquarian Warrants shall be canceled and converted into the right to receive (i) the applicable Net Cash Settled Warrant Closing Amount (as defined below) with respect to such Aquarian Warrants and (ii) any Per Unit Post-Closing Consideration allocable to such Company Units subject to such Aquarian Warrant, as if such Company Units had been issued and outstanding as of immediately prior to the Effective Time. The Company shall deliver to each holder of any Company Warrants, other than the Aquarian Warrants, that remain outstanding and unexercised on the date of this Agreement (such Company Warrants other than the Aquarian Warrants, the “Other Warrants”), as soon as reasonably practicable and in any event within five business days of the date of this Agreement (or such earlier date as may be required by the terms of the applicable Other Warrant), a written notice of the Merger in the form required by, and otherwise in accordance with the applicable terms of, each Other Warrant, and such notice shall include a termination agreement with respect to such Other Warrants in the form attached hereto as Exhibit D (each, an “Other Warrant Termination Agreement” and, together with the Aquarian Warrant Termination Agreement, collectively, the “Warrant Termination Agreements”), and permit the holder of any Other Warrant to execute and deliver an Other Warrant Termination Agreement with respect thereto, in lieu of paying the aggregate exercise price with respect to such Other Warrant and being issued the aggregate number of Company Units subject to such Other Warrant on or prior to the Closing Date, in which case, effective immediately prior to the Effective Time, such Other Warrant shall be canceled (the Aquarian Warrants and any such Other Warrants that are, or may become, subject of a Warrant Termination Agreement, collectively, the “Terminated Warrants”) and converted into the right to receive a net amount of cash (payable to such holder following the Closing by the Exchange Agent pursuant to Section 2.04) equal to the excess of (x) the aggregate Per Unit Closing Consideration that such holder would have received in respect of such Company Units subject to such Terminated Warrant, over (y) such aggregate exercise price (the aggregate amount of such net amount of cash with respect to any Terminated Warrant, the applicable “Net Cash Settled Warrant Closing Amount”), and any Per Unit Post-Closing Consideration allocable to such Company Units subject to such Terminated Warrant, as if such Company Units had been issued and outstanding as of immediately prior to the Effective Time. The Company shall co-operate with Parent, keep Parent reasonably informed regarding the exercise of any Other Warrants and the execution and delivery of any Warrant Termination

6 [[6200550v1]] Agreements with respect to any Other Warrants and promptly provide Parent with all information reasonably requested by Parent in connection with the provision of the notices, the exercise or termination of the Other Warrants and any other communication with holders related to the Other Warrants or pursuant to this Section 2.02. Upon the receipt, at any time prior to the Closing Date, of a valid exercise notice, pursuant to the terms thereof, to exercise any Other Warrant (any such Other Warrant in respect of which a valid exercise notice has been received, an “Exercised Warrant”), the Company shall promptly (and in any event by no later than immediately prior to the Effective Time) issue to the holder of such Exercised Warrant the number and class of Company Units to which the holder of the Exercised Warrant is entitled. Notwithstanding anything to the contrary in this Agreement, (i) no Company Units shall be issued with respect to any Terminated Warrant, but the number and class of Company Units to which the holder of such Terminated Warrant is entitled upon the exercise thereof shall be deemed to be issued and outstanding as of immediately prior to the Effective Time for purposes of calculating the Per Unit Closing Consideration and the Per Unit Post-Closing Consideration, (ii) the aggregate amount of Cash as of the Reference Time shall be deemed increased by the aggregate exercise price of such Terminated Warrant, as if the holder of such Terminated Warrant had paid such aggregate exercise price to the Company in full immediately prior to the Reference Time (the amount of Cash deemed increased pursuant to this clause (ii), the “Deemed Cash”), and (iii) such holder shall be deemed to be a Company Unitholder for purposes of Section 2.04, and entitled to receive, with respect to such Terminated Warrant, (x) a portion of the Estimated Closing Consideration equal to the applicable Net Cash Settled Warrant Closing Amount, and (y) a portion of any Additional Merger Consideration equal to the applicable Per Unit Post-Closing Consideration, if any, allocable to the Company Units subject to such Terminated Warrant, as if such Company Units had been issued and outstanding as of immediately prior to the Effective Time. Each Company Warrant, other than any Terminated Warrant, for which a valid notice of exercise has not been received on or prior to the Closing Date (each such Company Warrant, an “Unexercised Warrant”), shall by virtue of the Closing and without further action on the part of any person, as of the Effective Time, expire and be of no further effect, other than any rights that the holder of any such Unexercised Warrant may have to receive any portion of the Unexercised Warrant Amount following the Closing in accordance with the terms of such Unexercised Warrant. The board of managers of the Company (or, if appropriate, any committee thereof administering the Other Warrants) shall adopt such resolutions and take such other actions as may be necessary to provide the notices, enter into the agreements and effectuate the treatment of the Company Warrants pursuant to this Section 2.02.

7 [[6200550v1]] Closing Date Payments; Deliveries at or prior to the Closing. Closing Date Payments. At the Closing, Parent shall pay (or cause to be paid), by wire transfer of immediately available funds: to an account designated in writing by the Exchange Agent prior to the Closing, for the benefit of the Company Unitholders, cash in an amount equal to the Estimated Closing Consideration (such cash being hereinafter referred to as the “Exchange Fund”); to an account designated in writing by the Escrow Agent prior to the Closing, cash in an amount equal to the Adjustment Escrow Amount for deposit into an escrow account (the “Adjustment Escrow Account”), to be held and administered pursuant to the terms of a customary escrow agreement with the Escrow Agent, in form and substance reasonably acceptable to Parent and the Unitholders’ Representative (the “Escrow Agreement”), and which Adjustment Escrow Account shall be (1) established solely to provide a source of payment in connection with any adjustments to the Merger Consideration pursuant to Section 2.06, and (2) held by the Escrow Agent until it is released pursuant to Section 2.06 and the Escrow Agreement; to an account designated in writing by the Escrow Agent prior to the Closing, cash in an amount equal to the Indemnity Escrow Amount for deposit into a separate escrow account (the “Indemnity Escrow Account”), to be held and administered pursuant to the terms of the Escrow Agreement, and which Indemnity Escrow Account shall be (1) established solely to secure the rights of the Parent Indemnified Persons to indemnification pursuant to Article IX and (2) held by the Escrow Agent until it is released pursuant to Section 9.06 and the Escrow Agreement; to an account designated in writing by the Unitholders’ Representative, the Representative Reimbursement Fund Amount to be held by the Unitholders’ Representative in accordance with Section 10.01; on behalf of the Company and the Subsidiary (as applicable), to the holders of Indebtedness that is: (1) included in the Estimated Indebtedness, and (2) to be paid off on the Closing Date as set forth in the Payoff Letters provided by the Company to Parent at least five business days prior to the Closing, the payoff amount with respect to such Estimated Indebtedness calculated in accordance with the Payoff Letters, in accordance with the wire transfer instructions set forth in the Payoff Letters; and on behalf of the Company and the Subsidiary (as applicable), the payoff amount with respect to the Aquarian Credit Agreement, to be calculated in accordance with the Payoff Letter(s) in respect of the Aquarian Credit Agreement and in accordance with the wire transfer instructions set forth in such Payoff Letter(s) (provided that, for the avoidance of doubt, in no event shall any amount paid in respect of this clause 2.03(a)(vi) be duplicative of any amount paid in respect of clause 2.03(a)(v) above); and on behalf of the Company and the Subsidiary (as applicable) to the applicable third parties owed the Transaction Expenses that are: (1) included in the

8 [[6200550v1]] Estimated Transaction Expenses, and (2) to be paid on the Closing Date as set forth in the invoice provided by the Company to Parent at least five business days prior to the Closing (the “Transaction Expenses Invoice”), the Transaction Expenses in accordance with the wire transfer instructions set forth in the Transaction Expenses Invoice. Deliveries At or Prior to the Closing. At or prior to the Closing: the Company shall (assuming due execution of same by Merger Sub) cause the Merger Certificates to be filed in accordance with Section 1.03; the Company shall deliver or cause to be delivered to Parent: a certificate dated as of the Closing Date, duly executed by an authorized officer of the Company in his or her capacity as such, certifying as to an attached copy of the resolutions of the board of managers of the Company unanimously approving and adopting this Agreement, the Merger and the other transactions contemplated hereby; counterparts to the Exchange Agent Agreement and the Escrow Agreement, duly executed by the Unitholders’ Representative; and a certificate dated as of the Closing Date, duly executed by an authorized officer of the Company in his or her capacity as such and not in any individual capacity, certifying that the conditions specified in Sections 8.02(a) and 8.02(b) have been satisfied; duly executed copies of the Payoff Letters and all instruments and documents necessary to release any and all guarantees in respect of such Estimated Indebtedness and the Aquarian Credit Agreement and any and all Liens securing such Estimated Indebtedness or securing the Aquarian Credit Agreement, including any necessary UCC termination statements or other necessary releases, in each case, in form and substance reasonably satisfactory to Parent; provided, that if any person to whom Estimated Indebtedness is owed requires that the applicable amount of the Estimated Indebtedness be paid to such person prior to the release of any such guarantee in respect of, or Liens securing, such Estimated Indebtedness, such release may be conditional upon receipt by such person of the applicable amount required to be paid in connection with such Estimated Indebtedness; provided, further, that if Aquarian requires that the applicable amount set forth in the Payoff Letter with respect to the Aquarian Credit Agreement be paid to such person prior to the release of any such guarantee in respect of, or Liens securing, the Aquarian Credit Agreement, such release may be conditional upon receipt by such person of the applicable amount set forth in the Payoff Letter with respect to the Aquarian Credit Agreement;

9 [[6200550v1]] the Company shall deliver to the Unitholders’ Representative, for distribution to the applicable Additional Rollover Unitholders, a counterpart of each corresponding Rollover Agreement duly executed by the Company; Parent shall deliver to the Unitholders’ Representative: for the benefit of the Rollover Unitholders and for further distribution to the applicable Rollover Unitholders, a counterpart to the Parent LLC Agreement duly executed by Parent and the WTM Member (as defined in the Parent LLC Agreement) evidencing the issuance of the applicable number of Parent Units to each applicable Rollover Unitholder; and for distribution to any Additional Rollover Unitholders, a counterpart of each corresponding Rollover Agreement duly executed by Parent, Merger Sub and the Guarantor. Exchange Agent; Exchange. Exchange Agent. On or prior to the Closing, the Company shall deliver a Letter of Transmittal to each Company Unitholder, and Parent and the Unitholders’ Representative shall enter into a customary exchange agent agreement with Citibank, N.A. or another nationally recognized bank or trust company (the “Exchange Agent”), in form and substance reasonably acceptable to Parent and the Unitholders’ Representative (the “Exchange Agent Agreement”), pursuant to which the Exchange Agent will receive and deliver the cash Merger Consideration to the applicable Company Unitholders, in each case, when, as and if payable upon the terms and subject to the conditions set forth herein. Exchange Procedures. As soon as practicable after the Effective Time, Parent shall instruct the Exchange Agent to deliver, subject to the terms and conditions of the Exchange Agreement, to each former holder of Company Units that is converted into the right to receive a portion of the Estimated Closing Consideration and has delivered a duly completed and duly executed Letter of Transmittal to the Exchange Agent at least five business days prior to the Closing in respect of such Company Units, the amount of the Estimated Closing Consideration that such former holder is entitled to receive in respect of such Company Units as set forth in the Closing Consideration Schedule. If any former holder of Company Units that is converted into the right to receive a portion of the Estimated Closing Consideration fails to deliver a duly completed and duly executed Letter of Transmittal to the Exchange Agent at least three business days prior to the Closing in respect of such Company Units, then Parent shall instruct the Exchange Agent to deliver, subject to the terms and conditions of the Exchange Agreement, the amount of the Estimated Closing Consideration that such former holder is entitled to receive in respect of such Company Units as set forth in the Closing Consideration Schedule within three business days of the delivery by such former holder of a duly completed and duly executed Letter of Transmittal to the Exchange Agent. Additional Merger Consideration. If any Additional Merger Consideration becomes payable to the Company Unitholders pursuant to this Agreement, Parent shall (i) make any payment to the Exchange Agent as otherwise required hereunder in connection with such amounts to be paid, and (ii) direct the Exchange Agent to pay, within three business days

10 [[6200550v1]] following the delivery by the Unitholders’ Representative of the Post-Closing Consideration Schedule with respect to such Additional Merger Consideration, such Additional Merger Consideration to the Company Unitholders pursuant to and in accordance with such Post-Closing Consideration Schedule. No Further Rights in Company Units. Payment of the applicable portion of the Merger Consideration in accordance with the terms hereof shall be deemed paid in full satisfaction of all rights pertaining to the Company Units. From and after the Effective Time, (i) all holders of former Company Units shall cease to have any rights (including any rights as members of the Surviving Company, as applicable) in respect of such Company Units, other than the right to receive the applicable portion of the Merger Consideration when, as and if payable upon the terms and subject to the conditions set forth herein and (ii) there shall be no further registration of transfer on the records of the Surviving Company of Company Units that were outstanding prior to the Effective Time. If, after the Effective Time, any such Company Units are presented to Parent, the Surviving Company or the Exchange Agent for any reason, such Company Units shall be converted and, subject to satisfaction of the exchange procedures set forth in this Section 2.04, exchanged. Return of Amounts in Exchange Fund. Any amounts delivered to the Exchange Agent (including any interest or other amounts received with respect thereto) that remain undistributed to the former holders of Company Units six months after receipt thereof by the Exchange Agent shall be delivered to Parent, upon demand, and any former holder of Company Units who has not theretofore complied with this Section 2.04 shall thereafter look only to Parent (subject to applicable abandoned property, escheat or other similar Law), as general creditors thereof, for satisfaction of its claim for the applicable portion of the Merger Consideration, in each case, without any interest thereon and subject to satisfaction of the exchange procedures set forth in this Section 2.04. No Liability. None of Parent, Merger Sub, the Company, the Surviving Company, the Exchange Agent or any other person shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or other similar Law. Notwithstanding anything to the contrary herein, any portion of the Merger Consideration that remains unclaimed by former Company Unitholders as of the third anniversary of receipt thereof by the Exchange Agent (or as of immediately prior to such earlier time as such amounts would otherwise escheat to or become the property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interest of any person previously entitled thereto. Investment of Cash. The Exchange Agent shall invest the cash delivered to the Exchange Agent pursuant to this Agreement as directed by Parent and the Unitholders’ Representative, acting together, provided that no such interest or other income thereon shall affect the amounts payable to the former holders of Company Units. Any interest and other income resulting from such investments shall become and be considered a part of the Exchange Fund for all purposes hereunder.

11 [[6200550v1]] Withholding Rights. Parent, the Surviving Company, any of its Subsidiaries or the Exchange Agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as Parent, the Surviving Company, any of its Subsidiaries or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or any provision of state, local or non-U.S. Tax law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made by Parent, the Surviving Company, any of its Subsidiaries or the Exchange Agent. Calculation of Adjustments to the Merger Consideration. Not later than five business days prior to the anticipated Closing Date, the Company shall, in consultation with Parent, prepare and deliver to Parent a statement (the “Estimation Statement”) setting forth the Company’s good faith estimates of Net Working Capital (the “Estimated Net Working Capital”), Indebtedness (the “Estimated Indebtedness”), Cash (the “Estimated Cash”), Transaction Expenses (the “Estimated Transaction Expenses”), and Captive Surplus Shortfall (the “Estimated Captive Surplus Shortfall”) and, based on such amounts, the resulting Aggregate Rollover Amount (following any reduction pursuant to Section 1.06(c), the Unexercised Warrant Amount (assuming for this purpose that the Per Unit Post-Closing Consideration is equal to zero)) and the Estimated Closing Consideration, each as of the Reference Time. The Estimation Statement shall be accompanied by reasonable documentation to support the estimates and calculations set forth therein (including copies of each Payoff Letter and Transaction Expenses Invoice), and be prepared in accordance with the Statement Preparation Principles (or, in respect of the Estimated Captive Surplus Shortfall, the Statutory Accounting Principles) and the definitions of the applicable defined terms set forth herein. The Company shall reasonably cooperate with Parent in its review of the Estimation Statement and shall consider in good faith Parent’s comments to the Estimation Statement and shall revise the Estimation Statement by no later than three business days (or such later time as agreed between Parent and the Company in writing) prior to the Closing Date if, at its sole discretion, the Company determines such changes are warranted based on its good faith assessment of Parent’s comments, which revised statement shall become the applicable Estimation Statement; provided that, to the extent if there is a dispute regarding the Estimation Statement, the Estimation Statement delivered by the Company shall govern for purposes of the Closing. Within 75 days after the Closing Date, Parent shall prepare and deliver to the Unitholders’ Representative a statement (the “Closing Statement”) setting forth Parent’s calculation of (i) as of the Reference Time (in each case, prepared in accordance with the Statement Preparation Principles or, in the case of the Closing Captive Surplus Shortfall, the Statutory Accounting Principles) Net Working Capital (the “Closing Net Working Capital”), Indebtedness (the “Closing Indebtedness”), Cash (the “Closing Cash”) and Transaction Expenses (the “Closing Transaction Expenses”) and Captive Surplus Shortfall (the “Closing Captive Surplus Shortfall”) and (ii) based on the foregoing calculations, the Unexercised Warrant Amount (if the amounts set forth on the Closing Statement result in any Per Unit Post-Closing Consideration) and the Aggregate Adjustment Amount. During the period of time from and after the date of delivery of the Closing Statement to the Unitholders’ Representative through the date on which the Notice of Disagreement is delivered, upon written notice from the Unitholders’ Representative and subject to appropriate confidentiality agreements, Parent shall cause the

12 [[6200550v1]] Surviving Company to afford to the Unitholders’ Representative and any accountants, counsel or financial advisers retained by the Unitholders’ Representative in connection with the Closing Statement reasonable access to the Surviving Company’s books and records (excluding communications with attorneys and any accountants’ working papers) to the extent relevant to the Closing Statement; provided that any such access, or the furnishing of any information in connection therewith, shall be conducted during normal business hours, upon reasonable prior notice and in such a manner as not to unreasonably interfere with the normal operations of the business of Parent or the Surviving Company. The Closing Statement shall become final and binding upon the parties on the 30th day following delivery thereof, unless the Unitholders’ Representative gives written notice of its disagreement with the Closing Statement (the “Notice of Disagreement”) to Parent prior to such date. The Notice of Disagreement shall (i) specify in reasonable detail the nature and amount of any disagreement so asserted and (ii) only include disagreements based on mathematical errors, calculation errors, errors in inputs or assumptions or based on Closing Net Working Capital, Closing Indebtedness, Closing Cash, Closing Transaction Expenses or Closing Captive Surplus Shortfall (collectively, the “Closing Statement Amounts”) not being calculated in accordance with this Agreement. To the extent not set forth in the Notice of Disagreement, the Company Unitholders shall be deemed to have agreed with Parent’s calculation of all other items and amounts contained in the applicable Closing Statement and such other items and amounts shall be final and binding for all purposes hereunder. If the Notice of Disagreement is received by Parent in a timely manner, the Closing Statement (as revised in accordance with this sentence) shall become final and binding on the earlier of (A) the date the Unitholders’ Representative and Parent resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). During the 30-day period following the delivery of the Notice of Disagreement, the Unitholders’ Representative and Parent shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. If at the end of such 30-day period all differences have not been resolved, the Unitholders’ Representative and Parent shall submit to an independent accounting firm (the “Accounting Firm”) any and all matters that remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be Deloitte Touche Tohmatsu Limited or, if such firm is unable or unwilling to act, then KPMG LLP or, if such firm is also unable or unwilling to act, such other internationally recognized independent public accounting firm as shall be agreed upon by the Unitholders’ Representative and Parent, and, if Parent and the Unitholders’ Representative are unable to so agree within 10 days after the end of such 30- day period, then Parent and the Unitholders’ Representative shall each select a firm and such firms shall jointly select a third nationally recognized independent public accounting firm to resolve the disputed matters. The Unitholders’ Representative and Parent shall instruct the Accounting Firm to render a decision resolving the matters submitted to it for review within 30 days following the submission thereof. The Accounting Firm’s determination of any Closing Statement Amount shall be in writing and based solely on written materials submitted by Parent and the Unitholders’ Representative that are in accordance with the terms of this Agreement (i.e., not on independent review) (provided that Parent and the Unitholders’ Representative shall make available to the Accounting Firm such individuals and information (except for communications

13 [[6200550v1]] with attorneys and accountants’ working papers) as may be reasonably required by the Accounting Firm to make its determination pursuant to this Section 2.05(d)) and on the definitions of the Closing Statement Amounts included herein. Any information provided to the Accounting Firm by Parent or the Unitholders’ Representative shall be shared simultaneously with the other party. In the event Parent or the Unitholders’ Representative shall participate in teleconferences or meetings with, or make presentations to, the Accounting Firm, the other party shall be entitled to participate in such teleconferences, meetings or presentations. In resolving any disputed item: (i) the Accounting Firm shall act in the capacity of an expert and not an arbitrator, (ii) the scope of the disputes to be resolved by the Accounting Firm shall only include disagreements based on mathematical errors, calculation errors, errors in inputs or assumptions or based on Closing Statement Amounts not being calculated in accordance with this Agreement, and (iii) the Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either Parent (in the Closing Statement) or the Unitholders’ Representative (in the Notice of Disagreement) or less than the smallest value for such item claimed by either of Parent (in the Closing Statement) or the Unitholders’ Representative (in the Notice of Disagreement). The Accounting Firm shall not be authorized to interpret any provision of this Agreement or otherwise resolve any disputes other than the mathematical calculations described in the immediately preceding sentence. The resolution of disputed matters by the Accounting Firm shall be final and binding (other than in the case of fraud or manifest error), and an order or judgment may be entered upon such determination in any court having jurisdiction over the party against which such determination is to be enforced. The fees and expenses of the Accounting Firm incurred pursuant to this Section 2.05(d) shall be borne by the Company Unitholders, and Parent in inverse proportion as they may prevail on the final amount of the adjustment of the matters submitted to the Accounting Firm. For example, in the event that the Unitholders’ Representative asserts that the calculation of Closing Cash should have been ten 10% higher than the amount set forth in the Closing Statement, and the Accounting Firm determines that the final amount of Closing Cash shall be 3% higher than the amount set forth in the Closing Statement, then 30% of the fees and expenses of the Accounting Firm shall be paid by Parent and 70% of the fees and expenses of the Accounting Firm shall be paid by the Company Unitholders. The Accounting Firm shall determine all disputed item(s) and amount(s), including the apportionment of its fees and expenses as between the Company Unitholders and Parent, in accordance with the provisions of this Section 2.05(d). The procedures set forth in this Section 2.05 for resolving any dispute over the amounts contemplated to be determined as set forth in this Section 2.05 shall be the sole and exclusive method for resolving such amounts. Payments of Adjustments to the Merger Consideration. If the Aggregate Adjustment Amount is greater than or equal to zero: (i) Parent shall pay, or cause to be paid, the lesser of (A) the Aggregate Adjustment Amount and (B) an amount equal to the Adjustment Escrow Amount (the aggregate payment under this Section 2.06(a), if any, the “Adjustment Payment Amount”) to the Exchange Agent for the benefit of the Company Unitholders pursuant to and in accordance with Section 2.04(c), and (ii) Parent and the Unitholders’ Representative shall deliver a joint direction instructing the Escrow Agent to make payment of the Adjustment Escrow Amount to the Exchange Agent for the benefit of the Company Unitholders pursuant to and in accordance with Section 2.04(c).

14 [[6200550v1]] If the Aggregate Adjustment Amount is less than zero: (i) Parent shall be entitled to receive a payment in cash out of the Adjustment Escrow Amount equal to, and not to exceed the Adjustment Escrow Amount, the absolute value of the Aggregate Adjustment Amount for Parent’s own account, and (ii) Parent and the Unitholders’ Representative shall deliver a joint direction instructing the Escrow Agent to: (A) make payment to Parent of an amount equal to the absolute value of the Aggregate Adjustment Amount, and (B) make payment of the amount (if any) by which the Adjustment Escrow Amount exceeds the absolute value of the Aggregate Adjustment Amount (the “Adjustment Escrow Release Amount”) to the Exchange Agent for the account of the Company Unitholders pursuant to and in accordance with Section 2.04(c). For the avoidance of doubt, Parent’s sole and exclusive recourse with respect to any amounts determined pursuant to Section 2.05 and this Section 2.06 or any claims arising out of the foregoing shall not exceed, in the aggregate, the Adjustment Escrow Amount and shall only be payable out of the Adjustment Escrow Amount. Consideration Schedules. No less than five business days prior to the Closing, the Company shall deliver to Parent and the Exchange Agent a schedule, substantially in the form of Exhibit B (the “Closing Consideration Schedule”), setting forth as of the Closing: a list of all holders of Other Warrants and Aquarian Warrants, and with respect to each such person: such person’s name, address and email address (to the extent available from the Company’s books and records); the relevant number or portion of any Exercised Warrants, the exercise price in respect thereof (as adjusted pursuant to the terms thereof), and the amount of cash received by the Company in respect of any Exercised Warrants; the relevant number or portion of Terminated Warrants, together with the aggregate exercise price and Net Cash Settled Warrant Closing Amount; based on the foregoing, the number and class of any Company Units issuable to the holder of any Exercised Warrants prior to the Effective Time; the relevant number or portion of any Unexercised Warrants, together with the aggregate exercise price in respect thereof and both the number and class of Company Units that would have been issuable to such person prior to the Effective Time (had they validly exercised the Unexercised Warrants); a list of all Company Unitholders, and with respect to each such person: such person’s name, address and email address (to the extent available from the Company’s books and records);

15 [[6200550v1]] the number of Common Units, if any, held by such person, indicating the cumulative amount of Distributions that have been received in respect of such Common Units (if any) under Section 7.01 of the Company LLC Agreement; the number of Preferred Units, if any, held by such person, indicating the Original Issue Price for each such Preferred Unit, the full amount of unpaid Series A Preferred Return for each such Preferred Unit (if any), the cumulative amount of Distributions that have been received in respect of such Preferred Units under Section 7.01 of the Company LLC Agreement, and the Conversion Rate in effect with respect to such Preferred Unit; the number of Incentive Units, if any, held by such person, indicating the Threshold Value with respect to such person’s specific grant(s) of Incentive Units; its good faith estimate of the amount of unpaid Additional Capital Contribution that is overdue in respect of such person (if any), together with the amount of any interest accrued thereon; and the number and class of Rollover Units, if any, held by such person, and the corresponding Rollover Amount attributable to such person; the applicable Per Common Unit Closing Consideration, Per Preferred Unit Closing Consideration and Per Incentive Unit Closing Consideration in respect of such Company Units; and based on the foregoing, the portion of such Estimated Closing Consideration payable to each Company Unitholder (including for such purposes, those holders of (A) Exercised Warrants that will hold Company Units immediately prior to the Effective Time, and (B) Terminated Warrants that will be entitled to receive the applicable Net Cash Settled Warrant Closing Amount with respect thereto). The Company shall prepare the Closing Consideration Schedule, and all of the amounts set forth therein shall be calculated, in good faith and in accordance with this Agreement, the Company LLC Agreement and any other Governing Documents of the Company, any applicable Company Benefit Plan, any applicable award agreements or Contracts governing the terms of the Aquarian Warrants and any Other Warrants and the Merger Laws, and shall be accompanied by detailed documentation to support the calculations set forth therein. Following the Closing Date, each time (if any) Additional Merger Consideration becomes due and payable to the Company Unitholders pursuant to this Agreement, the Unitholders’ Representative will deliver to Parent and the Exchange Agent, within three business days following the determination of the amount of such Additional Merger Consideration in accordance with this Agreement, a schedule (each, a “Post-Closing Consideration Schedule”), substantially in the form of the Closing Consideration Schedule, and setting forth (i) the applicable Per Common Unit Post-Closing Consideration, the Per Preferred

16 [[6200550v1]] Unit Post-Closing Consideration and the Per Incentive Unit Post-Closing Consideration in respect of each Company Unit, and (ii) based on the foregoing, the portion of such Additional Merger Consideration to be paid to each Company Unitholder, in each case, calculated in accordance with this Agreement, the Company LLC Agreement, any other Governing Documents of the Company, any applicable award agreements or Contracts governing the terms of any Unexercised Warrants and the Merger Laws and accompanied by detailed calculations to support the calculations set forth therein. For the avoidance of doubt each Additional Merger Consideration payable to holders of Company Units shall be allocated in accordance with Section 7.1 of the Company LLC Agreement after taking into account any previous payments made to such holders pursuant to this Agreement. The aggregate amount of each payment of Additional Merger Consideration shall be calculated by reducing the amount of such Additional Merger Consideration by (i) any Transaction Expenses that will become due as a result of distributing such Additional Merger Consideration pursuant to Section 2.07, (ii) any expenses allocated to Company Unitholders pursuant to Section 2.05(d), to the extent applicable and (iii) the amount of the increase to the Unexercised Warrant Amount as a result of any such Additional Merger Consideration, any expenses allocated to the Company Unitholders pursuant to Section 7.01(b) (and, notwithstanding anything herein to the contrary, to the extent any amounts so reduced would otherwise be included in the amount of the Adjustment Escrow Amount or the Indemnity Escrow Amount that would be payable to the Company Unitholders by the Escrow Agent, Parent and the Unitholders’ Representative shall deliver a joint direction instructing the Escrow Agent to make payment of such amount to the Company). Parent, the Surviving Company and the Exchange Agent shall be entitled to conclusively rely upon the Estimation Statement, the Closing Consideration Schedule and each Post-Closing Consideration Schedule delivered by the Company or the Unitholders’ Representative, as applicable, and in no event will Parent, the Surviving Company or the Exchange Agent have any liability to any person on account of payments made in accordance with the Estimation Statement, the Closing Consideration Schedule or any Post-Closing Consideration Schedule. Representations and Warranties of the Company Except as set forth in the Company Disclosure Letter (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds and each other Section or subsection of this Agreement or the Company Disclosure Letter to which the relevance of such item is reasonably apparent on the face of such disclosure to such other Section or subsection), the Company represents and warrants, as of the date hereof and as of (x) the Closing Date, with respect to the representations and warranties set forth in Section 3.06(b) and the Company Fundamental Representations and (y) the Applicable Closing Date, with respect to the other representations and warranties set forth in this Article III, to Parent and Merger Sub as follows:

17 [[6200550v1]] Organization, Standing and Power. The Company and each of its Subsidiaries (i) is a corporation, limited liability company or other legal entity, duly organized, validly existing and in good standing (in the jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) has all requisite power and authority to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be in good standing or to be so qualified and licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Parent, prior to entry into this Agreement, complete and accurate copies of the Governing Documents of the Company and each of its Subsidiaries, in each case as amended to the date hereof. Neither the Company nor any of its Subsidiaries is in violation of any of the material provisions of its respective Governing Documents. Subsidiaries. The only Subsidiary of the Company is the Captive Reinsurer and all the issued and outstanding equity interests in the Captive Reinsurer have been validly issued and are fully paid and nonassessable and are owned directly by the Company free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such equity interests, other than transfer restrictions under applicable Law (including securities laws) or as set forth in the Governing Documents of the Captive Reinsurer. Except for the equity interests of the Captive Reinsurer, the Company does not own, directly or indirectly, any capital stock of, or other equity interests in, any corporation, partnership, joint venture, association or other entity. Capital Structure. Section 3.03(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (i) the authorized, issued and outstanding Common Units, Preferred Units and Incentive Units and the Company Unitholders owning and holding such Company Units, (ii) with respect to all Company Units, the cumulative amount of Distributions that have been received in respect of them, (iii) in respect of each Preferred Unit, the Original Issue Price, the full amount of any unpaid Series A Preferred Return and the Conversion Rate, (iv) in respect of each Incentive Unit, the Threshold Value with respect to each specific grant, (v) in respect of each Company Warrant, the number of Company Units and the class and series thereof subject thereto, the grant date, expiration date and exercise price and vesting schedule (if applicable) and the name of the holder of such Company Warrant in the records of the Company and (vi) the amount of any unpaid Additional Capital Contributions. The outstanding Company Units and Company Warrants have been duly and validly authorized and issued, and were issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws, or pursuant to valid exemptions therefrom. There are no other outstanding equity interests in, units of or other voting securities or ownership interests in the Company and, except for the rights provided for in this Agreement there are no outstanding options, warrants, rights or agreements to purchase or acquire from the Company any Company Units, unit appreciation rights, “phantom” unit rights, performance units, or other

18 [[6200550v1]] rights that are linked to the value of equity in the Company, Indebtedness of the Company having the right to vote (or convertible into or exercisable or exchangeable for securities of the Company having the right to vote) on any matters on which holders of Company Units are entitled to vote or any securities convertible into or exchangeable for any of the foregoing. There are no accrued but unpaid distributions with respect to any class or series of equity interests in the Company. As of the Closing Date, the Closing Consideration Schedule will be complete and accurate in all respects and the amounts set forth therein will be calculated pursuant to and in accordance with this Agreement, the Company LLC Agreement and any Governing Documents of the Company, any applicable Company Benefit Plan, any Contracts governing the terms of the Company Warrants and the Merger Laws, as applicable. Except (i) for the conversion rights of the Preferred Units, (ii) the rights set forth in the Company LLC Agreement and (iii) as set forth in Section 3.03(c) of the Company Disclosure Letter, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or other similar rights) or agreements in writing (or to the Knowledge of the Company, orally) for the purchase or acquisition from the Company of any equity interest (including, without limitation, any Company Units) in the Company. No Company Units or other equity interest in the Company is owned or held by any Subsidiary of the Company. Other than the Company LLC Agreement, the Company is not a party to any voting agreement, unit or stockholder agreement, proxy or other agreement or understanding with respect to any equity interests in, the Company or any of its Subsidiaries. There has been no (and there has not been any required) adjustment to the conversion price or Threshold Value of any Company Units (as applicable) or the exercise price of any Other Warrants since their respective dates of issuance. The Company has not, at any time, issued certificates representing Company Units or any other equity interests of the Company. Each Company Warrant issued to a Company Service Provider as compensation had a per share exercise price equal to the fair market value (within the meaning of Section 409A of the Code) of the corresponding Company Unit on the date of grant of such Company Warrant. To the Knowledge of the Company, the Incentive Units are eligible to be treated as “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the IRS with respect thereto, including, without limitation, IRS Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by IRS Revenue Procedure 2001-43, 2001-2 C.B. 191. Authority; Noncontravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party and to consummate the transactions contemplated hereby, provided that the consummation of the Merger and the adoption of this Agreement, the Merger and the other transactions contemplated hereby are subject to the receipt of the Requisite Approval. The execution and delivery of this Agreement and each Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing,

19 [[6200550v1]] will be) a party by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, including approval by any governing body of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and each Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party or to consummate the transactions contemplated hereby, provided that the consummation of the Merger and the adoption of this Agreement, the Merger and the other transactions contemplated hereby are subject to the receipt of the Requisite Approval. The Requisite Approval is the only vote of the holders of any class or series of Company Units necessary to adopt this Agreement and approve the Merger. This Agreement and each Ancillary Agreement to which the Company is a party has been (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) duly executed and delivered by the Company (provided that the consummation of the Merger and the adoption of this Agreement, the Merger and the other transactions contemplated hereby are subject to the receipt of the Requisite Approval) and, assuming the due authorization, execution and delivery by each of the other parties to this Agreement and each Ancillary Agreement, constitutes (or, in the case of such Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, subject to any limitations to enforcement hereof and thereof by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar Laws relating to or affecting the rights of creditors generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or the exercise by courts of equity powers (the “Bankruptcy and Equity Exceptions”). The execution and delivery of this Agreement and each Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by the Company with the provisions of this Agreement and each Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party will not (i) conflict with or violate any provision of the Governing Documents of the Company or any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, is bound or affected, (iii) result (immediately or with notice or lapse or time or both) in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries or (iv) subject to obtaining receipt of the Requisite Approval and assuming that all consents, approvals, authorizations and waivers contemplated by Section 3.04(c) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties set forth in Sections 4.02(b) and 4.02(c), contravene any applicable Law, Governmental Order or Permit, other than, in the case of clauses (ii), (iii) and (iv), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

20 [[6200550v1]] No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any self-regulatory organization, in each case of competent jurisdiction (each, a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and each Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party or the consummation by the Company of the Merger or the other transactions contemplated hereby, except for (i) compliance with any applicable requirements of the HSR Act, (ii) the filing of the Merger Certificates, (iii) the consents, approvals, orders, authorizations, actions, registrations, declarations, waivers, filings and notices set forth in Section 3.04(c) of the Company Disclosure Letter (the “Company Approvals”), and (iv) such other consents, approvals, orders, authorizations, actions, registrations, declarations, waivers, filings and notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Financial Statements, Undisclosed Liabilities, Etc. The Company has made available to Parent copies of the following financial statements: (i) the audited consolidated balance sheets of the Company as of December 31, 2021 and December 31, 2022 and the related audited consolidated income and consolidated cash flow statements for the years then ended (the “Consolidated Audited Statements”) and (ii) the unaudited consolidated balance sheet of the Company (the “Most Recent Balance Sheet”) as of August 31, 2023 (the “Most Recent Balance Sheet Date”) and the related unaudited consolidated income statement as of the 12-month period then ended (together with the Consolidated Audited Statements, the “Consolidated Financial Statements”). The Consolidated Financial Statements (A) have been prepared from the books and records of the Company and its Subsidiaries, (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be specifically indicated in the notes thereto) and (C) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods then ended. Neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued or fixed, absolute or contingent, or matured or unmatured) except for such liabilities and obligations (i) to the extent specifically reflected on and reserved against on the Most Recent Balance Sheet, (ii) that are incurred in the ordinary course of business in a manner consistent with past practice since the Most Recent Balance Sheet Date (provided that none of such liabilities or obligations arose out of a violation of applicable Law or breach of a Material Contract on the part of the Company or any of its Subsidiaries), (iii) liabilities pursuant to the express terms and conditions of any Material Contract in effect as of the date hereof and set forth on Section 3.08(a) of the Company Disclosure Letter (other than liabilities for default, breach or non-performance thereunder), (iv) liabilities incurred in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or (v) that are not, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole.

21 [[6200550v1]] The Company has made available to Parent copies of the unaudited balance sheet of the Company as of August 31, 2023, and the related income statements for the 12-month period then ended (the “Standalone Financial Statements”). The Standalone Financial Statements (A) have been prepared from the books and records of the Company (B) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (C) present fairly in all material respects the financial position of the Company as of the dates thereof. The Company has made available to Parent copies of: (i) the audited statutory balance sheet of the Captive Reinsurer as of December 31, 2021 and December 31, 2022 and the related statutory statement of income and statement of capital and surplus for the years then ended (the “Statutory Audited Statements”), and (ii) the unaudited balance sheet of the Captive Reinsurer as of the end of August 31, 2023, and for the related income statements for the 12-month period then ended (the “Captive Unaudited Statements”). The Statutory Audited Statements and Captive Unaudited Statements (A) have been prepared from the books and records of the Captive Reinsurer, (B) have been prepared in accordance with SAP (or, in relation to the Captive Unaudited Statements, GAAP) applied on a consistent basis during the periods involved (except as may be specifically indicated in the notes thereto or the related actuarial opinions) (C) the insurance reserves stated therein have been determined in all material respects in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted therein) and (D) present fairly in all material respects the insurance reserves and financial position the Captive Reinsurer as of the dates thereof and the results of operations and cash flows of the Captive Reinsurer for the periods then ended. The Company has made available to Parent copies of the unaudited GAAP equity to statutory surplus reconciliation of the Captive Reinsurer derived from the Statutory Unaudited Statements as of the end of August 31, 2023, and such reconciliation: (A) has been prepared from the books and records of the Captive Reinsurer, and (B) has been prepared in accordance with SAP applied on a consistent basis during the periods involved (except as may be specifically indicated in the notes thereto or the related actuarial opinions). Section 3.05(e) of the Company Disclosure Letter sets forth a complete copy of Data Room file 3.54 titled “3.54 TY 2023 - SS and LC Calculation - 9.30.23” (the “Applied Loss Computations”). The Applied Loss Computations have been prepared in good faith using reasonable skill and care and, to the Knowledge of the Company, reflect sound actuarial practices and include both known loss experience and an estimate for incurred but not reported experience (IBNR). Absence of Certain Changes or Events. Since the Most Recent Balance Sheet Date, except as set forth in Section 3.06 of the Company Disclosure Letter or impacted by or reasonably taken in response to any Contagion Event, the Company and its Subsidiaries have conducted their businesses in the ordinary course in a manner consistent with past practice in all material respects, there has not been any Material Adverse Effect with respect to the Company and through the date hereof, except as reasonably taken in response to any Contagion Event, neither the Company nor any of its Subsidiaries has taken any actions (or failed to take any actions) that, if taken (or failed to be taken) after the date of this

22 [[6200550v1]] Agreement, would constitute a material breach of any of the covenants set forth in Section 5.01(b) had such restrictions been in effect since the Most Recent Balance Sheet. Litigation; Judgments. (a) As of the date hereof, there is no claim, suit, action, proceeding, arbitration, complaint, charge or investigation by or before any Governmental Entity or arbitrator (“Claim”) pending or, to the Knowledge of the Company, threatened against the (i) Company or any of its Subsidiaries, or any of their respective assets, officers, directors or employees (in the case of officers, directors or employees, in their respective capacities as such) or (ii) to the Knowledge of the Company, any Top Carrier in connection with the services provided under any Program Agreement by any person set forth in clause (A), in each case that (A) asserts claims that exceed $100,000 in respect of any particular Claim or series of related Claims or (B) could result in an injunction or other remedy that would reasonably be likely to be material and adverse to the Company and its Subsidiaries, taken as a whole (it being understood that any claims alleging gross negligence, willful default, reckless conduct, bad faith or fraud by any person set forth in this are or would be material and adverse to the Company and its Subsidiaries, taken as a whole). There is no Claim that seeks to restrain or enjoin the consummation of the Merger or the other transactions contemplated hereby or that would reasonably be likely to prevent, materially delay or materially impair the consummation by the Company of its obligations under this Agreement (including in respect of the Merger) or any Ancillary Agreement to which the Company is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party. There is no Governmental Order outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets, officers, directors or employees (in the case of such officers, directors or employees, in their respective capacities as such) that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Contracts. Section 3.08(a) of the Company Disclosure Letter sets forth a list, as of the date of this Agreement, of all Contracts (other than any Company Benefit Plan or Lease) to which the Company or any of its Subsidiaries is a party or by which any of them is bound that meets the following criteria (each, a “Material Contract”): any Contract for the purchase of materials, supplies, products, services, equipment or other assets providing for (A) payments to or by the Company and its Subsidiaries of $250,000 or more in any 12-month period or (B) aggregate payments to or by the Company and its Subsidiaries of $1,000,000 or more in the aggregate over the term of such Contract; any Contract (A) containing “most favored nation” terms, conditions or rights relating to any products or territory, (B) mandating the purchase or supply of a minimum quantity of products or services (including any minimum value or volume of premiums written) or the purchase or supply of products or services exclusively from or by a certain person or (C) containing covenants binding on the Company or its Subsidiaries that materially restricts the ability of the Company or any of its Subsidiaries

23 [[6200550v1]] to engage or compete in any type or line of business, any product or service offering, any distribution channel or in any geographic area (including through “non-competition” or “exclusivity” provisions); any Contract or groups of related Contracts with any Top Carrier or Top Producer, including any Program Agreement with any such person; any Contract relating to the acquisition or disposition of any product or service line, business or other material assets (whether by merger, sale of equity interests, sale of assets or otherwise) in excess of $250,000 in the aggregate; any Program Agreement, or Contract with any Insurance Producer, under which gross premiums written exceed $5,000,000 in any 12-month period; any partnership, joint venture, collaboration or other similar agreement or arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole; any Contract (A) providing for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $250,000 (other than any intercompany Indebtedness wholly between the Company and its Subsidiaries) or (B) that is the guarantee by the Company or any of its Subsidiaries of the Indebtedness of any person other than the Company or a wholly-owned Subsidiary of the Company; any Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or any of its Subsidiaries) in excess of $50,000 in respect of any such advance, loan, extension of credit, capital contribution to or investment in such person; any Contract granting any put, call, right of first refusal, right of first negotiation, right of first offer or redemption or similar right in favor of a person other than the Company or any of its Subsidiaries; any IP Contract; any Contract that provides for the payment by the Company or any of its Subsidiaries of an early termination fee in excess of $100,000 in respect of such Contract; any Contract that expressly prohibits the declaration or payment of dividends in respect of any equity interests in the Company or any of its Subsidiaries; any Contract pursuant to which the Company or its Subsidiaries have committed to pay capital expenditures or development costs in excess of $175,000 or pursuant to which the Company or its Subsidiaries have committed to the acquisition by purchase or lease of fixed assets with a value in excess of $175,000; or

24 [[6200550v1]] any Contract with a Governmental Entity relating to the furnishing of any products or services by the Company or any of its Subsidiaries to such Governmental Entity. Assuming the due authorization, execution and delivery thereof by the other party or parties thereto, (i) each Material Contract is in full force and effect, and is a legal, valid, binding and enforceable obligation of the Company and any of its Subsidiaries party thereto in accordance with its terms (subject to the Bankruptcy and Equity Exceptions) and, to the Knowledge of the Company, of the other parties thereto and (ii) none of the Company or any of its Subsidiaries or, to the Knowledge of the Company and only as of the date hereof, any other party thereto is in violation in any material respect of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or other assets is bound, nor have any of them given or received any notice alleging any of the same, except, with respect to each of the foregoing clauses (i) and (ii), where such failures to be valid and binding and in full force and effect or such violations and defaults have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Complete and accurate copies of each Material Contract (and a written summary of the material terms of any oral Material Contract) have been made available to Parent prior to the date hereof. Compliance with Laws; Permits. The Company and each of its Subsidiaries is, and at all times since January 1, 2022 has been, in compliance with all applicable Laws (including any applicable Insurance Laws), except for failures to be in compliance that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notice (or to the Knowledge of the Company, oral notice) from any Governmental Entity alleging any violation of Law by the Company or any of its Subsidiaries, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All approvals, authorizations, certificates, franchises, licenses, clearances, permits and other similar authorizations of or with all Governmental Entities (collectively, “Permits”) necessary for the Company and its Subsidiaries to own, lease and operate its properties and other assets and to carry on its business and operations as currently conducted are, and have been since January 1, 2022, valid and in full force and effect, except where the failure to have such Permit valid and in full force and effect has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2022, neither the Company nor any of its Subsidiaries is in material default under, or in violation in any material respect of, any such Permit. Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened action seeking the suspension or cancellation of any of the Permits, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company, any of its Subsidiaries, any of their respective officers or directors or, to the Knowledge of the Company, any employee of the Company or any of its Subsidiaries or any agent or other third-party representative acting on behalf of the

25 [[6200550v1]] Company or any of its Subsidiaries (a) is currently, or has been at any time in the prior three years on behalf of the Company or any of its Subsidiaries (and not in any individual or other capacity): (i) engaging in any unauthorized dealings or transactions, directly or indirectly, with any Sanctioned Person or in any Sanctioned Country or (ii) in material violation of applicable Sanctions Laws, Ex-Im Laws or applicable laws relating to U.S. anti-boycott matters; or (b) has at any time (i) made or accepted any unlawful payment or given, offered, promised or authorized or agreed to give or receive any money, advantage or thing of value, directly or indirectly or through a third party, to, for the use or benefit of or from any Governmental Official or other person; (ii) established or maintained any unlawful or unrecorded fund or asset for any purpose or made any false or fictitious entry, or omitted to make any entry, on the books or records of the Company or any of its Subsidiaries for any reason; or (iii) otherwise been in material violation of any applicable Anti-Corruption Laws. The Company and each of its Subsidiaries has conducted its business at all times in compliance in all material respects with all Sanctions Laws, Ex-Im Laws, applicable laws relating to U.S. anti-boycott matters, Antitrust Laws and Anti-Corruption Laws to which it is subject. The Company and each of its Subsidiaries has instituted and maintains policies and procedures reasonably designed to achieve, and which are reasonably expected to continue to achieve, compliance in all material respects with Anti-Corruption Laws, including detailed controls on any payment, gift or transfer of any money, advantage or thing of value to any Governmental Official. [Reserved] Employment Matters. Section 3.11 of the Company Disclosure Letter separately lists each Company Service Provider who is employed by, or providing services to, the Company as of the date hereof (each, a “Current Company Service Provider”), including for each such Current Company Service Provider (as applicable): name, job title, date of hire, Fair Labor Standards Act designation, work location, current base compensation rate, commission or annual cash incentive opportunities, leave of absence status, accrued vacation and paid time off and visa status. To the Knowledge of the Company, no Current Company Service Provider with an annual base salary in excess of $180,000 is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such individual’s duties for the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is, and has been in the three years prior to the date hereof, in compliance in all material respects with all laws governing the employment of labor and the engagement of other service providers, including all such laws relating to wages, hours, the classification of service providers or with respect to a person’s status as a leased employee, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation and wrongful discharge, immigration and employment verification (including completion of Forms I-9), affirmative action, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation, equal employment opportunity, disability rights and benefits, reasonable accommodations, plant closings and unemployment insurance.

26 [[6200550v1]] In the 90 days prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) engaged in any location closing or employee layoff activities that has triggered, or would reasonably be expected to trigger, notice, termination pay or similar requirements under the Workers Adjustment and Retraining Notification Act of 1988 or any applicable similar state, local or foreign law (collectively, the “WARN Act”) or (ii) incurred any liability under the WARN Act that remains unpaid or unsatisfied. Neither the Company nor any of its Subsidiaries is a party to or has any obligations under a collective bargaining, works council, or similar agreement with any union, works council, trades council, labor organization or other employee representative body. Neither the execution, delivery and performance of this Agreement nor the Merger and the other transactions contemplated hereby will require the Company or any of its Subsidiaries to inform, consult with or obtain the approval of any union, works council, trades union, labor organization or other employee representative body. There are no pending, or, to the Knowledge of the Company, threatened, strike, work stoppage or work slowdown by any group of Current Company Service Providers, or any coordinated effort to organize or represent any Current Company Service Providers. No proceeding or, to the Knowledge of the Company, investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries in relation to the employment or alleged employment or unfair labor practices (including charges of discrimination in employment or employment practices, including with respect to legally protected categories) of or with respect to any individual is ongoing, pending or, to the Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries received any notice from any Governmental Entity indicating an intention to conduct the same. No allegations of sexual harassment or misconduct have been made in the past three years against any Current Company Service Provider with an annual base salary in excess of $180,000 and, in the past three years, neither the Company nor any of its Subsidiaries has entered into any material settlement agreement relating to allegations of sexual harassment, illegal retaliation or discrimination (including with respect to a protected classification, including race and gender, hostile work environment or similar misconduct) with respect to any Current Company Service Provider with an annual base salary in excess of $180,000. Employee Benefits. Section 3.12 of the Company Disclosure Letter contains, as of the date hereof, a true, complete and correct list of each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject thereto) and each other pension, profit sharing, 401(k), retirement, supplemental retirement, savings, employee stock ownership, deferred compensation, stock purchase, stock option or other equity based compensation, incentive, bonus, vacation, paid time off, employment, individual independent contractor, individual consulting, change in control, severance, separation, termination, retention, indemnification, employee loan, disability, welfare, hospitalization, sickness, death, medical insurance, dental insurance, life insurance, retiree medical or employee assistance and other material compensation or employee benefit plan, agreement, program, policy, contract or arrangement, whether written or unwritten, that is sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has or would reasonably be expected to have any liability, whether actual, direct or indirect, contingent or otherwise (each a “Company Benefit Plan”). For purposes of this Agreement, “ERISA Affiliate”

27 [[6200550v1]] means any person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliate service group” with the Company or any of its Subsidiaries as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code. With respect to each Company Benefit Plan, the Company has made available to Parent complete and accurate copies of (i) the plan document(s), together with all amendments thereto, or a written summary of any unwritten Company Benefit Plan, (ii) the summary plan description, (iii) the most recent determination or opinion letter received from the U.S. Internal Revenue Service (the “IRS”), and (iv) any non-routine correspondence with the Department of Labor, the IRS or any other Governmental Entity in the three years prior to the date hereof, in each case, to the extent applicable. Each Company Benefit Plan has been, in all material respects, established, maintained, funded, operated and administered in all material respects in accordance with its terms and with all provisions of ERISA, the Code and other applicable law. Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS, or has received a favorable opinion from the IRS and the Company is entitled to rely on such favorable opinion, and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in the loss of such qualification. No actions, suits, audits or claims or, to the Knowledge of the Company, investigations with respect to any Company Benefit Plan by any Governmental Entity are pending or, to the Knowledge of the Company, threatened, and there are no facts that reasonably would be expected to give rise to any actions, investigations, suits, audits or claims against or relating to any Company Benefit Plan (other than routine claims for benefits). Neither the Company nor any of its Subsidiaries has any liability or obligation to provide post-employment medical, life insurance or other welfare benefits to any current or former Company Service Provider or any dependent or beneficiary thereof, except (i) to the extent required by Section 601 et seq. of ERISA and Section 4980B of the Code or under any equivalent state, federal or foreign benefits continuation laws, (ii) benefits through the end of the month of termination of employment, (iii) death or disability benefits attributable to deaths or disabilities occurring at or prior to termination of employment and (iv) post- termination benefits during any period to convert a group Company Benefit Plan to an individual plan. There has been no written communication to current or former Company Service Providers by the Company or any of its Subsidiaries which could reasonably be interpreted to promise or guarantee such Company Service Providers health, medical, life insurance or other welfare benefits on a permanent basis. No Company Benefit Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate presently or, within the past six years, has sponsored, maintained, contributed to or been obligated to contribute to an employee benefit plan that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Company Benefit Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate presently or within the past six years, has sponsored, maintained, contributed to or been

28 [[6200550v1]] obligated to contribute to, a (i) “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA), (ii) “multiple employer plan” (as defined in 29 C.F.R. § 4001.2) or a plan subject to Section 413(c) of the Code, (iii) “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA or applicable state law) or (iv) “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code). Other than the accelerated vesting of Incentive Units immediately prior to the Closing, neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event, including a termination of employment, but not including anything that would be triggered by such other event absent the execution and delivery of this Agreement nor the consummation of the Merger): (i) result in any payment or benefit becoming due, or increase the amount of any compensation or benefit due, to any Company Service Provider; (ii) increase any compensation or benefits otherwise payable under any Company Benefit Plan or to any Company Service Provider; (iii) result in the acceleration of the time of payment, vesting or funding of any such compensation or benefits; (iv) result in the payment of any amount or any benefit that could, individually or in combination with any other such payment or benefit and after application of any cleansing or similar vote, constitute an “excess parachute payment”, as defined in 280G(b)(1) of the Code (without regard to 280G(b)(4) of the Code); or (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan. Neither the Company nor any of its Subsidiaries has any obligation to provide any “gross up”, make whole payment for any income or other Taxes (either in whole or in part), indemnification, reimbursement or other payment for any excise or additional Taxes or related interest or penalties pursuant to Section 409A or Section 4999 of the Code, and neither the execution and delivery of this Agreement nor the Merger and the other transactions contemplated hereby will entitle the recipient of any payment or benefit to receive any such payment. Neither the Company nor any of its Subsidiaries maintains any Company Benefit Plan or other similar compensation or benefit arrangement that is subject to the Laws of any jurisdiction outside of the United States or that is registered or required to be registered or approved by a non-U.S. Governmental Entity. [Reserved]. Insurance Coverage. The Company has made available a complete and accurate list of all material insurance policies for property, liability, directors’ and officers’, errors and omissions, automobiles, workers’ compensation/employer’s liability, title and all other forms of insurance owned, held by or applicable to the Company or any of its Subsidiaries (or their respective assets or business) with policy periods in effect as of the date hereof, and the Company has made available to Parent copies of all such material policies, including all occurrence-based policies applicable to the Company or any of its Subsidiaries (or their assets or business). Except as would not, individually or in the aggregate, reasonably be likely to be material to the Company and its Subsidiaries, taken as a whole, (a) the Company and its Subsidiaries maintain policies of insurance in such amounts and against such risks as the

29 [[6200550v1]] Company reasonably believes to be commercially reasonable, (b) all such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, and (c) all premiums due thereunder have been paid when due. Neither the Company nor any of its Subsidiaries is in breach of or default in any material respect under or that would permit termination or modification of any such insurance policy or has taken any action or failed to take any action that, with notice or lapse or time (or both), would constitute such a breach or default or permit termination or modification of any such insurance policies. Taxes. The Company and each of its Subsidiaries has filed, or has caused to be filed, in a timely manner (within any applicable extension period) all income and other material Tax Returns required to be filed with any Taxing Authority pursuant to the Code (and any applicable U.S. Treasury regulations) or applicable state, local or non-U.S. Tax laws. All such Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries has timely paid or caused to be paid all material Taxes due and owing by such entity, whether or not such Taxes are shown as due on any Tax Return. There are no pending audits or examinations by any Taxing Authority with respect to Taxes of the Company or any of its Subsidiaries. There is no unresolved deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of Taxes due and owing by the Company or any of its Subsidiaries. Each deficiency resulting from any completed audit or examination relating to Taxes by any Taxing Authority has been timely paid or is being contested in good faith and has been reserved for on the accounting books and records of the Company and its Subsidiaries. The relevant statute of limitations is closed with respect to U.S. federal income Tax Returns of the Company and each of its Subsidiaries for all years through 2019. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes of the Company or any of its Subsidiaries, nor has any request been made for any such extension. Neither the Company nor any of its Subsidiaries will incur Tax after the Closing Date as a result of (1) other than in the ordinary course of business, income that accrued in a Pre-Closing Tax Period but was not recognized for Tax purposes in any Pre-Closing Tax Period as a result of (i) the installment method of accounting, (ii) the completed contract method of accounting, (iii) the long-term contract method of accounting, (iv) Section 451 or Section 481 of the Code, (v) any inclusion under Section 951 or Section 951A of the Code or (vi) any comparable provisions of state, local or non-U.S. Tax laws, or for any other reason, or (2) any election to defer Taxes under the CARES Act or Section 965 of the Code, which Taxes would have been payable before the Closing Date but for such election (such Taxes described in clause (2), “Elective Deferred Taxes”). The Company and each of its Subsidiaries has complied with all applicable laws relating to the payment and withholding of any material amount of Taxes. None of the Company’s Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in Section 355 of the Code

30 [[6200550v1]] in a distribution of stock qualifying or intended to qualify for Tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code. Neither the Company nor any of its Subsidiaries (1) joins or has joined, for any taxable period, in the filing of any affiliated, aggregate, consolidated, combined or unitary Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired, or (2) has any liability for Taxes of any other person under Treasury Regulation Section 1.1502-6 and similar provisions under state, local or non-U.S. law, as a transferee or successor or by Contract (other than customary indemnification or gross-up provisions in Contracts the primary purpose of which does not relate to Taxes). No written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that it is, or may be, subject to Tax by such jurisdiction. Neither the Company nor any of its Subsidiaries has a permanent establishment in any country outside the country in which it is organized. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to a material amount of Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority), other than customary indemnification or gross-up provisions in Contracts the primary purpose of which does not relate to Taxes. Neither the Company nor any of its Subsidiaries has ever entered into any “reportable transaction” (as defined in Treasury Regulation Section 1.6011‑4(b) or equivalent provision under state, local or non-U.S. law). There are no material Liens for Taxes with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due and payable. None of the Company’s Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its Subsidiaries owns any interest in any person that is treated as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code. For U.S. federal income Tax purposes, the Company has been classified as a partnership, the Captive Reinsurer has been classified as a corporation and (if formed) Bamboo Claims Solutions will be classified as a corporation, in each case, at all times since such entity’s formation. The Captive Reinsurer has in effect, and has had in effect since January 1, 2020, an election to be treated as a domestic corporation under Section 953(d) of the Code.

31 [[6200550v1]] The Company has not made an election pursuant to Section 6221(b) of the Code (or any similar state or local law) to have the Partnership Tax Audit Rules not apply to any federal, state or local income Tax audits and other proceedings. The Company has, in its capacity as a licensed surplus lines insurance broker, since January 1, 2022, timely collected, reported and subsequently remitted all surplus lines premium taxes to applicable surplus lines premium tax authorities in all applicable jurisdictions. Real and Personal Property. Section 3.16 of the Company Disclosure Letter identifies all real property leased, subleased, licensed or otherwise used by the Company or any of its Subsidiaries as of the date of this Agreement (collectively, the “Leased Real Property”), including the address of each Leased Real Property. Section 3.16(a) of the Company Disclosure Letter also identifies, with respect to each Leased Real Property, each lease, sublease, license or other Contract under which such Leased Real Property is occupied or otherwise used (collectively, the “Leases”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Leases is in full force and effect, and the Company or one of its Subsidiaries has a good and valid leasehold or subleasehold interest under each Lease, subject to proper authorization and execution of such Lease by the other party thereto and subject to the application of the Bankruptcy and Equity Exceptions, free and clear of all Liens other than Permitted Liens. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in violation in any material respect of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Lease to which it is a party or by which it or any of its properties or other assets is bound, nor have any of them given or received any notice alleging any of the same, except where such violations and defaults have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Complete and accurate copies of each Lease have been made available to Parent prior to the date hereof. To the Knowledge of the Company, there are no condemnation or other similar proceedings in eminent domain pending or threatened that would materially interfere with the Company’s or any of its Subsidiaries’ present occupancy or use of any Leased Real Property. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted pursuant to any Contract any right to occupy or otherwise use any Leased Real Property to any person other than the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries owns or has owned any real property. The Leased Real Properties comprise all of the real property used in the operation of the business of the Company and its Subsidiaries as currently conducted as of the date hereof. The Company and each of its Subsidiaries has good and marketable title to (or a valid leasehold interest in), or other adequate right to use, all of the material tangible assets, real and personal, reflected in the Company’s audited consolidated balance sheet as of December

32 [[6200550v1]] 31, 2022, other than properties and assets sold or otherwise disposed of in the ordinary course of business since such date, and subject to Permitted Liens. Intellectual Property. Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of (i) all Patents, (ii) registered Trademarks, (iii) registered Copyrights ((i)-(iii) collectively, the “Company Registrations”), (iv) domain names and (v) material Software products, in each case that are Company Owned Intellectual Property, along with the jurisdictions in which any Company Registrations have been issued or registered or in which any application for such issuance and registration has been filed, the registration or application number, and the registered owner or applicant for each registration or application. Each of the Company Registrations is subsisting and, to the Knowledge of the Company, is valid and enforceable. The Company or one of its Subsidiaries exclusively owns all rights, title and interests in and to the Company Owned Intellectual Property, free and clear of any Liens other than Permitted Liens. Since January 1, 2022, there have been no, and there are currently no pending or threatened (in writing, or to the Knowledge of Company, otherwise) Actions with respect to: (i) the ownership, licensing or use by the Company or any of its Subsidiaries of any third-party Intellectual Property; (ii) any actual or potential infringement, dilution, misappropriation or other violation of any Company Owned Intellectual Property; (iii) any actual or potential infringement, dilution, misappropriation or other violation of any third-party Intellectual Property by the Company or any of its Subsidiaries; or (iv) the ownership, validity, enforceability, registration or use of any Company Owned Intellectual Property. Neither the Company nor any of its Subsidiaries has sent to or received from a third party any charge, complaint, claim, demand, notice or other communication (in writing, or to the Knowledge of Company, otherwise) in connection with clauses (i)-(iv) of the immediately preceding sentence. Since January 1, 2022, none of the Company, any of its Subsidiaries or the conduct of the business of the Company and any of its Subsidiaries has infringed, diluted, misappropriated or otherwise violated or is infringing, diluting, misappropriating or otherwise violating any third-party Intellectual Property. Since January 1, 2022, to the Knowledge of the Company, no third party has infringed, diluted, misappropriated or otherwise violated or is infringing, diluting, misappropriating or otherwise violating any Company Owned Intellectual Property. Section 3.17(d) of the Company Disclosure Letter identifies each Contract: (i) pursuant to which any material Intellectual Property is licensed to the Company or any of its Subsidiaries, other than (A) Contracts between or among the Company or any of its Subsidiaries, or between the Company or any of its Subsidiaries and current or former Participants, (B) confidentiality and non-disclosure agreements entered into in the ordinary course of business and on a standard form (or a substantially similar form) of the Company or any of its Subsidiaries, (C) non-exclusive licenses to off-the-shelf Software or other Software, widely available on generally standard terms and conditions and (D) immaterial, non-exclusive licenses which are merely incidental to the main purpose of the Contract (clause (i) collectively, the “Inbound IP Contracts”); (ii) pursuant to which the Company or any of its Subsidiaries has granted to any person any right or interest in any material Company Intellectual Property, other than (A) Contracts between or among the Company or any of its Subsidiaries, or between the

33 [[6200550v1]] Company or any of its Subsidiaries and current or former Participants, (B) confidentiality and non-disclosure agreements entered into in the ordinary course of business and on a standard form (or a substantially similar form) of the Company or any of its Subsidiaries, (C) Contracts entered into in the ordinary course of business that include non-exclusive licenses, and (D) immaterial, non-exclusive licenses which are merely incidental to the main purpose of the Contract (clause (ii) collectively, the “Outbound IP Contracts”) and (iii) any Contract involving the Company or any of its Subsidiaries containing any covenant not to sue or assert, or co-existence agreement with respect to any Intellectual Property (clause (iii), together with the Outbound IP Contracts and the Inbound IP Contracts, the “IP Contracts”). The Company Owned Intellectual Property, together with all Intellectual Property that the Company and its Subsidiaries have valid rights to use (collectively, the “Company Intellectual Property”), will, as of the Closing, constitute all the material Intellectual Property used in, held for use in, or necessary for, the operation of the business of the Company and its Subsidiaries as currently conducted. No current or former Participant has any ownership right to or in any Company Intellectual Property. No current or former Participant has made, or has threatened (in writing, or to the Knowledge of the Company, otherwise) to make, any claim or challenge against the Company or any of its Subsidiaries in connection with his or her contribution to the discovery, creation or development of any Company Intellectual Property. The Company and each of its Subsidiaries has taken commercially reasonable steps to protect the confidentiality of any material Trade Secrets in the Company Intellectual Property. To the Knowledge of the Company, no such Trade Secrets have been disclosed to any third party except pursuant to a valid, enforceable non-disclosure agreement, license or other appropriate Contract containing confidentiality obligations restricting the use and disclosure of and an obligation to protect such Trade Secrets, and which Contract has not been breached. The Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all licenses for all Open Source Software incorporated into the proprietary Software of the Company or any of its Subsidiaries or the Products. Except as would not be material to the business of the Company and its Subsidiaries taken as a whole, neither the Company nor any of its Subsidiaries is using, or has used since January 1, 2022, any Open Source Software in a manner that would result in any claim that the proprietary Software of the Company or any of its Subsidiaries is required to be (i) disclosed, distributed or made available to any third party; (ii) licensed to any third party for the purpose of modification or redistribution; (iii) licensed to any third party at no charge; or (iv) made subject to the terms and conditions of any Open Source Software license, except, in each case, with respect to the Open Source Software itself. Neither the Company nor any of its Subsidiaries has received a written notice or request from any third party to disclose, distribute or license the proprietary Software of the Company or any of its Subsidiaries pursuant to an Open Source Software license, or alleging noncompliance with any Open Source Software license. The proprietary Software and the IT Assets of the Company and each of its Subsidiaries function in compliance in all material respects with their written specifications

34 [[6200550v1]] without material defects or errors when used in accordance with such specifications and related documentation. To the Knowledge of the Company, no such proprietary Software or IT Assets or Products contain any (i) virus, Trojan horse, worm or other Software routines or IT Assets designed to permit unauthorized access or to disable, erase or otherwise harm Software, IT Assets or data, (ii) back door, time bomb, drop dead device or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than the user of the program or (iii) other malicious code that is intended to disrupt or disable the Software or any IT Assets, resulting in any impact to the Company or any of its Subsidiaries or the operation of their business, or any Software or IT Assets of end users of Products. The Products do not include or install any spyware, adware or other similar Software that monitors the use of the Products or contacts any remote computer without the knowledge and express consent of the user(s) of the applicable Product or remote computer, as applicable. The Company and each of its Subsidiaries is in actual possession of, and has exclusive control over, the source code for all proprietary Software owned by the Company or such Subsidiary. The Company and each of its Subsidiaries has not disclosed, delivered or licensed to any person, or obligated itself to disclose, deliver or license to any person (including any escrow agent), any Software source code owned by the Company or any of its Subsidiaries, other than to a Participant who has executed, enforceable, valid written confidentiality obligations to the Company or such Subsidiary restricting the use and disclosure of such source code. To the Knowledge of the Company, there has been no unauthorized theft, reverse engineering, decompiling, disassembling or other unauthorized disclosure of or access to any source code owned by the Company or any of its Subsidiaries. Since January 1, 2022, the IT Assets controlled by the Company or any of its Subsidiaries have not materially malfunctioned or failed, and to the Knowledge of the Company there has been no material unauthorized access to or unauthorized use of such IT Assets. The Company and each of its Subsidiaries has at all times maintained, and currently maintain, commercially reasonable backup, security and disaster recovery plans, in each case consistent with customary industry practices and in compliance with applicable Privacy and Data Security Requirements for the IT Assets used in the business of the Company and its Subsidiaries. The Company and its Subsidiaries comply and since January 1, 2022, have complied, in all material respects, with the applicable Privacy and Data Security Requirements. The Company and each of its Subsidiaries has a privacy policy that incorporates all disclosures to data subjects required by the Privacy and Data Security Requirements and none of the disclosures made in connection with such privacy policies have been inaccurate (including material omissions), misleading or deceptive or in violation of the Privacy and Data Security Requirements. The Company and each of its Subsidiaries has taken commercially reasonable measures to protect Personal Data processed by or on behalf of the Company or any of its Subsidiaries against loss, theft, misuse or unauthorized use, access, modification, disclosure or processing. Since January 1, 2022, there has been no (A) security breach or intrusion into the IT Assets of the Company or any of its Subsidiaries, other than any immaterial breach or intrusion that has been fully resolved as of the date of this Agreement, (B) unauthorized access to, or disclosure, use or processing of, Personal Data, or (C) action or circumstance requiring the Company or any of its Subsidiaries to notify a Governmental Entity or other person in

35 [[6200550v1]] connection with a disclosure, use or processing of Personal Data within the possession or control of the Company and its Subsidiaries or a violation of any applicable Privacy and Data Security Requirements, nor have any such notifications been made nor are any such notifications currently planned to be made. No person (including any Governmental Entity) has commenced any Action with respect to loss, damage or unauthorized access, use, processing or modification of any Personal Data within the possession or control of the Company or any of its Subsidiaries. The consummation and performance of the Merger and the other transactions contemplated hereby will not breach or otherwise cause any violation of any Privacy and Data Security Requirement that would result in any material constraint on the use of Personal Data following the Closing. Brokers and Other Advisors. Except as set forth in Section 3.18 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Related Party Transactions. No Affiliate, employee, director, manager or officer of the Company or any of its Subsidiaries (or in the case of any such person who is an individual, any member of his or her immediate family) (each a “Related Person”), or any corporation, partnership or other entity in which such Related Person is an officer, manager, director, member or partner (other than membership or limited partnership interests in investment funds or similar entities in which such person does not serve in an active management capacity), or in which such Related Person has 25% or more of the equity interests or otherwise controls: owns any material property (real or personal, tangible or intangible) that is used, licensed or owned by the Company or any of its Subsidiaries; is the counterparty to any Contract to which any Top Carrier, the Company or any of its Subsidiaries are a party or to which they are bound; is the borrower pursuant to any outstanding loan, promissory note or similar arrangement or instrument in respect of which the Company or any of its Subsidiaries is the lender and which remains unpaid; or is the lender pursuant to any outstanding loan, promissory note or similar arrangement or instrument in respect of which the Company or any of its Subsidiaries is the borrower and which remains unpaid (any of the foregoing, a “Related Party Transaction”), provided, however, that, for clarity, in no event shall the definition of “Related Party Transaction” include any transaction solely arising out of or relating to any employment relationship or transaction involving the Company or any of its Subsidiaries, on the one hand, and any employee, director, manager or officer of the Company or such Subsidiary, on the other hand, including any compensation resulting from that employment relationship or transaction or any transaction with any corporation, partnership or other entity in which the Related Person’s interest in such transaction arises only (A) from the direct or indirect ownership by such person and all other Related Persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction, or (B) from such person’s position as a limited partner in a partnership in which such person and all other Related Persons have an interest of less than 10% and such person is not the general partner of such partnership or holder of another management position in the partnership.

36 [[6200550v1]] Relationships with Producers, Carriers and Reinsurers. Section 3.20 of the Company Disclosure Letter sets forth a true and complete list of the five largest Insurance Producers (measured by aggregate commissions or fees paid by the Company or any of its Subsidiaries) for the period commencing on January 1, 2023 and ending on the date of this Agreement (collectively, the “Top Producers”). Since January 1, 2023, no Top Producer has (i) canceled or otherwise terminated, or provided written notice to the Company or any of its Subsidiaries of its intent, or, to the Knowledge of the Company, threatened to terminate its relationship with the Company or any of its Subsidiaries or (ii) given notice to the Company or any of its Subsidiaries in writing that it intends to materially reduce the amount of business it transacts with the Company or any of its Subsidiaries. Section 3.20(b) of the Company Disclosure Letter sets forth a true and complete list of the five largest insurance companies (measured by aggregate revenue of the Company and its Subsidiaries) for which the Company or any of its Subsidiaries provided any services under a Program Agreement during the period commencing on January 1, 2023 and ending on the date of this Agreement (collectively, the “Top Carriers”). Since January 1, 2023, no Top Carrier has (i) canceled or otherwise terminated, or provided written notice to the Company or any of its Subsidiaries of its intent, or, to the Knowledge of the Company, threatened to terminate its relationship with the Company or any of its Subsidiaries or (ii) given notice to the Company or any of its Subsidiaries in writing that it intends to materially reduce the amount of business it transacts with the Company or any of its Subsidiaries. With respect to all material reinsurance or coinsurance, ceded or assumed, treaties or agreements, including retrocessional agreements by or among any Top Carrier and any Top Carrier Reinsurer with respect to any Insurance Contracts entered into since January 1, 2022 (including all amendments, extensions, renewals, guaranties, modifications, waivers, supplements and other agreements, if any, related thereto, the “Top Carrier Reinsurance Agreements”) (i) to the Knowledge of the Company, all of the Top Carrier Reinsurance Agreements are, as of the date of this Agreement, in full force and effect, (ii) as of the date hereof, no party to a Top Carrier Reinsurance Agreement is in material breach of or in default of any material provision under any Top Carrier Reinsurance Agreement, and, to the Knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, (iii) neither the Company nor any of its Subsidiaries has received written notice as of the date hereof from any Top Carrier Reinsurer that any amount of reinsurance ceded to it under any Top Carrier Reinsurance Agreement will be uncollectible or otherwise defaulted upon or that there is a dispute with respect to any amounts recoverable or payable by any Top Carrier or any of its Affiliates pursuant to such Reinsurance Agreement, (iv) no Top Carrier Reinsurer has given written notice to the Company or any of its Subsidiaries in writing as of the date hereof that it intends, or to the Knowledge of the Company has otherwise threatened, to reduce the amount of reinsurance it cedes in respect of any Top Carrier or any territory, Products or specific types or classes of insureds, and (v) the Company and its Subsidiaries have complied with their respective obligations under any Program Agreement with respect to any Top Carrier Reinsurance Agreement, including any such obligations related to the determination of applicable premiums earned, gross written premiums, net written premiums, coverage premiums, losses incurred and any applicable reserves or provisions made by or in respect of any person, in all material respects and neither the Company nor any of its Subsidiaries has received written notice of, and to the Knowledge of the Company no complaint

37 [[6200550v1]] or grievance has been made in respect of, any errors, inaccuracies or omissions (inadvertent or otherwise) with respect to the calculation, methodology, factors applied, assumptions made or procedures followed by the Company with respect to any such determination. Insurance Producers. To the Knowledge of the Company, no Insurance Producer is in material violation of any Law in connection with such person’s brokering, writing, sale, marketing, management or production of the business of the Company or any of its Subsidiaries. Section 3.21 of the Company Disclosure Letter sets forth a true and complete list of (a) the business entity insurance producer licenses held by the Company including state license numbers, state license expiry dates, and the identity of the designated responsible licensed producer supporting such entity license(s) and (b) the individual insurance producer licenses held by individual insurance producers employed by the Company including NPR number, state license numbers, and state license expiry dates. No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in Article III and the certificates delivered by the Company pursuant to Sections 8.02(c) and 8.02(d), in each case as modified by the Company Disclosure Letter, none of the Company or any of its Subsidiaries makes any express or implied representation or warranty to Parent with respect to the Company or any of its Subsidiaries or with respect to any other information provided, or made available, in each case in connection with the transactions contemplated by this Agreement, to Parent or any of its Affiliates, agents or representatives. None of the Company or any of its Subsidiaries shall be subject to any liability to Parent or its Affiliates, agents or representatives or any other person resulting from any information, documents, projections, forecasts or other material made available to Parent or its Affiliates, agents or representatives in the electronic data room hosted by Intralinks (the “Data Room”), offering materials or management presentations in expectation of the transactions contemplated by this Agreement, other than to the extent any such information is the express subject of a representation or warranty contained in Article III or the certificates delivered by the Company pursuant to Sections 8.02(c) and 8.02(d) and, in each case as modified by the Company Disclosure Letter. The Company and its Subsidiaries disclaim any and all representations and warranties, whether express or implied, except for the representations and warranties contained in Article III and the certificates delivered by the Company pursuant to Sections 8.02(c) and 8.02(d), in each case as modified by the Company Disclosure Letter. Notwithstanding anything to the contrary in this Section 3.22, nothing in this Section 3.22 shall relieve any person from any liability or damages resulting from any fraud. Representations and Warranties of Parent and Merger Sub Parent and Merger Sub represent and warrant, as of the date hereof and as of the Closing, to the Company as set forth in this Article IV. Organization, Standing and Power. Each of Parent and Merger Sub is a limited liability company, duly organized, validly existing and in good standing (in the jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its

38 [[6200550v1]] incorporation and has all requisite corporate power and authority to carry on its business as currently conducted. Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party and to consummate the transactions contemplated hereby, provided that the consummation of the Merger, receipt of the approval of the Merger and other transactions contemplated hereby and the adoption of this Agreement are subject to the receipt of the approval of the sole member of Merger Sub (the “Merger Sub Sole Member Approval”), which approval by written consent will be delivered promptly following the entry into this Agreement. The execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent and Merger Sub and no other limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party or to consummate the transactions contemplated hereby, subject to, in the case of the consummation of the Merger, receipt of the Merger Sub Sole Member Approval. This Agreement, each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party and the transactions contemplated hereby do not require approval of any member of Parent. This Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party has been (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by each of the other parties to this Agreement and each Ancillary Agreement, constitutes (or, in the case of such Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby and compliance by Parent and Merger Sub with the provisions of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party will not, (i) conflict with or violate any provision of the Governing Documents of Parent or Merger Sub, (ii) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, any Contract to which Parent or Merger Sub is a party or by which either is bound or affected, (iii) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of Parent or Merger Sub or (iv) subject to obtaining the Merger Sub Sole

39 [[6200550v1]] Member Approval and assuming that all consents, approvals, authorizations and waivers contemplated by Section 4.02(c) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties of the Company set forth in Section 3.04 and Section 3.13, contravene any applicable Law, Governmental Order or Permit, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to affect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party or prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the Merger or the other transactions contemplated hereby. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.04 and Section 3.13, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated hereby, except for (i) compliance with any applicable requirements of the HSR Act, (ii) the filing of the Merger Certificates, (iii) the consents, approvals, orders, authorizations, actions, registrations, declarations, waivers, filings and notices under all applicable Company Approvals, and (iv) such other consents, approvals, orders, authorizations, actions, registrations, declarations, waivers, filings and notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to affect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party or prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the Merger or the other transactions contemplated hereby. Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger and the other transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Capital Resources. Parent has, or will as at the Effective Time have, access to sufficient funds to consummate the Merger on the terms contemplated by this Agreement and to make all payments required to be made by Parent under this Agreement. Litigation. As of the date hereof, there is no Claim pending or, to the knowledge of Parent, threatened against Parent or Merger Sub, or any of their respective assets, officers, directors or employees (in the case of officers, directors or employees, in their respective capacities as such) that seeks to restrain or enjoin the consummation of the Merger or the other transactions contemplated hereby or that would reasonably be expected to affect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or any Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary

40 [[6200550v1]] Agreements to be entered at the Closing, will be) a party or prevent, materially impede or materially delay the consummation by Parent or Merger Sub of the Merger and the other transactions contemplated hereby. Brokers and Other Advisors. Other than Howden Tiger Capital Markets & Advisory, LLC, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub. Vote/Approval Required. No vote or consent of the holders of any class or series of equity interests of Parent is required to approve this Agreement, the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole member of Merger Sub (which shall have occurred prior to the Closing) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to adopt this Agreement, the Merger and the other transactions contemplated hereby. No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in Article IV or the certificate delivered by Parent pursuant to Section 8.03, none of Parent or any of its Affiliates makes any express or implied representation or warranty to the Company or any other person with respect to Parent or any of its Affiliates or with respect to any other information provided, or made available, in each case in connection with the transactions contemplated by this Agreement, to the Company or any other person. None of Parent or any of its Affiliates shall be subject to any liability to the Company or its Affiliates, agents or representatives or any other person resulting from any information, documents, projections, forecasts or other material made available to the Company or its Affiliates, agents or representatives or any other person in expectation of the transactions contemplated by this Agreement, unless any such information is expressly and specifically included in, referenced or contemplated by or the subject of a representation or warranty contained in Article IV or the certificate delivered by Parent pursuant to Section 8.03. Parent and its Affiliates disclaim any and all representations and warranties, whether express or implied, except for the representations and warranties contained in Article IV or the certificate delivered by Parent pursuant to Section 8.03. Notwithstanding anything to the contrary in this Section 4.08, nothing in this Section 4.08 shall relieve any person from any liability or damages resulting from any fraud. Acknowledgement. Parent acknowledges that, except for the representations and warranties contained in Article III and the certificates delivered by the Company pursuant to Sections 8.02(c) and 8.02(d), in each case as modified by the Company Disclosure Letter, none of the Company or any of its Subsidiaries makes any express or implied representation or warranty to Parent with respect to the Company or any of its Subsidiaries or with respect to any other information provided, or made available, in each case in connection with the transactions contemplated by this Agreement, to Parent or any of its Affiliates, agents or representatives. Parent also acknowledges that none of the Company or any of its Subsidiaries shall be subject to any liability to Parent or its Affiliates, agents or representatives or any other person resulting from any information, documents, projections, forecasts or other material made available to Parent or its Affiliates, agents or representatives in the Data Room, offering

41 [[6200550v1]] materials or management presentations in expectation of the transactions contemplated by this Agreement, other than to the extent any such information is the express subject of a representation or warranty contained in Article III or the certificates delivered by the Company pursuant to Sections 8.02(c) and 8.02(d), in each case as modified by the Company Disclosure Letter. In connection with Parent’s investigation of the Company, the Company delivered, or made available to Parent and its Affiliates, agents and representatives, in each case in connection with the transactions contemplated by this Agreement, certain projections and other forecasts, including projected financial statements, cash flow items and other data of the Company relating to the business of the Company and certain business plan information of the Company. Parent acknowledges that there are uncertainties inherent in attempting to make such projections and other forecasts and plans and, accordingly, except as may be included in Article III, as modified by the Company Disclosure Letter, (i) without limiting the generality of Section 3.22, none of the Company or any of its Subsidiaries makes any representation or warranty with respect to such projections and other forecasts and plans and (ii) Parent is making its own evaluation of the adequacy and accuracy of all projections and other forecasts and plans so furnished to it. In furtherance of the foregoing, Parent acknowledges that it has conducted to its satisfaction an investigation of the financial condition, results of operations and projected operations of each Company and the nature and condition of its business and, in making the determination to enter into this Agreement, has relied on the results of such investigation and the representations and warranties set forth in Article III, as modified by the Company Disclosure Letter. Notwithstanding anything to the contrary in this Section 4.09, nothing in this Section 4.09 shall relieve any person from any liability or damages resulting from any fraud. Covenants Relating to Conduct of Business; No Solicitation Conduct of Business. Conduct of Business by the Company and its Subsidiaries. During the period from the date of this Agreement to the Closing (or such earlier date on which this Agreement is terminated pursuant to Article XI), except as set forth in Section 5.01(b) of the Company Disclosure Letter, as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as required by applicable Law or Governmental Order or as otherwise expressly contemplated or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects as currently conducted in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Law and, to the extent consistent therewith, use commercially reasonable efforts consistent with past practice to preserve intact its current business organizations and maintain its existing relations and goodwill with any insured persons, vendors, insurance carriers (including any Top Carrier), Top Carrier Reinsurers, Insurance Producers and others having business dealings with the Company and its Subsidiaries.

42 [[6200550v1]] In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing (or such earlier date on which this Agreement is terminated pursuant to Article XI), except as otherwise set forth in Section 5.01(b) of the Company Disclosure Letter, as required by applicable Law or Governmental Order or as otherwise expressly contemplated or permitted by this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, without Parent’s prior written consent (which consent, in respect of actions contemplated by clauses (iii) and (v) below, shall not be unreasonably withheld, delayed or conditioned): (A) establish a record date for, declare, set aside or pay any dividends on, or make any distributions (whether in cash, equity interest or property) in respect of, any of its equity interests, other than (1) dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or a Subsidiary of the Company or (2) cash dividends or distributions for which both the record date and payment date are prior to the Reference Time, (B) split, combine, subdivide or reclassify any of its equity interests or any securities convertible into or exchangeable or exercisable for its equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, (C) purchase, redeem or otherwise acquire any (1) equity interests in the Company or any of its Subsidiaries, (2) any securities convertible into or exchangeable or exercisable for equity interests in, the Company or any of its Subsidiaries, (3) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries any equity interests in the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for equity interests in the Company or any of its Subsidiaries or (4) any rights to receive any value based on or linked to the value of any of the foregoing (provided that, for clarity, nothing in this Section 5.01(b) shall be interpreted to restrict the exercise or conversion of any Company Warrants or Preferred Units outstanding as of the date hereof, or the issuance of any Company Units with respect thereto, in each case, in accordance with their respective terms as of the date hereof); issue, deliver, sell, grant, transfer, pledge, dispose of or otherwise encumber or subject to any Lien any of its equity interests or any securities convertible into, or any rights, warrants or options to acquire, any such equity interests or convertible securities, any “equity appreciation rights”, “phantom” equity rights, performance units, rights to receive equity interests of the Company or any of its Subsidiaries on a deferred basis or other rights that are based on or linked to the value of equity interests of the Company or any of its Subsidiaries or any of the foregoing, in each case other than as may be required by the terms and conditions of any Contract in effect on the date hereof and made available to Parent (including the issuance of Company Units upon the exercise of Company Warrants outstanding on the date hereof in accordance with their terms as of the date hereof and the conversion of Preferred Units in accordance with the Governing Documents of the Company); amend its Governing Documents or create any new Subsidiaries; enter into a new line of business or leave an existing line of business;

43 [[6200550v1]] directly or indirectly (A) acquire any asset or assets that have a purchase price in excess of $50,000 in respect of any individual transaction or that have a purchase price in excess of $50,000 in the aggregate for all such transactions, except for new capital expenditures, which shall be subject to the limitations of clause (viii) below, and except for purchases of supplies in the ordinary course of business and in a manner consistent with past practice, (B) acquire by merging or consolidating with, or by purchasing equity interests of, or by any other manner, any person or division, business or equity interest of any person, or (C) enter into any letter of intent, non-binding indicative offer, term sheet, exclusivity letter or any similar transaction document (whether binding or non-binding) or engage or retain any professional advisers in connection with any such acquisition that would, if consummated, contravene the restrictions contained in clauses (A) or (B) above; (A) sell, lease, license, pledge, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for (1) sales of any equipment in the ordinary course of business and in a manner consistent with past practice or (2) pledges, mortgages, or other encumbrances of properties or assets or interests therein (including securitizations) the total value of which does not exceed $50,000 in respect of any individual transaction or $50,000 in the aggregate for all such transactions, or (B) enter into, modify, renew, exercise or waive any material rights under, terminate or amend any Lease; (A) incur any Indebtedness or calls, options, warrants or other rights to acquire any Indebtedness of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (B) make any loans, advances or capital contributions to, or investments in, any other person, in each case other than (1) Indebtedness incurred in connection with the refinancing of any Indebtedness existing on the date of this Agreement, (2) Indebtedness incurred solely between the Company and any of its Subsidiaries or solely between its Subsidiaries, (3) any additional Indebtedness the total value of which does not exceed $250,000 in the aggregate or (4) advancement of expenses to Company Service Providers in the ordinary course of business; make any new capital expenditure or expenditures, other than any which, individually, is less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000, provided, however, that the Company and its Subsidiaries shall be permitted to make emergency capital expenditures in the event that the Company determines, in its reasonable judgement, after consultation with Parent, that such capital expenditures are necessary to maintain its ability to operate its business in the ordinary course; except as required by Law or for those capital expenditures permitted under clause (viii) above, (A) pay, discharge, settle, agree to settle, compromise, waive or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than such payment, discharge, settlement, agreement, compromise, waiver or satisfaction: (1) in the ordinary course of business and

44 [[6200550v1]] in a manner consistent with past practice; (2) of claims, liabilities, obligations or litigation reserved against in the Most Recent Balance Sheet (for amounts not in excess of such reserves and to the extent such reserves are not since released), or incurred since the Most Recent Balance Sheet Date in the ordinary course of business consistent with past practice; or (3) of claims, liabilities, obligations or litigation for amounts not to exceed, for any such settlement individually, $100,000, and for all such settlements in the aggregate, $250,000 (provided that doing so would not reasonably be likely to prohibit or materially restrict the Company and its Subsidiaries from operating their business following the Closing Date), or (B) cancel any Indebtedness the aggregate value of which, individually or in the aggregate, does not exceed $50,000; enter into, amend, assign or waive any material claims or rights under, or terminate or renew (other than in accordance with its existing terms for renewal) any Material Contract or any Contract that would have been a Material Contract had it been entered into prior to the execution of this Agreement, in each case, other than in the ordinary course of business consistent with past practice, unless such Material Contract is with a Top Carrier; modify, amend or terminate any Ancillary Agreement in respect of which neither Parent nor Merger Sub is a party; sell, transfer, lease, sublease, license, sublicense, assign or otherwise grant rights under any material Company Owned Intellectual Property, except in the ordinary course of business and in a manner consistent with past practice; cancel or abandon, or fail to renew, maintain or pursue applications for, or otherwise dispose of, any material Company Owned Intellectual Property, except in the ordinary course of business and in a manner consistent with past practice; except as required by the terms of any Company Benefit Plan, (A) pay any amount or benefit under, or grant any awards under, any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the removal or modification of any restrictions in any Company Benefit Plan or awards made thereunder), (B) accelerate the time of payment, vesting or lapse of restrictions of, or fund or otherwise secure payment of, any compensation, rights or benefits, or change any actuarial or other assumption used to calculate funding obligations with respect to, any Company Benefit Plan, (C) increase the compensation or benefits, or pay any bonus, to any Current Company Service Provider with an annual base salary in excess of $225,000, (D) grant any Current Company Service Provider change of control, severance, retention or termination compensation or benefits, or any increase thereto, or (E) establish, adopt, enter into, amend or terminate any collective bargaining agreement or any arrangement that would be a Company Benefit Plan if it were in existence on the date hereof, other than offer letters in the ordinary course of business; (A) terminate the employment or services of any Current Company Service Provider, except for (1) any termination in the ordinary course of business of a non-officer employee with an annual base salary or annualized wages of $225,000 or

45 [[6200550v1]] less, or (2) any termination due to cause (as reasonably determined by the Company consistent with past practice), or (B) hire any employee or other service provider, except for hires in the ordinary course of business of non-officer employees with an annual base salary or annualized wages of $225,000 or less; make any material change (A) in any accounting methods, principles or practices or (B) to any underwriting methodologies applied by the Company or any of its Subsidiaries, in each case other than as required by changes in GAAP or in SAP or by the applicable insurance regulatory authorities, the Financial Accounting Standards Board or other applicable accounting authority; enter into any Related Party Transaction not in effect as of the date hereof; adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; amend, extend, renew or permit to lapse any existing insurance policies of the Company or any of its Subsidiaries or enter into any new insurance policies, except in either case in the ordinary course of business and on such terms and for such amounts as is consistent with past practice; modify, waive, terminate or voluntarily abandon, or fail to renew, let lapse or otherwise change, any material Permit; (i) fail to promptly notify Parent of any material Tax-related audit, claim, Action, investigation, assessment or other proceeding that is or becomes pending against or with respect to the Company or any of its Subsidiaries, (ii) change or rescind any material Tax election or settle or compromise any material Tax liability, (iii) change any Tax accounting period or method or file any material amended Tax Return, in each case of the Company or any of its Subsidiaries, (iv) surrender any right to claim a refund of material Taxes or consent to any extension or waiver of the limitations period for the assessment of material Taxes, or (v) change the Tax residency of the Company or any of its Subsidiaries; or authorize, or commit or agree to take, any of the foregoing actions. Tax Sharing Agreements. During the period from the date of this Agreement to the Closing, each Company shall, and shall cause each of its Subsidiaries to cause all existing Tax sharing agreements, Tax indemnity obligations and similar agreements, arrangements or practices, other than customary indemnification or gross-up provisions in Contracts the primary purpose of which does not relate to Taxes (“Tax-Related Agreements”) with respect to Taxes to which the Company or any of its Subsidiaries is or may be a party or by which the Company or any of its Subsidiaries is or may otherwise be bound (other than Tax- Related Agreements solely between or among the Company and its Subsidiaries) to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder.

46 [[6200550v1]] No Right to Control Acquired Entities Pre-Closing. Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Closing. Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and properties. No Solicitation. The Company shall not, and shall cause its Subsidiaries not to, and shall not authorize any Company Unitholders, directors, officers or employees of any of the foregoing or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by any of the foregoing to, directly or indirectly through another person (and shall instruct each such Representative not to and shall use reasonable best efforts to cause such Representative not to), (a) solicit, initiate or knowingly encourage or facilitate any Transaction Proposal, (b) enter into, maintain, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information in furtherance of, any Transaction Proposal, (c) adopt, approve or recommend, or propose to adopt, approve or recommend, or execute or enter into, any Transaction Proposal Documentation, or (d) resolve or agree to do any of the foregoing. The Company shall, and shall cause its Subsidiaries and direct its and their Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Transaction Proposal. The term “Transaction Proposal” means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, in one or a series of related transactions, any (i) direct or indirect purchase, transfer, disposition, acquisition or sale of substantial assets of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, (ii) transaction which would result in a material change in the capitalization of the Company or any of its Subsidiaries as of the date hereof, including any material sale or issuance of any equity interests of the Company or any material sale or issuance of any equity interests of any of its Subsidiaries to any person (but excluding the issuance of Company Units upon the exercise of Other Warrants or the conversion of Preferred Units, in each case in accordance with Section 5.01) or grants to employees, directors, independent contractors or similar, or (iii) except in the ordinary course of business, license or grant of rights (including distribution or marketing rights) to any third party for any of the Intellectual Property of the Company or any of its Subsidiaries, or (iv) direct or indirect issuance, purchase, transfer, disposition, acquisition or sale of any equity interests in the Company or any of its Subsidiaries (whether through a share purchase, merger, consolidation, business combination, recapitalization or other similar transaction involving the Company or any of its Subsidiaries) in each case other than the Merger and the other transactions contemplated hereby. The term “Transaction Proposal Documentation” means any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Transaction Proposal.

47 [[6200550v1]] Additional Agreements Written Consents. The Company shall use its reasonable best efforts to obtain and deliver to Parent the Written Consents of the Requisite Unitholders, constituting the Requisite Approvals, promptly after the execution of this Agreement and, in any event within 24 hours, in each case in accordance with this Agreement, the Company LLC Agreement and any other Governing Documents of the Company and applicable law, including the Merger Laws. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other Representatives, access (including for the purpose of coordinating any transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Closing to all properties, books, Contracts, executive personnel and records of the Company and its Subsidiaries, to the extent that such access does not unreasonably interfere with the business or operations of the Company and its Subsidiaries, and in any case shall provide Parent with the monthly financial statements for the Company and its Subsidiaries within 20 days of the end of each month prior to the Closing. The Company and Parent shall reasonably coordinate to provide access to Parent and its designees to non-executive personnel of the Company and its Subsidiaries to the extent reasonably necessary to coordinate transition planning. Except for disclosures permitted by the terms of the Confidentiality Agreement dated August, 9 2023, as amended from time to time (the “Confidentiality Agreement”), between White Mountains Capital LLC and the Company, Parent shall hold information received from the Company in confidence in accordance with the Confidentiality Agreement and shall otherwise comply with the Confidentiality Agreement with respect to such information. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth herein, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, and to cause its Affiliates to take, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including using reasonable best efforts to: take all acts necessary to cause the conditions to the other parties’ obligation to close set forth in Article XI to be satisfied as promptly as practicable, obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and make all necessary registrations and filings (including filings with Governmental Entities) and take all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, and obtain all necessary consents, approvals or waivers from, and give all required notices to, third parties. Each party shall use reasonable best efforts to furnish to any other party all information required for such other party’s filing, form, declaration, notification, registration or notice (which information may be furnished on an outside counsel only basis to protect commercially sensitive information), and to keep the other parties reasonably informed with respect to the status of each clearance, approval or waiver sought from a Governmental

48 [[6200550v1]] Entity in connection with the Merger and the other transactions contemplated hereby and the material communications between such party and such Governmental Entity. In furtherance and not in limitation of the foregoing, each of Parent and the Company shall use reasonable best efforts to file, individually or jointly, as appropriate, such applications, notices, registrations and requests as may be required or advisable to be filed by it with any Governmental Entity in order to consummate the Merger and the other transactions contemplated hereby, including (i) an appropriate filing of a notification and report form or forms, as applicable, pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable but in any event within 10 business days of the date hereof and (ii) any other filings, approvals and clearances or expiration of waiting periods required by a Governmental Entity or other third party, including the Company Approvals, in order to consummate the Merger and the other transactions contemplated hereby, as promptly as practicable following the date hereof but in any event no later than 10 business days after the date hereof. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Entity in connection with any filing with such Governmental Entity applicable to the transactions contemplated hereby and (ii) supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Entity Notwithstanding anything to the contrary in this Agreement, (i) none of Parent or any of its Affiliates shall be required and (ii) none of the Company, its Subsidiaries and the Company Unitholders, shall be required or, without the prior written consent of Parent, shall be permitted, in the case of each of clauses (i) and (ii), to undertake any efforts or take any action in connection with the approval of the Merger or any of the other transactions contemplated hereby if the undertaking of such efforts or taking of such action (a) would reasonably be expected to result in a Burdensome Condition, (b) would require Parent or any of its Affiliates (including, after the Closing, the Company or any of its Subsidiaries) to undertake or agree to any requirement or obligation to provide prior notice to, or to obtain prior approval from, any Governmental Entity with respect to any transaction, or (c) is not conditioned upon the Closing. All filing fees payable in connection with the HSR Act pursuant to this Section 6.03 shall be borne by Parent. Indemnification; Advancement; Exculpation and Insurance. From and after the Closing until the date that is six years after the Closing, Parent shall cause the Surviving Company and each of its Subsidiaries to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, manager, director or employee of the Company or its Subsidiaries (each, a “D&O Indemnified Party”), against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer, director or employee of the Company or its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing, whether asserted or claimed prior to, or at or after, the Closing (including matters, acts or omissions occurring in connection with the approval of this

49 [[6200550v1]] Agreement and the consummation of the transactions contemplated hereby) to the same extent that such persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company or its Subsidiaries (as applicable) pursuant to their respective Governing Documents and indemnification agreements of the Company or its Subsidiaries (as applicable), if any, in existence on the date hereof with any D&O Indemnified Party. In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys substantially all its assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company shall expressly assume the obligations set forth in this Section 6.04 or Parent shall take such other action to ensure that the ability of the Surviving Company to satisfy such obligations will not be diminished. For a period of six years after the Closing and at all times subject to applicable Law, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by or on behalf of the Company as of the date hereof (provided that Parent may substitute such policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events that occurred at or prior to the Closing. Notwithstanding the foregoing, prior to the Closing and in satisfaction of Parent’s foregoing obligations under the immediately prior sentence, either Parent or the Company shall be permitted to purchase (at Parent’s expense, and without duplication) a six year prepaid (or “tail”) directors’ and officers’ liability insurance policy, effective as of the Closing, providing, for a period of six years after the Closing, the coverage and amounts, and terms and conditions, contemplated by the foregoing sentence of this Section 6.04(c), provided, further, that in no event shall Parent or its Affiliates be required to expend an amount in excess of 300% of the aggregate annual premium currently paid by the Company for such insurance, provided, however, that in such case Parent or its Affiliates (as applicable) shall purchase as much coverage as reasonably practicable for such amount (and any amount paid by the Company or any of its Subsidiaries in excess of such amount shall be deemed to be a Transaction Expense). From and after the Closing, Parent shall continue to honor its obligations under any such insurance procured pursuant to this Section 6.04(c) and shall not cancel (or permit to be cancelled) or take (or permit to be taken) any action or omission that would reasonably be expected to result in the cancellation thereof. The provisions of this Section 6.04 (i) are intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Fees and Expenses. Except as set forth in Sections 2.05 and Section 7.01(b) with respect to the Accounting Firm, Section 6.03, Section 6.04(c) and Section 7.04, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, that the Company

50 [[6200550v1]] may, prior to the Reference Time, pay any fees and expenses incurred by the Company Unitholders or the Unitholders’ Representative. Public Announcements. No public announcement or public disclosure may be made by any party with respect to the subject matter of this Agreement, the Merger or the other transactions contemplated hereby without the prior written consent of Parent and the Company; provided that the provisions of this Section 6.06 shall not prohibit: (i) any disclosure required by any applicable law, including the rules or regulations of any applicable securities exchange or listing authority (in which case the disclosing party will, to the extent reasonably practicable and permitted by applicable law, provide Parent and the Company with the opportunity to review in advance such disclosure and consider in good faith any comments made by such parties), or (ii) any public announcement or public disclosure to the extent such announcement or disclosure does not contain information relating to this Agreement or the Merger that has not been previously announced or made public in accordance with the terms of this Agreement. Whether or not the Merger is consummated, each party shall not, and shall cause each of its Affiliates and its and their Representatives not to, disclose the terms and provisions of this Agreement without the prior written consent of Parent and the Company, except as may be required by applicable law, including the rules or regulations of any applicable securities exchange or listing authority. Employee Matters. For a period of 12 months following the Closing, each employee of the Company or any of its Subsidiaries who remains in the employment of any of Parent, the Surviving Company or any of their respective Subsidiaries or Affiliates (each, a “Continuing Employee”) (and their respective covered dependents, as applicable) shall receive during his or her continued employment: (i) base salary or wage rate, as applicable, and commission or annual cash incentive opportunities, as applicable, in each case, that are no less favorable than those provided to such Continuing Employee immediately prior to the Closing and (ii) other compensation and employee benefits that are substantially comparable in the aggregate to the other compensation and employee benefits (excluding any equity-based compensation, defined benefit pensions or post-employment or retiree health or welfare benefits, severance, retention, change in control or other one-off or non-recurring payments or benefits) provided to such Continuing Employee as of the Effective Time. With respect to any employee benefit plan, program or policy that is made available by Parent, the Surviving Company or any of their respective Subsidiaries or Affiliates after the Closing to any Continuing Employee, Parent shall use commercially reasonable efforts to provide to each Continuing Employee service credit for all purposes, including for eligibility to participate, benefit levels (including, for the avoidance of doubt, levels of benefits under any vacation policy), benefit accruals and eligibility for vesting under such employee benefit plans and arrangements, with respect to his or her length of service with the Company and its Subsidiaries (and their respective predecessors) prior to the Closing; provided, that the foregoing shall not result in the duplication of benefits or to benefit accruals under any post-employment health or welfare plan or pension plan.

51 [[6200550v1]] Nothing contained herein shall be construed as requiring, and the Company shall not, and shall cause its Subsidiaries not to, take any action that would have the effect of requiring, Parent, the Surviving Company or any of their respective Affiliates to continue any specific plans, programs, policies, arrangements, agreements or understandings or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent, the Surviving Company or any of their respective Affiliates to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent, the Surviving Company or any of their respective Affiliates. With respect to any welfare plan maintained by Parent, the Surviving Company or any of their respective Subsidiaries or Affiliates in which Continuing Employees are eligible to participate after the Closing, Parent shall use commercially reasonable best efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Closing and (ii) provide each Continuing Employee with credit for any co‑payments, deductibles and other out-of-pocket expenses paid prior to the Closing, for the calendar year in which the Closing occurs, in satisfying any analogous co-payment, deductible or out‑of‑pocket requirements to the extent applicable under any such plan. For the avoidance of doubt, neither Parent nor any of its Affiliates shall be required to take any action with respect to a specific welfare plan maintained by Parent, the Surviving Company or any of their respective Subsidiaries or Affiliates to the extent that such action could make a Continuing Employee (or eligible dependent) ineligible for a benefit (for example, if credit for past contributions would make a Continuing Employee ineligible for health savings account contributions from Parent). The parties hereto acknowledge and agree that all provisions contained in this Section 6.07 are included for the sole benefit of the parties. This Agreement is not intended by the parties to, and nothing in this Section 6.07 or otherwise in this Agreement, whether express or implied, shall, (i) constitute an amendment to any Company Benefit Plan or any other employee benefit plan, program, policy, agreement, arrangement or understanding, (ii) create any obligation of the parties to any person with respect to any employee compensation or benefit plan, program, policy, agreement, arrangement or understanding of Parent, the Surviving Company or any of their respective Affiliates or (iii) confer on any Continuing Employee or any other person any rights or remedies (including third-party beneficiary rights). 280G Matters. To the extent the Company determines in good faith that it is necessary to avoid the application of Section 280G of the Code (“Section 280G”) as determined by the Company in good faith, the Company shall, prior to the Closing Date, request that each “disqualified individual” (within the meaning of Section 280G) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Agreement that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) execute a written agreement waiving such disqualified individual’s right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such disqualified individual shall not be deemed a parachute payment, and accepting in substitution

52 [[6200550v1]] for the Waived Benefits the right to receive the Waived Benefits only if approved by the stockholders of the Captive Reinsurer in a manner that complies with Section 280G(b)(5)(B) of the Code. In connection with the foregoing, Parent shall provide the Company with all information reasonably necessary to allow the Company to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or contract entered into or negotiated by Parent or its Affiliates (“Parent Payments”), together with all Section 280G Payments, could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code at least 10 business days prior to the Closing Date (and shall further provide any such updated information as is reasonably necessary prior to the Closing Date). Prior to the Closing Date, the Company will submit the Waived Benefits of each disqualified individual who has executed a waiver in accordance with this Section 6.08 for approval of the stockholders of the Captive Reinsurer for a vote all Waived Benefits in a manner such that, if such vote is adopted by 75% of the stockholders of the Captive Reinsurer, no payment or benefit received, or that could be received, by such “disqualified individual” would be a “parachute payment” within the meaning of Section 280G; provided, that in no event shall this Section 6.08 be construed to require the Company (or any of its Affiliates) to compel any disqualified individual to waive any existing rights under any contract or agreement that such disqualified individual has with the Company or any of its Affiliates or any other person, and in no event shall the Company (or any of its Affiliates) be deemed in breach of this Section 6.08 if any such disqualified individual refuses to waive any such rights or if the stockholders of the Captive Reinsurer fail to approve any Waived Benefits. Notwithstanding anything to the contrary in this Section 6.08 or otherwise in this Agreement, to the extent Parent has provided inaccurate information, or Parent’s omission of information has resulted in inaccurate information, with respect to any Parent Payments, there shall be no breach of the covenant contained herein or the representation set forth in Section 3.13(g) or Section 3.13(h) above to the extent caused by such inaccurate or omitted information. The Company shall provide Parent with a copy of the waiver agreement and the disclosure statement contemplated by this Section 6.08 within a reasonable time prior to delivery to each disqualified individual and the stockholders of the Captive Reinsurer of such waiver agreement and disclosure statement, respectively, and the Company shall incorporate any changes reasonably requested by Parent prior to delivery to each disqualified individual and the stockholders of the Captive Reinsurer. Related Party Contracts. Except as set forth on Section 6.09 of the Company Disclosure Letter, the Company shall cause all of the Related Party Transactions to be terminated prior to or upon the Closing pursuant to written agreements, instruments or other documents (including any resolutions and actions by written consent) in form and substance reasonably satisfactory to Parent. The Company shall provide Parent with a reasonable opportunity to review and comment on such written agreements, instruments or other documents (including any resolutions and actions by written consent) related to such terminations. With effect from the Closing, neither the Company nor any of its Subsidiaries shall have any obligations or liabilities in respect of any such terminated Related Party Transaction. Information; Post-Closing Access. From and after the Closing, Parent will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company or any of its Subsidiaries. From and after the Closing until the seventh anniversary of the Closing Date, Parent will make or

53 [[6200550v1]] cause to be made available (including by electronic means, to the extent available) to the Unitholders’ Representative, upon reasonable advance notice, the books, records and Tax Returns of the Company (and the assistance of employees responsible for such books and records or whose participation is reasonably necessary in connection therewith) as may be reasonably necessary for (a) investigating, settling, preparing for the defense of or defending any Action brought by a third party, (b) the preparation of Tax Returns or (c) such other purposes for which access to such documents is reasonably necessary for the Unitholders’ Representative to conduct its duties hereunder; provided that Parent shall not be required to provide any such access or disclose any such information to the extent that (i) such access or disclosure would reasonably be expected to jeopardize the privilege of Parent or any of its Affiliates with respect to attorney- client communications or attorney work product, (ii) such access or disclosure would violate any Contract or applicable law to which Parent or any of its Affiliates is a party or subject or (iii) any Company Unitholders or the Unitholders’ Representative, on the one hand, and Parent, on the other hand, are adverse parties in any Action and such information is reasonably pertinent thereto; provided further that any such access or disclosure shall be during the normal business hours of the Surviving Company, under the supervision of Parent’s personnel and in such a manner as not to interfere with the normal operations of Parent or the Surviving Company. Financing Co-operation. Notwithstanding anything to the contrary contained herein, at the option of Parent, upon written request delivered by Parent to the Company at any time prior to the Closing Date, the Company shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries and its and their respective Representatives to use its and their commercially reasonable efforts to, provide reasonable cooperation and assistance to Parent, at reasonable times and upon reasonable notice, as may be reasonably required in connection with the implementation of new debt financing arrangements by the Company and/or any of its Subsidiaries with effect on or following the Closing on terms acceptable to Parent, provided that in no event will such cooperation and assistance be required to the extent it would (a) materially interfere with the operation of the Company’s business, or (b) require the Company or any of its Subsidiaries to incur any out-of-pocket costs or expenses prior to the Closing, unless Parent has agreed in writing to reimburse the Company or any of its Subsidiaries in respect of any such costs or expenses in the event that this Agreement is validly terminated in accordance with its terms prior to the Closing. Tax Matters Tax Returns. (a) In the case of any income Tax Return of the Company or any of its Subsidiaries filed after the date of this Agreement and prior to the Closing or any Pass-Through Tax Returns with respect to Pre-Closing Tax Periods (other than any Straddle Periods) required to be filed after the Closing Date, the Company shall prior to the Closing (i) prepare such Tax Return in a manner consistent with past practice, unless otherwise required by applicable law, (ii) deliver to Parent a draft of such Tax Return at least ten (10) days prior to the due date of such Tax Return taking into account any extensions (or, if earlier, ten (10) days prior to the anticipated filing date of any such Tax Return) and (iii) incorporate any reasonable comments made by Parent with respect to any such Tax Return. Other than with respect to Pass-Through Tax Returns with respect to Pre-Closing Tax Periods and Straddle

54 [[6200550v1]] Periods, Parent shall timely prepare, or cause to be prepared, and file with the appropriate Taxing Authority any Tax Return of the Company or any of its Subsidiaries that is required to be filed after the Closing, and the Company Unitholders and the Unitholders’ Representative will cooperate, to the extent required, in preparing and filing such Tax Returns. Parent shall prepare, or cause to be prepared, all Pass-Through Tax Returns of the Company that are required to be filed after the Closing Date with respect to any Straddle Period. All such Pass-Through Tax Returns shall be (i) prepared in a manner consistent with past practice, unless as otherwise required by applicable Law and (ii) delivered to the Representative for the Representative’s review no later than 30 days before the filing date thereof. Parent shall consider in good faith any reasonable comments with respect to such Tax Returns that it receives in writing from the Representative within 20 days of having delivered such Tax Returns to the Representative. If Parent disagrees with any revision reasonably requested by the Representative pursuant to this Section 7.01(b), the Parent and Representative will negotiate in good faith to resolve any such disagreement, and if the Parent and Representative fail to resolve such dispute within five days after receipt of the Parent’s objection, then the Parent and Representative shall submit such dispute to the Accounting Firm, which shall promptly resolve such dispute in accordance with the principles of Section 2.05. If any such dispute is unresolved prior to the due date for filing (as may be extended) for any such Tax Return, such Tax Return will be filed as prepared by the Parent, subject to amendment, if necessary, to reflect the resolution of the dispute by the Accounting Firm. The fees and expenses of the Accounting Firm incurred pursuant to this Section 7.01(b) shall be borne equally by the Company Unitholders, on the one hand, and Parent, on the other hand. Partnership Tax Audit Rules. Notwithstanding anything to the contrary in the Company LLC Agreement, Parent shall be entitled in its sole discretion to cause an election to be made under Section 6226(a) of the Code (or similar provision of state or local law) with respect to any Tax audit, assessment or other proceeding of the Company, and the parties (including the Company Unitholders) shall take any action necessary to effectuate such an election. Cooperation. The parties shall cooperate fully in connection with the preparation and filing of Tax Returns and any audit or Action with respect to Taxes of Parent, the Company and its Subsidiaries. Such cooperation shall include the retention and (upon the other party’s written request) the provision of records and information which are reasonably relevant to any such Tax Return, audit or Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Transfer Taxes. Transfer Taxes shall be borne equally by Parent, on the one hand, and the Company Unitholders and the Unitholders’ Representative, on the other hand. Section 754 Election. The parties shall cause an election under Section 754 of the Code (or any comparable provision of applicable law) to be made on the U.S. federal income Tax Return of the Company for the taxable period that includes the Closing Date

55 [[6200550v1]] (or any other applicable Tax Return), unless such an election is already in effect for such taxable period. Tax Contests. Except as provided in this Section 7.06, after the Closing Date, Parent shall control the conduct, through counsel of its own choosing, of any examination, audit or administrative or judicial proceeding involving any asserted Tax liability with respect to the Company or any of its Subsidiaries (each, a “Tax Contest”). Each of the Parent and the Unitholders’ Representative shall send the other party written notice within five business days after the Parent or Representative, as applicable, becoming aware of any Tax Contest with respect to any Pass-Through Tax Return of the Company for any Pre-Closing Tax Period or any Straddle Period (each, a “Pre-Closing Tax Contest”); provided that, any such notice shall be given with sufficient lead time to ensure that timely elections under Section 6226(a) can be made in accordance with Section 7.02. The Unitholders’ Representative shall be entitled to control, at the Company Unitholders’ expense, the conduct of any Pre-Closing Tax Contest relating solely to a Tax period ending on or prior to the Closing Date; provided that the Parent, at its sole cost and expense, shall have the right to participate in any such Pre-Closing Tax Contest (including in any material in-person or telephonic conferences and in preparing any material written submissions), the Unitholders’ Representative shall keep the Parent reasonably apprised of the progress of any such Pre-Closing Tax Contest, and the Unitholders’ Representative shall not settle any such Pre-Closing Tax Contest without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed. The Parent shall be entitled to control, at the Parent’s expense, the conduct of any other Pre-Closing Tax Contest; provided that the Unitholders’ Representative, at the Company Unitholders’ sole cost and expense, shall have the right to participate in such Tax Contest (including in any material in-person or telephonic conferences and in preparing any material written submissions), the Parent shall keep the Unitholders’ Representative reasonably apprised of the progress of such Tax Contest, and the Parent shall not settle or allow the Company or any of its Subsidiaries to settle or otherwise resolve any such Pre-Closing Tax Contest without the prior written consent of the Unitholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed. Post-Closing Tax Actions. Except as required by applicable Law or this Agreement, without the prior written consent of the Unitholders’ Representative (not to be unreasonably withheld, conditioned, or delayed), the Parent shall not, and shall cause its Affiliates (including, after the Closing, the Company or any of its Subsidiaries) not to, (i) amend a Pass-Through Tax Return of the Company for a Pre-Closing Tax Period; (ii) file any ruling request with any Governmental Entity that relates to Pass-Through Tax Returns of the Company for a Pre-Closing Tax Period; (iii) enter into any voluntary disclosure agreement with any Governmental Entity with respect to the filing of any Pass-Through Tax Returns of the Company for a Pre-Closing Tax Period, including in any jurisdictions where the Company did not file a Pass-Through Tax Return; (iv) make or change any Tax election or accounting method that relates to, or is retroactive to, a Pass-Through Tax Return for a Pre-Closing Tax Period; or (v) extend or waive the applicable statute of limitations with respect to a Tax of the Company for a Pre-Closing Tax Period that relates to a Pass-Through Tax Return, in each case, to the extent that such action would reasonably be expected to increase the Tax liability of any Company Unitholder or decrease the amount owed to any Company Unitholder under this Agreement. For purposes of this Section 7.07, “Pre-Closing Tax Period” shall not include any Straddle Period.

56 [[6200550v1]] Intended Tax Treatment; Purchase Price Allocation. For U.S. federal and applicable state and local income Tax purposes: (i) the transactions contemplated by this Agreement shall be treated (x) in respect of the Rollover Units, as a disregarded transaction for U.S. federal income tax purposes and (y) in respect of the Company Units (other than the Rollover Units) as a sale of interests in a partnership pursuant to Sections 741 and 751 of the Code; (ii) Parent shall be treated as a continuation of the Company as a partnership within the meaning of Treasury Regulation Section 1.708‑1(a); and (iii) the Merger Consideration shall be allocated among the assets of the Company in accordance with Sections 751 and 755 of the Code (and the Treasury Regulations promulgated thereunder). The parties (including the Company Unitholders) shall, and shall cause their Affiliates to, file all Tax Returns in a manner consistent with the Tax treatment set forth in the preceding sentence. Allocation of Taxes. For purposes of determining Net Working Capital and Indebtedness, in the case of any taxable period that includes but does not end on the Closing Date, (a) real, personal and intangible property and similar Taxes shall be apportioned on a daily pro rata basis and (b) all other Taxes shall be apportioned on a closing- of-the-books basis as of the Closing Date. For purposes of Section 706 of the Code, all items of income, gain, loss, deduction and credit shall be apportioned on a closing-of-the-books basis. Treatment of Post-Closing Payments. The parties agree that any Additional Merger Consideration shall be treated for Tax purposes as an adjustment to the consideration paid to the Company Unitholders in exchange for the Company Units to the extent permitted by applicable law. Conditions Precedent Conditions to the Obligation of Each Party to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver at or prior to the Closing of the following conditions: the applicable waiting period, together with any extensions thereof, under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated and the waivers, consents, authorizations, filings, notifications and approvals in respect of Governmental Entities set forth on Section 8.01(b) of the Company Disclosure Letter shall have been made or obtained and shall be in full force and effect, in each case without the imposition of a Burdensome Condition; and no Law or Governmental Order (whether temporary, preliminary or permanent) shall have been enacted, issued or enforced that is in effect and that prevents or prohibits consummation of the Merger. Conditions to the Obligation of Parent and Merger Sub to Effect the Merger. The obligation of each of Parent and Merger Sub to effect the Merger is

57 [[6200550v1]] subject to the satisfaction or (to the extent permitted by law) waiver by Parent at or prior to the Closing of the following conditions: Representations and Warranties of the Company and the Rollover Unitholders. (i) (A) The representations and warranties of the Company set forth in Section 3.06(b) shall be true and correct in all respects, (B) the representations and warranties of the Company set forth in Sections 3.03(a), 3.03(b) and 3.03(c) shall be true and correct subject only to de minimis inaccuracies, (C) other than the representations and warranties of the Company set forth in Sections 3.03(a), 3.03(b) and 3.03(c), the Company Fundamental Representations shall be true and correct in all material respects, and (D) the other representations and warranties of the Company set forth in Article III shall be true and correct (without giving effect to any “material”, “materiality” or “Material Adverse Effect” qualification contained therein), except, in the case of this clause (D), where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, in the case of each of clauses (A) through (C) as of the date of this Agreement and as of the Closing Date (or, in the case of clause (D), as of the date of this Agreement and as of the Applicable Closing Date), except to the extent any such representations and warranties expressly relate to a specific date, in which case as of such specific date; and (ii) in respect of all Rollover Unitholders, the Rollover Unitholder Fundamental Representations shall be, in the aggregate as determined in respect of all Rollover Agreements in effect as of such time, true and correct in all material respects. Covenants of the Company. The Company shall have performed and complied with in all material respects all agreements, covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing. Company Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an authorized officer of the Company to the effect of Sections 8.02(a) and 8.02(b). FIRPTA Certificate. Parent shall have received a certificate, issued by the Company, in compliance with Treasury Regulation Section 1.1445‑11T(d)(2)(i). Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver by the Company at or prior to the Closing of the following conditions: Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct, except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to affect the ability of Parent and Merger Sub to perform their respective obligations under this Agreement and each Ancillary Agreement to which Parent or Merger Sub is (or, with respect to the Ancillary Agreements to be entered at the Closing, will be) a party or prevent, materially impede or materially delay the consummation by Parent or Merger

58 [[6200550v1]] Sub of the Merger or the other transactions contemplated hereby, in each case as of the date of this Agreement and as of the Closing, except to the extent any such representations and warranties expressly relate to a specific date, in which case as of such specific date. Covenants of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied with in all material respects all covenants, agreements and obligations required to be performed or complied with by each of them under this Agreement at or prior to the Closing. Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to the effect of Sections 8.03(a) and 8.03(b). Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to comply with its obligations set forth in this Agreement (or otherwise by such party’s breach of this Agreement). Survival; Indemnification Survival. The representations and warranties of Parent and Merger Sub (on the one hand) and of the Company (on the other hand) contained in this Agreement, the certificate delivered to Parent pursuant to Section 8.02(c) and the certificate delivered to the Company pursuant to Section 8.03(c) shall survive until March 1, 2025. All covenants and agreements of Parent, the Company and the Unitholders’ Representative contained herein that by their terms are to be performed in whole or in part after the Closing, shall survive in accordance with their respective terms. All covenants and agreements of Parent, the Company and the Unitholders’ Representative contained herein that by their terms are to be performed prior to the Closing, shall not survive the Closing. The indemnification obligations pursuant to Section 9.02(a) shall terminate when the applicable representation or warranty terminates pursuant to this Section 9.01; provided, however, that any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from (a) the Parent Indemnified Person to the Unitholders’ Representative prior to such termination or (b) the Company Indemnified Person to Parent prior to such termination shall not thereafter be barred by such termination and such claims shall survive until finally resolved. Indemnification. Subject to the limitations set forth herein, each Company Unitholder, severally, not jointly and severally, and solely to the extent of such Company Unitholder’s Pro Rata Share thereof, shall indemnify, defend, and hold harmless Parent, its Affiliates (including, after Closing, the Surviving Company) and their respective Representatives (collectively, the “Parent Indemnified Persons” and each a “Parent Indemnified Person”) from and against any loss, liability, damage, Tax, fee, assessment, settlement, judgment, award, penalty or expense

59 [[6200550v1]] (including any reasonable, documented out-of-pocket attorneys’ fees or other professional fees and expenses), whether or not involving a Third-Party Claim (collectively, “Damages”), to the extent arising out of or resulting from (i) any breach of any representation or warranty of the Company contained in this Agreement or the certificate delivered to Parent pursuant to Section 8.02(c) or (ii) the matter identified on Section 9.02(a) of the Company Disclosure Letter (the “Specified Indemnity Matter”). Subject to the limitations set forth herein, Parent shall indemnify, defend, and hold harmless the Company, the Company Unitholders, their Affiliates (provided that, following the Closing, Parent and its Affiliates shall not be deemed Affiliates of the Company or the Company Unitholders for this purpose) and their respective Representatives (collectively, the “Company Indemnified Persons” and each a “Company Indemnified Person”) from and against any Damages to the extent arising out of or resulting from any breach of any representation or warranty of Parent or Merger Sub contained in this Agreement or the certificate delivered to the Company pursuant to Section 8.03(c). Certain Limitations. Notwithstanding anything to the contrary herein, (i) other than with respect to any breach of any Company Fundamental Representations or the representations and warranties made pursuant to Section 3.15 or the Specified Indemnity Matter, the Company Unitholders shall not be liable pursuant to Section 9.02(a) for any Damages incurred by any Parent Indemnified Person unless, (A) the Damages incurred by all Parent Indemnified Persons in respect of any individual claim (or series of related claims arising from substantially similar underlying facts, events or circumstances) pursuant to Section 9.02(a) exceeds $10,000 (which Damages shall not be counted towards the Deductible) (the “Mini-Basket”), and (B) the aggregate of all Damages incurred by all such Parent Indemnified Persons exceeds, on a cumulative basis (but for such purposes excluding any Damages which do not exceed the Mini-Basket pursuant to clause (A)), an amount equal to $1,000,000 (the “Deductible”), and then indemnification shall only be available to the Parent Indemnified Persons for the amount of Damages for which indemnification is due pursuant to Section 9.02 in excess of the Deductible and (ii) except in the case of fraud, the aggregate amount of Damages for which the Company Unitholders shall be liable pursuant to Section 9.02 shall in no event exceed the Indemnity Escrow Amount and the Indemnity Escrow Account shall be the sole remedy of the Parent Indemnified Persons for any amounts owed or payable under Section 9.02. Notwithstanding anything to the contrary herein, (i) other than with respect to any breach of any Parent Fundamental Representations, Parent shall not be liable pursuant to Section 9.02(a) for any Damages incurred by any Company Indemnified Person unless, (A) the Damages incurred by all Company Indemnified Persons in respect of any individual claim (or series of related claims arising from substantially similar underlying facts, events or circumstances) pursuant to Section 9.02(a) exceeds the Mini-Basket (which Damages shall not be counted towards the Deductible), and (B) the aggregate of all Damages incurred by all such Company Indemnified Persons exceeds, on a cumulative basis (but for such purposes excluding any Damages which do not exceed the Mini-Basket pursuant to clause (A)), the Deductible, and then indemnification shall only be available to the Company Indemnified Persons for the amount of Damages for which indemnification is due pursuant to Section 9.02 in excess of the Deductible and (ii) except in the case of fraud, the aggregate amount of Damages

60 [[6200550v1]] for which Parent shall be liable pursuant to Section 9.02 shall in no event exceed the Indemnity Escrow Amount. An Indemnitee entitled to indemnification pursuant to this Article IX with respect to any claim shall only be entitled to recover once with respect to the set of facts, events or circumstances giving rise to such claim. No Indemnitee shall be entitled to indemnification under this Agreement in respect of any Damages to the extent such Damages were taken into account in the final determination of Closing Cash, Closing Indebtedness, Closing Net Working Capital, Closing Transaction Expenses or Closing Captive Surplus Shortfall, as determined in accordance with Section 2.05. Notwithstanding anything herein to the contrary, for purposes of calculating or determining the amount of Damages incurred by an Indemnitee under Section 9.02, there shall be deducted from any Damages an amount equal to the amount of any proceeds actually received (net of any costs or expenses incurred in the receipt thereof and net of any applicable premium adjustments) by any Indemnitee from any third-party insurer or third- party contractual indemnification or contribution provisions in connection with such Damages. Such Indemnitee shall use its commercially reasonable efforts to recover under any applicable insurance policies or contractual indemnification or contribution provisions for any Damages. In the event the Indemnitee first recovers against the Indemnitor directly for any particular Damages and thereafter recovers for the same Damages pursuant to any existing insurance policies and/or contractual indemnification or contribution provisions, then the Indemnitee shall reimburse the Indemnitor for the amount recovered (net of any costs or expenses reasonably incurred in the recovery thereof) pursuant to such existing insurance policies or contractual indemnification or contribution provisions (up to the amount recovered by the Indemnitee from the Indemnitor). It is the express intent of the parties that if the applicable survival period as contemplated by Section 9.01 for an item is longer or shorter than the statute of limitations that would otherwise have been applicable to such item then, by contract, the applicable statute of limitations with respect to such item shall be reduced or increased to the survival period contemplated herein (to the extent permitted by applicable laws). Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that certain representations and warranties contained in this Agreement are qualified by references to materiality, material respects and similar qualifications, or by matters having or not having a Material Adverse Effect. For the purposes of determining: whether any breach of representation or warranty contained in this Agreement has occurred, and the amount of Damages resulting from such breach, in each case, in connection with the right to indemnification pursuant to this Article IX, the parties hereto acknowledge and agree that the representations and warranties in Article III or Article IV of this Agreement or in any certificate executed and delivered in connection with the transactions contemplated hereby shall be read as if references therein to “materiality”, “Material Adverse Effect” and all similar phrases and words were deleted therefrom. The right of (A) any Parent Indemnified Person to seek indemnification pursuant to this Article IX shall not be affected or deemed waived by

61 [[6200550v1]] reason of the fact that, based on any facts or circumstances known, or that should have been known, to Parent or any other Parent Indemnified Person, such Parent Indemnified Person or any of its representatives knew, or should have known, that any representation or warranty is, was or might be inaccurate and (B) any Company Indemnified Person to seek indemnification pursuant to this Article IX shall not be affected or deemed waived by reason of the fact that, based on any facts or circumstances known, or that should have been known, to the Company or any other Company Indemnified Person, such Company Indemnified Person or any of its representatives knew, or should have known, that any representation or warranty is, was or might be inaccurate. Third Party Claims. In the event of an occurrence pursuant to which an Indemnitee asserts a claim that is subject to indemnification hereunder, the Indemnitee shall provide prompt written notice of such claim to the Unitholders’ Representative, in the event such Indemnitee is a Parent Indemnified Person or Parent, in the event such Indemnitee is a Company Indemnified Person, in each case specifying in reasonable detail the factual basis for such claim (to the extent then known to the Indemnitee), and an estimate, if reasonably obtainable, of the amount of Damages suffered, or reasonably expected to be suffered, by the Indemnitee (such amount, the “Claimed Amount”), and whether or not the claim is based on a claim by a Third Party (the “Indemnification Notice”), and shall otherwise make available to the Unitholders’ Representative, in the event such Indemnitee is a Parent Indemnified Person or Parent, in the event such Indemnitee is a Company Indemnified Person, all relevant information which is material to the claim and which is in the possession of such Indemnitee. An Indemnitee’s failure to give timely notice as provided herein or to furnish the Unitholders’ Representative or Parent, as applicable, with any relevant data and documents in connection with any claim of any Third Party that is subject to indemnification hereunder (a “Third-Party Claim”) shall not relieve the Indemnitor of its respective obligations hereunder, except and only to the extent that such failure shall result in any actual prejudice to the Indemnitor. If such claim constitutes a Third-Party Claim, (i) in the event the Indemnitee is a Parent Indemnified Person, the Unitholders’ Representative (on behalf, and at the expense of, the Company Unitholders) shall control the defense, settlement, adjustment or compromise of such Third-Party Claim, if the Unitholders’ Representative gives written notice to Parent of its intention to do so no later than 30 days following its receipt of the Indemnification Notice, and (ii) in the event the Indemnitee is a Company Indemnified Person, Parent shall control the defense, settlement, adjustment or compromise of such Third-Party Claim, if Parent gives written notice to such Company Indemnified Person of its intention to do so no later than 30 days following its receipt of the Indemnification Notice; provided, however, that in any event the Indemnitor shall not settle, adjust, compromise or consent to a judgment of a Third-Party Claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld); except that such consent shall not be required if the settlement, adjustment, compromise or judgment (i) provides for an unqualified release from all liability for such Indemnitee, (ii) does not impose any obligations on such Indemnitee other than financial obligations for which such Indemnitee shall be indemnified in full by the applicable Indemnitor in accordance with the terms and with the limitations set forth in this Agreement, (iii) does not contain any admission of fault, guilt or wrongdoing by such Indemnitee and (iv) does not include injunctive relief, equitable remedies or other conduct remedies. If the Indemnitor fails to respond to the Indemnification Notice or does not so choose to assume control of the defense,

62 [[6200550v1]] settlement, adjustment or compromise of any such Third-Party Claim for which any Indemnitee would be entitled to indemnification hereunder within the aforementioned 30 day period, then the Indemnitee shall have the right to conduct the defense, settlement, adjustment or compromise of any such Third-Party Claim. No such Third-Party Claim shall be settled, adjusted or compromised, or the defense thereof terminated, by the Indemnitee, without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) and any such claim that is settled, adjusted or compromised without the prior written consent of the Indemnitor (unless such consent is unreasonably withheld, conditioned or delayed) shall not be determinative of the existence or amount of Damages hereunder. Notwithstanding anything in this Section 9.04 to the contrary, in no event shall the Unitholders’ Representative have the right to control the defense, settlement, adjustment or compromise of a Third-Party Claim if such Third-Party Claim relates to or arises in connection with any criminal matter, such Third-Party Claim seeks injunctive relief, equitable remedies or other conduct remedies, such Third-Party Claim relates to the relationship between the Company and any insurance carriers (including any Top Carrier), Insurance Producers or any Top Carrier Reinsurer, the Unitholders’ Representative or the Company Unitholders have an interest with respect to such Third-Party Claim that materially conflicts with the interests of the Parent Indemnified Person, or such Third-Party Claim involves a claim for monetary damages in an amount that exceeds the amount of Damages for which the Company Unitholders (severally, not jointly and severally) would be obligated to provide indemnification under this Article IX. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any Third-Party Claims. Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim shall be asserted pursuant to an Indemnification Notice from the Indemnitee to the Indemnitor. The Indemnitee’s failure to give timely notice as provided herein or to furnish the Indemnitor with any relevant data and documents in connection with any such claim shall not relieve the Indemnitor of obligations hereunder, except and only to the extent that such failure shall result in any actual prejudice to the Indemnitor. The Indemnitor shall have 30 days after its receipt of the Indemnification Notice to dispute that the Indemnitee is entitled to receive any or all of the Claimed Amount (a “Dispute Notice”). In case the Indemnitor timely delivers a Dispute Notice, the Indemnitee and the Indemnitor shall attempt in good faith to agree upon the rights of the respective parties with respect to such Claimed Amount. In the event that the Indemnitee and the Indemnitor are unable to agree on whether Damages exist or on the amount of such Damages within the 30-day period after delivery of a Dispute Notice, either the Indemnitee or the Indemnitor may (but are not required to) pursue any and all remedies available to such party in connection with such claim, subject to the limitations set forth in this Article IX. Release from Indemnity Escrow Account. In the event and to the extent that any Claimed Amount made by any Parent Indemnified Person becomes an Established Claim, Parent and the Unitholders’ Representative shall promptly thereafter, and in any event within five business days, deliver a joint direction instructing the Escrow Agent to make payment to the relevant Parent Indemnified Person from the Indemnity Escrow Account of an amount equal to the Established Claim (or, if at such time there remains in the Indemnity

63 [[6200550v1]] Escrow Account less than the full amount so payable, the full amount remaining in the Indemnity Escrow Account). Any portion of the Indemnity Escrow Amount remaining in escrow on March 1, 2025 (the “Escrow Release Date”), less the aggregate of (i) any Claimed Amounts made by any Parent Indemnified Persons which have not become Established Claims, plus (ii) any Established Claims in favor of Parent Indemnified Persons which have not yet been paid pursuant to Section 9.06(a) (such retained amount of the Indemnity Escrow Amount, as it may be further reduced after the Escrow Release Date by distributions to the Company Unitholders as set forth below and by recoveries by the Parent Indemnified Persons pursuant to this Article IX and the Escrow Agreement, the “Retained Escrow Amount”), plus (iii) an estimate, if reasonably obtainable, of the expenses that would be allocated to the Company Unitholders pursuant to Section 7.01(b) shall promptly be released from the Indemnity Escrow Account. Parent and the Unitholders’ Representative shall promptly thereafter and in any event within five business days deliver a joint direction instructing the Escrow Agent to pay such amount to the Exchange Agent for further distribution pursuant to and in accordance with Section 2.04(c). In the event and to the extent that, after the Escrow Release Date, any outstanding Claimed Amount made by any Parent Indemnified Person pursuant to this Article IX is resolved against such Parent Indemnified Person: (i) the Escrow Agent shall promptly release from the Indemnity Escrow Account an aggregate amount of the Retained Escrow Amount equal to the amount of the outstanding Claimed Amounts resolved against such Parent Indemnified Person, and (ii) Parent and the Unitholders’ Representative shall promptly and in any event within five business days, deliver a joint direction instructing the Escrow Agent to pay such resolved amount to the Exchange Agent for further distribution pursuant to and in accordance with Section 2.04(c); provided, however, that any such release and distribution shall only be made to the extent that the Retained Escrow Amount remaining after such distribution would be sufficient to cover the Claimed Amounts made by Parent Indemnified Persons that are still unresolved at such time. Exclusive Remedy. Except in the case of fraud, Parent, on its behalf and on behalf of each of the Parent Indemnified Persons, acknowledges and agrees that, if the Closing occurs: (i) the aggregate liability of the Company Unitholders for all Damages with respect to any claims pursuant to the applicable provisions set forth in this Agreement shall not exceed the Indemnity Escrow Amount, and (ii) its sole and exclusive remedy following the Closing from the Company Unitholders with respect to any and all claims to the extent arising under, out of, representations and warranties of the Company contained in this Agreement and the certificates delivered to Parent pursuant to Sections 8.02(c) and 8.02(d) shall be pursuant to the applicable provisions set forth in this Agreement and shall be limited to the Indemnity Escrow Account and no Parent Indemnified Person will have any other monetary entitlement, remedy or recourse, whether in contract, tort or otherwise, against the Company Unitholders or any of their affiliates or direct or indirect equityholders, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by Parent, on its behalf and on behalf of each of the Parent Indemnified Persons, to the fullest extent permitted by law.

64 [[6200550v1]] Except in the case of fraud, the Company, on its behalf and on behalf of each of the Company Indemnified Persons, acknowledges and agrees that, if the Closing occurs: (i) the aggregate liability of Parent for all Damages with respect to any claims pursuant to the applicable provisions set forth in this Agreement shall not exceed the Indemnity Escrow Amount, and (ii) its sole and exclusive remedy following the Closing from Parent with respect to any and all claims to the extent arising under, out of, representations and warranties of Parent and Merger Sub contained in this Agreement and the certificates delivered to the Company pursuant to Section 8.03(c) shall be pursuant to the applicable provisions set forth in this Agreement and shall be limited to the amount of the Indemnity Escrow Amount, and no Company Indemnified Person will have any other monetary entitlement, remedy or recourse, whether in contract, tort or otherwise, against Parent or any of its affiliates or direct or indirect equityholders, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Company, on its behalf and on behalf of each of the Company Unitholders, to the fullest extent permitted by law. Treatment of Indemnification Payments. Any payments made pursuant to the indemnification obligations arising under this Agreement shall be treated as an adjustment to the consideration paid to the Company Unitholders in exchange for the Company Units for all Tax purposes, except as required by applicable law. Definitions. As used in this Article IX: “Indemnitee” means any person entitled to indemnification under this Article IX; and “Indemnitor” means any person required to provide indemnification under this Article IX. In respect of this Article IX, the Unitholders’ Representative will generally be deemed to be the representative of, and to be acting on behalf of, (i) the Company Unitholders, in any situation in which the Indemnitee is a Parent Indemnified Person and (ii) the Company Indemnified Persons, in any situation in which the Indemnitee is a Company Indemnified Person, and in such cases, unless otherwise specified in this Article IX, any notices to be delivered to the Indemnitor (in the case of the prior clause (i)) or to the Indemnitee (in the case of the prior clause (ii)) shall be delivered to the Unitholders’ Representative. Unitholders’ Representative Unitholders’ Representative. By (i) the approval and adoption of this Agreement pursuant to applicable law, (ii) participation in the Merger and receipt of the benefits thereof or (iii) separate instruments (including Written Consents and Letters of Transmittal), each Company Unitholder irrevocably appoints (or is deemed to irrevocably appoint) the Unitholders’ Representative as the representative, agent, proxy and attorney-in-fact for all the Company Unitholders for all purposes under this Agreement, the Exchange Agent Agreement and the Escrow Agreement, including the full power and authority

65 [[6200550v1]] to act on their behalf, and in any event the Unitholders’ Representative shall have the full power and authority to act on the behalf of all of the Company Unitholders and shall have the right: (1) to consummate the transactions contemplated by this Agreement, the Exchange Agent Agreement, the Escrow Agreement and the other agreements, instruments and documents contemplated by this Agreement, the Exchange Agent Agreement or the Escrow Agreement or executed in connection herewith or therewith; (2) to negotiate disputes arising under, or relating to, this Agreement, the Exchange Agent Agreement, the Escrow Agreement and the other agreements, instruments and documents contemplated by this Agreement, the Exchange Agent Agreement, the Escrow Agreement or executed in connection herewith (including pursuant to Section 2.05) or therewith; (3) to receive and disburse to the Company Unitholders any funds received on behalf of the Company Unitholders under this Agreement, the Exchange Agent Agreement, the Escrow Agreement or otherwise; (4) to withhold any amounts received on behalf of the Company Unitholders or otherwise to satisfy any and all obligations or liabilities incurred by the Company Unitholders or the Unitholders’ Representative in the performance of its duties hereunder or pursuant to the Exchange Agent Agreement and/or the Escrow Agreement; (5) to execute and deliver any amendment or waiver to this Agreement, the Exchange Agent Agreement, the Escrow Agreement or any other agreements, instruments or documents contemplated by this Agreement, the Exchange Agent Agreement, the Escrow Agreement or executed in connection herewith or therewith (without the prior approval of the Company Unitholders, to the extent permitted by applicable law); and (6) to take all other actions to be taken by or on behalf of the Company Unitholders in connection with this Agreement (including pursuant to Section 2.05), the Exchange Agent Agreement, the Escrow Agreement and the other agreements, instruments and documents contemplated by this Agreement, the Exchange Agent Agreement, the Escrow Agreement or executed in connection herewith or therewith, including settling disputes under this Agreement and authorizing payment from, and settling disputes with respect to any payments from, the Representative Reimbursement Account. Such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Unitholders’ Representative and shall not terminate or otherwise be affected by the death, incapacity, bankruptcy, dissolution or liquidation of any Company Unitholder. All decisions and actions by the Unitholders’ Representative shall be binding upon all of the Company Unitholders, and no Company Unitholder shall have the right to object, dissent, protest or otherwise contest the same. The Unitholders’ Representative shall have no duties or obligations hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement. By (i) the approval and adoption of this Agreement pursuant to applicable law, (ii) participation in the Merger and receipt of the benefits thereof or (iii) separate instruments (including Written Consents and Letters of Transmittal), each Company Unitholder irrevocably agrees (or is deemed to irrevocably agree), severally, for itself only and not jointly, to indemnify and hold harmless the Unitholders’ Representative and its agents and other representatives against their Pro Rata Share of all expenses (including reasonable attorneys’ fees), judgments, fines and amounts incurred by such persons in connection with Action to which any of the Unitholders’ Representative or such other persons is made a party by reason of the fact that it is or was acting as the Unitholders’ Representative pursuant to the terms of this Agreement.

66 [[6200550v1]] Neither the Unitholders’ Representative nor any of its agents or other representatives shall incur any liability to any Company Unitholder by virtue of the failure or refusal of such persons for any reason to consummate the transactions contemplated hereby or relating to the performance of the Unitholders’ Representative’s duties hereunder, except for actions or omissions constituting gross negligence, willful misconduct or fraud. The Unitholders’ Representative and its agents and other representatives shall have no liability in respect of any Action brought against such persons by any Company Unitholder, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, if such persons took or omitted taking any action in good faith. The Unitholders’ Representative shall have the right from time to time to distribute to the Unitholders’ Representative from the funds remaining in the Representative Reimbursement Account, prior to any distribution to the Company Unitholders, an amount in cash sufficient for reimbursing the Unitholders’ Representative’s reasonable out-of-pocket expenses incurred by it or its representatives in the performance of its duties hereunder. At any time following the Closing Date, Company Unitholders entitled to a majority of the Merger Consideration pursuant to the terms of this Agreement (the “Majority Unitholders”) may, by written consent of the Majority Unitholders, appoint a new representative to replace the Unitholders’ Representative. Notice together with a copy of the written consent appointing such new Unitholders’ Representative and bearing the signatures of the Majority Unitholders must be delivered to Parent not less than ten days prior to such appointment. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent. In the event that the Unitholders’ Representative becomes unable or unwilling to continue in its capacity as the Unitholders’ Representative, or if the Unitholders’ Representative resigns as the Unitholders’ Representative, the Majority Unitholders may, by written consent, appoint a new representative to replace the Unitholders’ Representative. Notice and a copy of the written consent appointing such new representative and bearing the signatures of the Majority Unitholders must be delivered to Parent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Parent. A decision, act, consent or instruction of the Unitholders’ Representative shall constitute the decision, act, consent or instruction of the Company Unitholders and shall be final, binding and conclusive upon the Company Unitholders, and Parent shall be entitled to rely upon any such decision, act, consent or instruction as being the decision, act, consent or instruction of the Company Unitholders. The Unitholders’ Representative shall hold the Representative Reimbursement Fund Amount as agent and for the benefit of the Company Unitholders in a segregated account, which shall be used for the purposes of making the payments permitted to be made by the Unitholders’ Representative pursuant to this Section 10.01. The Company Unitholders shall not receive interest or other earnings on amounts in the Representative Reimbursement Account. The Unitholders’ Representative shall have no responsibility or liability to the Company Unitholders for any loss of principal of the Representative

67 [[6200550v1]] Reimbursement Account other than as a result of its gross negligence, willful misconduct or fraud. For tax purposes, the Representative Reimbursement Fund Amount shall be treated as having been received and voluntarily set aside by the Company Unitholders at the time of Closing. As soon as practicable following the completion of the Unitholders’ Representative’s responsibilities, the Unitholders’ Representative shall deliver any remaining balance in the Representative Reimbursement Account (such amount, the “Representative Reimbursement Fund Release Amount”) to the Exchange Agent for further distribution pursuant to and in accordance with Section 2.04(c). Termination, Amendment and Waiver Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Requisite Approval: by mutual written consent of Parent and the Company; by either Parent or the Company: if the Closing shall not have occurred by April 19, 2024 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 11.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Closing to occur prior to such date and such action or failure to act constitutes a breach of this Agreement; or if the condition set forth in Section 8.01(b) is not satisfied and any Law or Governmental Order giving rise to such non-satisfaction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 11.01(b)(ii) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the condition set forth in Section 8.01(b) to be satisfied and such action or failure to act constitutes a breach of this Agreement; by Parent, if the Company or the Unitholders’ Representatives shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.02(a) or 8.02(b) and (B) is incapable of being cured by the Termination Date, or, if capable of being cured by the Termination Date, is not cured within thirty days following receipt of written notice of such breach or failure to perform from Parent, provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 11.01(c) if Parent or Merger Sub is then in breach of its representations, warranties, covenants or

68 [[6200550v1]] agreements set forth in this Agreement to the extent that such breach or breaches would give rise to the failure of a condition set forth in Sections 8.03(a) or 8.03(b); or by the Company, if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Sections 8.03(a) or 8.03(b) and (B) is incapable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured within 30 days following receipt of written notice of such breach or failure to perform from the Company; provided, however, that (i) the Company shall not be entitled to terminate this Agreement pursuant to this Section 11.01(d) if the Company is then in breach of its representations, warranties, covenants or agreements set forth in this Agreement to the extent that such breach or breaches would give rise to the failure of a condition set forth in Sections 8.02(a) or 8.02(b). Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, the Company or the Unitholders’ Representative under this Agreement, except that (a) the provisions of the final sentence of Section 6.02, Section 6.05, this Section 11.02 and Article XIII shall survive such termination and (b) the termination of this Agreement shall not relieve any liability for any willful breach of this Agreement or any fraud. Amendment. This Agreement may be amended by the parties hereto at any time before or after the Requisite Approval has been obtained; provided, however, that, after the Requisite Approval has been obtained, there shall be made no amendment that by applicable law (including the Merger Laws) requires further approval by the Company Unitholders without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts required hereunder, (ii) to the extent permitted by law, waive any inaccuracies in or breaches of any of the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) to the extent permitted by law, waive compliance with any of the covenants, agreements, obligations or conditions contained herein; provided, however, that, after the Requisite Approval has been obtained, there shall be no waiver by the Company that by applicable law (including the Merger Laws) requires further approval by the Company Unitholders without such approval having been obtained. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

69 [[6200550v1]] Guarantee from the Guarantor Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Company, as primary obligor and not merely as a surety, (i) the due and punctual payment of all monetary obligations of Parent under this Agreement and the Ancillary Agreements and (ii) the full and complete performance of all covenants and agreements of Parent and Merger Sub under this Agreement and the Ancillary Agreements (the obligations of the Guarantor specified in clauses (i) and (ii) above, collectively, the “Guaranteed Obligations”). The guarantee contained in this Article XII shall remain in full force and effect until all of the Guaranteed Obligations shall have been indefeasibly paid, observed, performed, satisfied by payment and discharged in full. Nature of Guarantee. The Guarantor guarantees that the Guaranteed Obligations will be duly and punctually paid and performed in accordance with the terms of this Article XII. If for any reason Parent or Merger Sub shall fail or be unable to duly and punctually pay or perform, or cause to be duly and punctually paid or performed, the Guaranteed Obligations as and when the same shall become due and payable, the Guarantor shall, subject to the terms and conditions of this Article XII, forthwith duly and punctually pay or perform, or cause to be duly and punctually paid or performed, such Guaranteed Obligations. The Guarantor further agrees that the guarantee contained in this Article XII (the “Guarantee”) constitutes a guarantee of payment and performance when due and not of collection and is in no way conditioned or contingent upon any attempt to collect from Company. The Guarantor acknowledges and agrees that (a) the Company may bring and prosecute a separate action or actions against the Guarantor in respect of the payment, performance and discharge of the Guaranteed Obligations, regardless of whether an action is brought against any of Parent and/or Merger Sub or whether any of Parent and/or Merger Sub is joined in any such action or actions, and (b) the Company is not obligated to file any claim relating to the Guaranteed Obligations in the event that any of Parent and/or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment hereunder is rescinded or returned for any reason, the Guarantor shall remain liable hereunder as if such payment had not been made. Changes in Obligations; Certain Waivers. The Guarantor agrees that the Company may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment, performance or discharge of any of the Guaranteed Obligations, and may also make any agreement with Parent, Merger Sub or any other person interested in the transactions contemplated by this Agreement for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of this Agreement or any agreement between the Company and Parent, Merger Sub or any such other person without in any way affecting the Guarantor’s obligations under the Guarantee or the validity or enforceability of the Guarantee. The Guarantor agrees that its obligations hereunder shall not be

70 [[6200550v1]] released or discharged, in whole or in part, or otherwise affected by: (i) the failure or delay on the part of the Company to assert any claim or demand or to enforce or exhaust any right, remedy, privilege or power against Parent or any other person; (ii) any change in the time, place or manner of payment, performance or discharge of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement or any other agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iii) the addition, substitution or release of Parent or any other person; (iv) any change in the legal existence, structure or ownership of Parent or any other person; (v) any insolvency, bankruptcy, dissolution, receivership, reorganization or other similar proceeding affecting Parent or any other person; (vi) the existence of any claim, set-off or other right which the Guarantor may have at any time against Parent, Merger Sub or the Company or any of their Affiliates, whether in connection with the Guaranteed Obligations or otherwise, except as expressly provided in this Agreement; (vii) the adequacy of any means the Company may have of obtaining payment, performance or discharge in respect of the applicable Guaranteed Obligations or (viii) the value, genuineness, validity, regularity, illegality or enforceability of this Agreement or any other agreement or instrument referred to herein or therein. To the fullest extent permitted by Law, the Guarantor hereby irrevocably and expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. The Guarantor irrevocably and expressly waives in advance promptness, diligence, notice of the acceptance of the Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any obligations incurred and all other notices of any kind (except for notices to be provided to Parent and its counsel in accordance with this Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Law now or hereafter in effect or any right to require the marshalling of assets of Parent or any other person and all suretyship defenses generally (other than defenses to the payment of the applicable Guaranteed Obligations that are available to Parent or Merger Sub under this Agreement or breach by the Company of the Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the waivers set forth in the Guarantee are knowingly made in contemplation of such benefits. The Guarantor hereby covenants and agrees that it shall not directly or indirectly institute, and shall cause its Affiliates not to institute, any proceeding asserting or assert as a defense in any proceeding, and shall cause its Affiliates not to directly or indirectly institute any proceeding asserting or assert as a defense in any proceeding, (i) that (x) the Company has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity or (ii) the illegality, invalidity or unenforceability in accordance with its terms of the Guarantee. Unless and until all applicable amounts payable by the Guarantor under the Guarantee shall have been paid in full in immediately available funds, the Guarantor hereby unconditionally and irrevocably waives, and agrees not to exercise, any rights that it may now have or hereafter acquire against Parent or any other person that arise from the existence, payment, performance, discharge or enforcement of the Guarantor’s obligations under or in respect of this Guarantee or any other agreement in connection therewith, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to

71 [[6200550v1]] participate in any claim or remedy of the Company against Parent or any other person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Parent or any other person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and the Guarantor shall not exercise any such rights. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of all amounts payable by the Guarantor under the Guarantee, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be promptly paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable, or thereafter to become payable, by the Guarantor under the Guarantee. Representations and Warranties of the Guarantor. Solely for the purpose of this Article XII, the Guarantor represents and warrants to Company as follows: Organization. The Guarantor is an exempted limited liability company duly organized, validly existing and in good standing under the laws of Bermuda has all requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties in all material respects. Corporate Authorization and No Contravention. The Guarantor has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations in connection with the Guarantee. The execution and delivery of this Agreement and the performance of the obligations under the Guarantee have been duly and validly authorized by the board of directors of the Guarantor and no other proceedings on the part of the Guarantor are necessary to authorize this Agreement or the performance of the Guarantor’s obligations under the Guarantee and does not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its Governing Documents or (iii) any material agreement, material Contract, order or other material instrument to which it is a party or its property is subject, except where such contravention or default would not reasonably be expected to affect the ability of the Guarantor to perform their respective obligations under this Agreement. Binding Effect. This Guarantee constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the application of the Bankruptcy and Equity Exceptions. No Consent Required. Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.04, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Guarantor in connection with the execution and delivery of this Agreement by the Guarantor, except such consents, approvals, orders, authorizations, actions, registrations, declarations, waivers, filings and notices the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to affect the ability of the Guarantor to perform their respective obligations under this Agreement.

72 [[6200550v1]] Financial Capacity. The Guarantor has the financial capacity to pay, perform and discharge its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with this Article XII. Sole Obligation of the Guarantor. Other than Section 13.14, this Article XII contains the only provisions in this Agreement that are applicable to the Guarantor. The Guarantor shall not have any obligations under this Agreement other than those expressly set forth in this Article XII. General Provisions Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have together drafted this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly given upon delivery, even if the party to whom the notice is delivered refuses to accept delivery) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by certified or registered mail (return receipt requested and first class postage prepaid) or by electronic transmission by email, addressed as follows (or at such other address for a party as shall be specified by like notice): if to Parent, Merger Sub, the Guarantor or, after the Closing, the Surviving Company, to: PM Holdings LLC 23 South Main Street, Suite 3B Hanover, New Hampshire 03755 Attention: Liam Caffrey; Jason Lichtenstein Email: with copies (which shall not constitute notice) to: Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Attention: David Perkins; Maurio A. Fiore Email: dperkins@cravath.com; mfiore@cravath.com

73 [[6200550v1]] if, prior to the Closing, to the Company, to: Bamboo Ide8 Insurance Services, LLC 7050 Union Park Center, Suite 550 Midvale, UT 84047 Attention: Carleen Driscoll Email: with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Greg Astrachan; Howard Block Email: gastrachan@willkie.com; hblock@willkie.com if to the Unitholders’ Representative, to: John Chu c/o Bamboo Ide8 Insurance Services, LLC 7050 Union Park Center, Suite 550 Midvale, UT 84047 Attention: Carleen Driscoll Email: with a copy to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Attention: Greg Astrachan; Howard Block Email: gastrachan@willkie.com; hblock@willkie.com provided that any notice received at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day. Certain Definitions. For purposes of this Agreement: “Accredited Investor” shall have the meaning given to such term under Rule 501 of Regulation D under the Securities Act;

74 [[6200550v1]] “Action” means any claim, action, lawsuit, litigation, opposition, interference or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought at law or in equity); “Additional Capital Contribution” has meaning given to such term in the Company LLC Agreement; “Additional Merger Consideration” means (i) any Adjustment Payment Amount, (ii) any Adjustment Escrow Release Amount, (iii) any Indemnity Escrow Release Amount, and (iv) any Representative Reimbursement Fund Release Amount; “Adjustment Escrow Account” has the meaning set forth in Section 2.03(a)(ii); “Adjustment Escrow Amount” means $6,500,000; “Adjustment Escrow Release Amount” has the meaning set forth in Section 2.06(b); “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first person (it being understood that the term “control” (including the correlative terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by Contract or otherwise); “Aggregate Adjustment Amount” means (i) the result of (A) the Closing Cash, plus (B) the Closing Net Working Capital, minus (C) the Closing Captive Surplus Shortfall, minus (D) the Closing Indebtedness, minus (E) the Closing Transaction Expenses minus (ii) the result of (A) the Estimated Cash, plus (B) the Estimated Net Working Capital, minus (C) the Estimated Captive Surplus Shortfall, minus (D) the Estimated Indebtedness, minus (E) the Estimated Transaction Expenses; “Ancillary Agreements” means the Exchange Agent Agreement, the Escrow Agreement, the Rollover Agreements, the Letters of Transmittal and all other agreements, instruments and certificates contemplated hereby or thereby to which any party to this Agreement is a party; “Anti-Corruption Laws” means all applicable Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010; “Antitrust Law” means all applicable Laws designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

75 [[6200550v1]] “Applicable Closing Date” means: the Closing Date or, if (i) the Scheduled Closing Date occurs on or prior to December 31, 2023 and (ii) the Closing does not occur on the Scheduled Closing Date due to Parent withholding its consent pursuant to the proviso set forth in the first sentence of Section 1.02 for the Closing Date to occur on the Scheduled Closing Date, the Scheduled Closing Date; “Aquarian” means Aquarian Credit Funding LLC and Investors Heritage Life Insurance Company (as applicable); “Aquarian Credit Agreement” means the Loan and Security Agreement between, among others, the Company (as the borrower) and Aquarian Credit Funding LLC (as agent) dated August 16, 2022, as amended from time to time; “Aquarian Warrants” means the warrants granted by the Company to Aquarian to purchase Common Units; “Arizona Law” means the Arizona Revised Statutes; “Base Consideration” means $384,000,000; “Burdensome Condition” means (a) any material prohibition or limitation on the ownership or operation by Parent or any of its Affiliates of any portion of the Company or any of its Subsidiaries or any portion of the business, properties or assets of the Company or any of its Subsidiaries or Parent or any of its Affiliates, (b) any material prohibition or limitation on the ability of Parent or any of its Affiliates to acquire or hold, or exercise full right of ownership of, the Company or any of its Subsidiaries, (c) any material prohibition or limitation on Parent or any of its Affiliates effectively controlling any portion of the business, properties or assets of the Company or any of its Subsidiaries, or (d) in the case of the Company Unitholders, any material prohibition or limitation on the ownership or operation by such Company Unitholder or any of its Affiliates or direct or indirect equityholders of any portion of such person’s business, properties or assets, or any requirement of any of the foregoing persons to provide any form of capital support, keepwell, guarantee, equity, capital maintenance or similar agreement or arrangement in favor of Parent or any of its Affiliates (including the Company or any of its Subsidiaries or Parent or any of its Affiliates); “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in any of New York City, Bermuda or Luxembourg are permitted or required by applicable law to remain closed; “Captive Reinsurer” means Ide8 Limited, an exempted limited company incorporated in Bermuda and registered as a Class 2 insurer under the Bermuda Insurance Act 1978 as amended; “Captive Surplus Ratio” means the an amount equal to the ratio of (1) the excess of (a) the aggregate gross premiums written by the Captive Reinsurer during the trailing 12-month period ending on the Closing Date, over (b) the aggregate amount of

76 [[6200550v1]] expenses incurred by the Captive Reinsurer for excess of loss reinsurance over such period, in each case, determined as of the Reference Time in accordance with the Statutory Accounting Principles, to (2) the sum of (x) the amount that would be reflected in line item 40 on the Captive Reinsurer’s statutory balance sheet (Total Statutory Capital and Surplus) determined as of the Reference Time in accordance with the Statutory Accounting Principles plus the absolute value of (if negative) or minus (if positive) (y) Trial Balance number 330000 on the Captive Reinsurer’s balance sheet (Unrealized Gains/Losses) determined as of the Reference Time (an illustrative example of which is set forth in Section 13.03(v) of the Company Disclosure Letter); “Captive Surplus Ratio Target” means an amount equal to 5 to 1; “Captive Surplus Shortfall” means the amount (if any) by which the amount that would be reflected in line item 40 on the Captive Reinsurer’s statutory balance sheet (Total Statutory Capital and Surplus) determined as of the Reference Time in accordance with the Statutory Accounting Principles would need to be increased to result in a Captive Surplus Ratio less than or equal to the Captive Surplus Ratio Target as of the Reference Time. For the avoidance of doubt, if the Captive Surplus Ratio at the Reference Time is less than or equal to the Captive Surplus Ratio Target, the Captive Surplus Shortfall shall equal $0; “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (or any similar state, local or foreign law enacted in response to the COVID- 19 pandemic); “Cash” means, with respect to the Company and its Subsidiaries (other than the Captive Reinsurer), all cash and cash equivalents of the Company, in each case determined in accordance with GAAP, plus, to the extent applicable, any amount of Deemed Cash pursuant to Section 2.02(b); provided that Cash shall include all deposits in transit and shall be reduced for any outstanding checks and other debits and uncleared payments, and shall exclude any Restricted Cash; “Common Units” means the “Common Units” as such term is defined in Section 3.03 of the Company LLC Agreement; “Company Disclosure Letter” means the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement; “Company Fundamental Representations” means the representations and warranties set forth in Sections 3.01(a) (Organization, Standing and Power), 3.02 (Subsidiaries), 3.03(a), 3.03(b) and 3.03(c) (Capital Structure), 3.04(a) (Authority; Noncontravention), 3.18 (Brokers and Other Advisors) and 3.19 (Related Party Transactions) of this Agreement; “Company LLC Agreement” means that certain Fourth Amended and Restated Operating Agreement of the Company dated as of July 11, 2022, as amended by

77 [[6200550v1]] Amendment No. 1 to the Fourth Amended and Restated Operating Agreement, and as may be further amended as expressly provided in this Agreement; “Company Owned Intellectual Property” means, with respect to the Company, all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries; “Company Service Provider” means each employee, individual, independent contractor, individual consultant and other individual service provider engaged by the Company or any of its Subsidiaries as of the date hereof. “Company Unitholders” means the holders (other than the Company itself or any Subsidiary of the Company) of Company Units immediately prior to the Effective Time; “Company Units” means, collectively, Common Units, the Preferred Units and the Incentive Units; “Company Warrant” means each outstanding warrant to purchase Company Units. “Contagion Event” means the effects of any outbreak of contagious disease, epidemic or pandemic (including COVID-19 and any evolutions or mutations thereof), any escalation or worsening of such matter (including any subsequent waves), or any declaration of martial law, any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Entity (including the Centers for Disease Control and Prevention) in response thereto. “Contract” means, with respect to any person, any note, bond, mortgage, indenture, easement, license, contract, agreement, lease, instrument, arrangement, understanding or other legally binding obligation to which such person is a party or is otherwise subject or bound. “Conversion Rate” has meaning given to such term in the Company LLC Agreement; “COVID-19” means the infectious disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and known as “COVID-19”; “Delaware Law” means the Limited Liability Company Act of the State of Delaware; “Distributions” has meaning given to such term in the Company LLC Agreement;

78 [[6200550v1]] “ERISA” means the U.S. Employee Retirement Income Security Act of 1974; “Escrow Agent” means Citibank, N.A.; “Established Claim” means any portion of a Claimed Amount that is (i) not disputed through Dispute Notice, to the extent contemplated by Section 9.05, (ii) resolved by mutual resolution of the Unitholders’ Representative and the relevant Parent Indemnified Person, or (iii) has been, and to the extent, sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction; “Estimated Closing Consideration” means the sum of (i) the Base Consideration, minus (ii) the amount of Estimated Indebtedness, minus (iii) the amount of the Estimated Transaction Expenses, plus (iv) the amount of Estimated Cash, plus (v) the amount, if any, by which the Estimated Net Working Capital exceeds (or is less negative than) the Target Net Working Capital, minus (vi) the amount, if any, by which the Target Net Working Capital exceeds (or is less negative than) the Estimated Net Working Capital, minus (vii) the Estimated Captive Surplus Shortfall, minus (viii) the Representative Reimbursement Fund Amount, minus (ix) the Indemnity Escrow Amount, minus (x) the Adjustment Escrow Amount minus (xi) the Aggregate Rollover Amount and minus (xii) if any, the Unexercised Warrant Amount; “Ex-Im Laws” means all applicable laws relating to export, re-export, transfer and import controls, including the Export Administration Regulations, the applicable laws relating to customs and import matters administered by U.S. Customs and Border Protection and the EU Dual Use Regulation; “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Aquarian Interest” means the excess of (a) any accrued and unpaid payment-in-kind interest on (or increase in face value or principal amount of) the outstanding principal amount under the Aquarian Credit Agreement (but not, for the avoidance of doubt, any accrued and unpaid interest required to be paid in cash pursuant to the Aquarian Credit Agreement), over (b) $171,808.00; “fraud” means actual common law fraud under Delaware Law; provided, however, that “fraud” shall not include any fraud claim based on constructive knowledge, recklessness, negligent misrepresentation or a similar theory; “GAAP” means the generally accepted accounting principles in the United States as in effect from time to time; “Governing Documents” means the legal document(s) by which any person (other than an individual) establishes its legal existence or which govern its internal affairs, including as applicable, the articles or certificate of incorporation or formation, bylaws, operating agreement, limited liability company agreement, partnership agreement, shareholders’ agreement, voting agreement, voting trust agreement, joint

79 [[6200550v1]] venture agreement, registration rights agreement and any similar agreement and any amendments or supplements to any of the foregoing; “Governmental Official” means any officer, official, representative or employee of, or any other person acting in an official capacity for or on behalf of, (a) any Governmental Entity, including any entity owned or controlled thereby, (b) any political party or political candidate or (c) any public international organization; “Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976; “Incentive Units” means the “Series C Profits Interest Units” as such term is defined in Section 3.05 of the Company LLC Agreement; “Indebtedness” means, with respect to the Company and its Subsidiaries, as of any particular time, without duplication and expressed as a positive number, (i) any liability of the Company for borrowed money including any obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (ii) all obligations of the Company that bear interest (other than trade payables and other current trade liabilities incurred in the ordinary course of business, to the extent included as a current liability in Net Working Capital), (iii) all obligations, contingent or otherwise, of the Company in respect of any letters of credit (to the extent drawn), performance bonds, surety bonds, bankers’ acceptances or similar credit transactions, (iv) any obligations or amounts in respect of any interest rate swap, collar, cap, forward contract or other hedging arrangement of the Company other than any of its Subsidiaries that is an insurance company or reinsurance company, (v) all obligations of the Company or its Subsidiaries under leases required to be classified as capital leases in accordance with GAAP (excluding operating lease liabilities) or classified as such in the Financial Statements, (vi) all obligations of the Company under conditional sale, other title retention agreements or other vendor financing relating to any property or assets purchased by the Company (other than trade payables and other current trade liabilities incurred in the ordinary course of business, to the extent included as a current liability in Net Working Capital), (vii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company, whether or not the obligations secured thereby have been assumed, (viii) all obligations of the Company consisting of overdrafts (other than overdrafts in respect of any premium trust accounts or claims trust accounts, to the extent included as a current liability in Net Working Capital), (ix) all obligations of the Company for the deferred purchase price with respect to the acquisition of property, businesses, assets, securities or services, including pursuant to any earn-out or similar obligation, whether contingent or not, or any seller notes, indemnities or post- closing true-up obligations (other than trade payables and other current trade liabilities incurred in the ordinary course of business, to the extent included as a current liability in

80 [[6200550v1]] Net Working Capital) or any unpaid fees and disbursements of professional advisers in connection with any such acquisition (whether or not consummated), (x) any liability of the Company or its Subsidiaries for income Taxes (A) for any Pre-Closing Tax Period for which a final income Tax Return has not yet been filed or (B) that are unpaid Elective Deferred Taxes (irrespective of tax period), in each case to the extent unpaid, (xi) all accrued or unpaid severance with respect to terminations that occur prior to Closing Date, and accrued but unpaid employee bonuses (including the employer paid portion of any applicable payroll Taxes) (xii) any obligations or liabilities associated with any loans or other stimulus packages received pursuant to the CARES Act, (xiii) any declared and unpaid dividends (including on any preferred units) or distributions or amounts owed to the Company Unitholders or their Affiliates, (xiv) any liability of the Company with respect to excess of loss re-insurance with any Top Carrier or any of their respective Affiliates (otherwise than pursuant to Contract), and (xv) any accrued and unpaid Premium Payable Contra-Sliding Scale (i.e., Trial Balance account 200300) related to the period prior to Treaty Year 2023, and (xvi) to the extent not otherwise included, any obligation by the Company to be liable for, or to pay, as obligor, guarantor, surety or otherwise, the obligations of a third person of the type referred to in clauses (i) through (xv) and, in the case of each of clauses (i) through (xvi), including any principal, accreted value, accrued or unpaid interest, indemnities, prepayment premiums, breakage costs, expense reimbursements, penalties or other fees, charges, payments or expenses. Notwithstanding the foregoing, Indebtedness does not include any amount included in Transaction Expenses, the Unexercised Warrant Amount or the Excluded Aquarian Interest; “Indemnity Escrow Amount” means $25,000,000; “Indemnity Escrow Release Amount” means the amount of the Indemnity Escrow Account paid or payable to the Company Unitholders pursuant to Section 9.06 of this Agreement and the Escrow Agreement; “Insurance Contract” means any insurance policy, binder, slip or contract issued, bound or placed by the Company or any of its Subsidiaries on behalf of an insurance carrier in connection with the Company’s business or its Subsidiaries’ business. “Insurance Laws” means all Laws applicable to the business of insurance or reinsurance or the regulation of insurance or reinsurance companies, whether federal, national, provincial, state, local, foreign or multinational, and all applicable orders and directives by Insurance Regulators in any jurisdiction in which the Company or its Subsidiaries operate; “Insurance Producer” means an insurance agent, broker, distributor or other producer that offers, writes, sells or produces any Insurance Contract for the Company or any of its Subsidiaries (in each case, either currently or previously); “Insurance Regulator” means any Governmental Entity regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies, under Insurance Laws;

81 [[6200550v1]] “Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, including such rights in and to (i) patents, patent applications, statutory invention registrations, registered designs and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, substitutions and extensions (including any supplemental protection certificate) (collectively, “Patents”); (ii) trademarks, trade dress, trade names, brand names, corporate names, service marks, certification marks, designs, logos, slogans and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (collectively, “Trademarks”); (iii) registered and unregistered copyrights, works of authorship (including rights in Software as a work of authorship), copyrightable works (published or unpublished) and all applications and registrations therefor (collectively, “Copyrights”); (iv) rights associated with domain names, uniform resource locators, Internet Protocol addresses, social media handles and other names, identifiers, and locators associated with Internet addresses, sites and services; (v) computer programs (whether in source code, object code, human readable form or other form), applications, algorithms, user interfaces, application programming interfaces, firmware, diagnostics, software development tools and kits, templates, analytics and tracking tools, compilers, version control systems, operating system virtualization environments and technology supporting the foregoing, together with all boot, compilation, configuration, debugging, performance analysis and runtime files, libraries, and documentation, including user manuals and training materials, related to any of the foregoing, and all error corrections, updates, upgrades, enhancements, translations, modifications, adaptations, further developments and derivative works thereto (collectively, “Software”); (vi) trade secrets and industrial secret rights, rights in confidential information (including technical information, invention disclosures and inventions (whether or not patented or patentable and whether or not reduced to practice), data, databases, data collections, designs, processes, testing procedures, testing results, discoveries, improvements, concepts, ideas, methods, processes, designs, schematics, drawings, specifications, research and development information, technology and business, financial, sales and marketing plans) (“Trade Secrets”); and (vii) other similar or equivalent intellectual property rights anywhere in the world; “IT Assets” means (i) all computers (including servers, workstations, desktops, laptops and handheld devices), Software, hardware, networks, firmware, middleware, routers, hubs, switches, data communications lines, data storage devices, data centers, operating systems and other information technology equipment and other information technology hardware and infrastructure, including any “Infrastructure-as-a- Service” or “Platform-as-a-Service” or other cloud or hybrid cloud services and (ii) all business systems software or applications (including customer relationship management, enterprise resource planning, human resource, information technology support and accounting systems), whether hosted “on prem” or in the cloud, or provided as a service (e.g., “Software-as-a-Service”), in the case of each of clauses (i) and (ii), owned, licensed, used or leased by the Company or any of its Subsidiaries;

82 [[6200550v1]] “Knowledge” means, with respect to the Company and any matter in question, the actual knowledge of the person’s listed on Schedule 13.03(a) of the Company Disclosure Letter; “Law” means any national, regional or local law, statute, ordinance, regulation, judgment, decree, injunction or other legally binding obligation, U.S. or non- U.S., imposed by or on behalf of a Governmental Entity; “Letter of Transmittal” means a letter of transmittal, which shall contain a customary release of all claims against Parent, Merger Sub and the Company arising out of or related to such holder’s ownership of Company Units, and shall otherwise be in such customary form as Parent and the Exchange Agent shall reasonably agree upon; “Liens” means, collectively, pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever; “Majority in Interest of the Series A Preferred Members” has the meaning given to such term in the Company LLC Agreement; “Material Adverse Effect” means, with respect to the Company, any change, effect, event, occurrence, state of facts or development (each, an “Event”) that, individually or in the aggregate, has resulted in or would reasonably be expected to (i) result in a material adverse effect to the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, provided, however, that in the case of this clause (i), in no event shall any Event resulting from, arising out of or relating to any of the following, alone or in combination, constitute or be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any changes in general economic, business, regulatory or legislative conditions in the United States or in any other jurisdiction in which the Company or any of its Subsidiaries has operations or conducts business, except to the extent such changes disproportionately and adversely impact the Company and its Subsidiaries, taken as a whole, relative to other comparable participants in the industry in which the Company and its Subsidiaries operate, (B) any Event reasonably attributable to conditions affecting the industry in which the Company or any of its Subsidiaries operate or any Event in United States or global financial, credit, banking, currency or capital markets or conditions, including changes in prevailing interest rates, currency exchange rates, currency fluctuations or price levels or trading volumes in the United States or foreign credit, banking, currency or capital markets, except to the extent such changes disproportionately adversely impact the Company and its Subsidiaries, taken as a whole, relative to other comparable participants in the industry in which the Company and its Subsidiaries operate, (C) any changes in global or national political conditions (including the outbreak or escalation of war, armed hostilities, military or police action, sabotage or act of terrorism), or any act of God, Contagion Event, widespread cyberattack not targeted specifically at the Company or its Subsidiaries, hurricane, earthquake, tropical storm, floods, fire or other natural or man- made disasters, in each case, whether commenced before or after the date hereof and whether or not pursuant to the declaration of a national emergency, whether inside or

83 [[6200550v1]] outside the United States, in each case except to the extent such changes disproportionately and adversely impact the Company and its Subsidiaries, taken as a whole, relative to other comparable participants in the industry in which the Company and its Subsidiaries operate, (D) any changes or proposed changes in Law or GAAP, or other applicable accounting rules, or the interpretation or enforcement thereof, including changes in capital requirements for insurance companies required by applicable Law or mandated by any Governmental Entity, (E) the negotiation, execution, announcement or performance of this Agreement and the transactions contemplated hereby (including compliance with the covenants set forth herein, or any action taken or omitted to be taken by the Company or its Subsidiaries at the prior written request or with the prior written consent of Parent or Merger Sub) or the pendency of the Merger or the identity of the parties to this Agreement, including any resulting termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, reinsurers, agents, brokers, partners, officers or employees of the Company and its Subsidiaries, (F) actions required by the terms of this Agreement to obtain any consent, approval, authorization or waiver under applicable Law in connection with the Merger and the other transactions contemplated by this Agreement (including pursuant to Section 6.03), (G) the effects of any breach, violation or non-performance of any provision of this Agreement by Parent, Merger Sub or any of their Affiliates, or (H) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal projections, forecasts or revenue or earnings predictions or other financial performance or results of operations (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect to the extent not otherwise excluded by any of the other clauses of this proviso); or (ii) prevent, materially impede or materially delay the consummation by the Company or any of its Subsidiaries of the Merger or the other transactions contemplated hereby on or before the Termination Date; “Merger Consideration” means (i) the Estimated Closing Consideration, plus (ii) any Additional Merger Consideration, in the case of each of clause (i) and (ii), to the extent payable to the Company Unitholders; “Net Working Capital” means an amount, which may be positive or negative, equal to (i) the current assets of the Company and its Subsidiaries (other than the Captive Reinsurer) on a consolidated basis (excluding any income or deferred Tax assets), minus (ii) the current liabilities of the Company and its Subsidiaries (other than the Captive Reinsurer) on a consolidated basis (excluding any income or deferred Tax liabilities) (for the avoidance of doubt, current liabilities shall not include any amounts that comprise the Excluded Aquarian Interest), in each case determined as of the Reference Time in accordance with the Statement Preparation Principles; “Open Source Software” means any Software that is distributed (i) as “free software” (as defined by the Free Software Foundation), (ii) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd) or (iii) under a license or

84 [[6200550v1]] agreement that requires, as a condition of the use, modification or distribution of Software subject to such license or agreement, that such Software or other Software linked with, called by, combined or distributed with such Software be (A) disclosed, distributed, made available, offered, licensed or delivered in source code form, (B) licensed for the purpose of making derivative works, (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (D) redistributable at no charge; “Original Issue Price” has the meaning given to such term in the Company LLC Agreement; “Parent Fundamental Representations” means the representations and warranties set forth in Sections 4.01 (Organization, Standing and Power), 4.02(a) (Authority; Noncontravention) and 4.06 (Brokers and Other Advisors) of this Agreement; “Parent LLC Agreement” means the limited liability company agreement of Parent in the form attached to the Rollover Agreements entered into with Initial Rollover Unitholders; “Parent Units” means the “Class A Units” as such term is defined in the Parent LLC Agreement; “Participants” means any current or former director, officer, employee or contractor of the Company or any of its Subsidiaries; “Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any binding administrative guidance issued thereunder or successor provisions and any similar provision of state or local Tax laws; “Pass-Through Tax Return” means all income Tax Returns of an entity filed or required to be filed with any Taxing Authority with respect to which the direct or indirect beneficial owners of such entity, and not such entity itself, are required to pay the related Tax (including, for the avoidance of doubt, IRS Form 1065 and any similar state or local tax form) “Payoff Letter” means a letter, provided by the lenders or holders (or agent on their behalf) providing any portion of the Closing Indebtedness related to Indebtedness set forth in clauses (i) or (ii) of the definition thereof and the Aquarian Credit Agreement and amounts borrowed thereunder, in respect of the repayment at Closing of such Indebtedness, including all amounts owed under the Aquarian Credit Agreement whether constituting Indebtedness or Excluded Aquarian Interest. Such letter shall set forth the amount of, or the formula for the determination of, such portion of the Closing Indebtedness, set forth instructions for the repayment of such portion of the Closing Indebtedness, and provide for the automatic termination and the release of all related guarantees, if any, in connection therewith; “Per Common Unit Closing Consideration” means, with respect to any Common Unit, the amount that would be distributable in respect of such Common Unit if

85 [[6200550v1]] the Company distributed an aggregate amount equal to the Estimated Closing Consideration (calculated for this purpose without any reduction with respect to the Aggregate Rollover Amount) pursuant to, and in accordance with, Section 7.1 of the Company LLC Agreement, determined as if such distribution occurred immediately prior to the Effective Time; “Per Common Unit Post-Closing Consideration” means, with respect to any Common Unit and any payment of Additional Merger Consideration, the amount that would be distributable in respect of such Common Unit if the Company distributed the aggregate amount of such payment pursuant to, and in accordance with, Section 7.1 of the Company LLC Agreement, determined as if such distribution occurred immediately prior to the Effective Time (but after giving effect to the distribution of the Estimated Closing Consideration, calculated and paid for this purpose without any reduction with respect to the Aggregate Rollover Amount or otherwise giving effect to the transactions contemplated by the Rollover Agreements with the Initial Rollover Unitholders or the Additional Rollover Unitholders, and any Additional Merger Consideration previously paid, if any, pursuant to such Section 7.1 of the Company LLC Agreement); “Per Incentive Unit Closing Consideration” means, with respect to any Incentive Unit, the amount that would be distributable in respect of such Incentive Unit if the Company distributed an aggregate amount equal to the Estimated Closing Consideration (calculated for this purpose without any reduction with respect to the Aggregate Rollover Amount) pursuant to, and in accordance with, Section 7.1 of the Company LLC Agreement, determined as if such distribution occurred immediately prior to the Effective Time; “Per Incentive Unit Post-Closing Consideration” means, with respect to any Incentive Unit and any payment of Additional Merger Consideration, the amount that would be distributable in respect of each Incentive Unit if the Company distributed the aggregate amount of such payment pursuant to, and in accordance with, Section 7.1 of the Company LLC Agreement, determined as if such distribution occurred immediately prior to the Effective Time (but after giving effect to the distribution of the Estimated Closing Consideration, calculated and paid for this purpose without any reduction with respect to the Aggregate Rollover Amount or otherwise giving effect to the transactions contemplated by the Rollover Agreements with the Initial Rollover Unitholders or the Additional Rollover Unitholders, and any Additional Merger Consideration previously paid, if any, pursuant to such Section 7.1 of the Company LLC Agreement); “Per Preferred Unit Closing Consideration” means, with respect to any Preferred Unit, the amount that would be distributable in respect of such Preferred Unit if the Company distributed an aggregate amount equal to the Estimated Closing Consideration (calculated for this purpose without any reduction with respect to the Aggregate Rollover Amount) pursuant to, and in accordance with, Section 7.1 of the Company LLC Agreement, determined as if such distribution occurred immediately prior to the Effective Time;

86 [[6200550v1]] “Per Preferred Unit Post-Closing Consideration” means, with respect to any Preferred Unit and any payment of Additional Merger Consideration, the amount that would be distributable in respect of such Preferred Unit if the Company distributed the aggregate amount of such payment pursuant to, and in accordance with, Section 7.1 of the Company LLC Agreement, determined as if such distribution occurred immediately prior to the Effective Time (but after giving effect to the distribution of the Estimated Closing Consideration, calculated and paid for this purpose without any reduction with respect to the Aggregate Rollover Amount or otherwise giving effect to the transactions contemplated by the Rollover Agreements with the Initial Rollover Unitholders or the Additional Rollover Unitholders, and any Additional Merger Consideration previously paid, if any, pursuant to such Section 7.1 of the Company LLC Agreement); “Per Unit Closing Consideration” means, with respect to (i) any Common Unit, the Per Common Unit Closing Consideration, (ii) any Preferred Unit, the Per Preferred Unit Closing Consideration, and (iii) any Incentive Unit, the Per Incentive Unit Closing Consideration; “Per Unit Post-Closing Consideration” means, with respect to (i) any Common Unit, the Per Common Unit Post-Closing Consideration, (ii) any Preferred Unit, the Per Preferred Unit Post-Closing Consideration, and (iii) any Incentive Unit, the Per Incentive Unit Post-Closing Consideration; “Permitted Liens” means any (a) liens for Taxes not yet due or payable or for Taxes that the Company is contesting in good faith through appropriate proceedings in a timely manner, in each case for which adequate reserves have been established and shown on the Most Recent Balance Sheet, (b) liens of landlords, carriers, warehousemen, workmen, repairmen, mechanics, materialmen and similar liens arising in the ordinary course of business and neither incurred in connection with the borrowing of money nor due and payable, (c) restrictions, easements, covenants, reservations, rights of way or other similar matters of title to the Leased Real Property of record which do not materially interfere with the conduct of the business of the Company at such property, (d) zoning ordinances, restrictions, prohibitions and other land use requirements imposed by any Governmental Entity, none of which materially interfere with the conduct of the business of the Company at such property or are violated by the current use or occupancy of such property or the operation of the business thereon, (e) any non-exclusive license of Company Intellectual Property entered into in the ordinary course of business, and (f) such non-monetary liens as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; “person” means an individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Entity; “Personal Data” means any information defined as “personal data”, “personally identifiable information” or “personal information” or any other similar term under any Privacy and Data Security Requirement, and any and all information that can

87 [[6200550v1]] reasonably be used to identify an individual natural person, or that relates to an identified person, including name, physical address, telephone number, email address, financial account number, password or PIN, device identifier or unique identification number, government-issued identifier (including Social Security number or driver’s license number), biometric, medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations or marital or other status (to the extent any of these data elements can reasonably be associated with an individual natural person or is linked to any such data element that can reasonably be associated with an individual natural person); “Preferred Units” means the “Series A Preferred Units” as such term is defined in Section 3.03 of the Company LLC Agreement; “Pre-Closing Tax Period” means, with respect to the Company, any Tax period ending on or before the Closing Date, and, with respect to a Straddle Period, the portion of such Straddle Period ending on the Closing Date; “Privacy and Data Security Requirements” means (a) any laws and any binding legal industry standards concerning the collecting, accessing, using, disclosing, transmitting, transferring, securing, sharing, storing, maintaining, retaining, deleting, disposing, modifying, protecting, privacy, breach or processing of personal information (including the EU General Data Protection Regulation, the UK Data Protection Act 2018 and retained version of the EU General Data Protection Regulation, the California Consumer Privacy Act, and California Privacy Rights Act), and other international, foreign, federal, local and state data security and data privacy laws and regulations (including but not limited to the New York Department of Financial Services’ Cybersecurity Regulations and the National Association of Insurance Commissioners (“NAIC”) Insurance Data Security Model Law, as adopted, local and state insurance information privacy laws, including the NAIC Insurance Information and Privacy Protection Model Act, NAIC Standard for Safeguarding Customer Information and NAIC Privacy of Consumer Financial and Health Information Model Regulation, as adopted in applicable jurisdictions, and the Payment Card Industry Data Security Standard), in each case to the extent binding on the Company or any its Subsidiaries, (b) all obligations under all material Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound that relate to personal information or protection of its IT Assets and (c) all publicly posted policies and representations of the Company and its Subsidiaries regarding the collection, use, disclosure, transfer, storage, maintenance, retention, deletion, disposal, modification, protection or processing of personal information; “Pro Rata Share” means, for each Company Unitholder, the quotient of (i) the aggregate value of all Company Units held by such Company Unitholder, divided by (ii) the aggregate value of all Company Units, in each case based on the applicable Per Unit Closing Consideration and Per Unit Post-Closing Consideration. “Products” means the products or services offered, performed, licensed, sold, distributed or otherwise made commercially available by the Company or any of its Subsidiaries;

88 [[6200550v1]] “Program Agreement” means a Contract providing the Company with the authority to bind insurance policies on behalf of a Top Carrier, including any managing general underwriter or managing general agent Contract; “Representative Reimbursement Account” means the account established by the Unitholders’ Representative to hold the Representative Reimbursement Fund Amount in accordance with Section 10.01; “Representative Reimbursement Fund Amount” means $300,000; “Requisite Approval” means receipt by the Company of the Written Consents of the Requisite Unitholders; “Requisite Unitholders” means Series A Preferred Members that constitute a Majority in Interest of the Series A Preferred Members; “Restricted Cash” means cash and cash equivalents not available for use by the Company within a period of three months due to being subject to restrictions, limitations or Taxes on use or distribution by law, Contract or otherwise (including, for the avoidance of doubt, any unremitted insurance premiums that are collected by the Company from insureds and held in a fiduciary capacity pending remittance to the relevant insurance underwriter or insured person); “Rollover Unitholder Fundamental Representations” means, in respect of each Rollover Unitholder, the representations and warranties of such Rollover Unitholder set forth in Sections 5(a) (Title to the Rollover Units and the Rollover Units) and 5(c) (Authority to Execute; Binding Effect of this Agreement) of the Rollover Agreement executed by such Rollover Unitholder (and, in respect of all Rollover Unitholders, shall mean the Rollover Unitholder Fundamental Representations set forth in all Rollover Agreements in effect at such time). “Sanctioned Country” means any country or region that is, or has been in the past 5 years, the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); “Sanctioned Person” means any person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any person listed on any applicable U.S. or non-U.S. sanctions or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and the United Kingdom HM Treasury’s Consolidated List of Sanctions Targets; or (ii) any entity that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i) of this definition;

89 [[6200550v1]] “Sanctions Laws” means all applicable Laws relating to economic or trade sanctions, including applicable laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom, or any EU member state; “SAP” means the financial reporting provisions of the Insurance Act 1978 of Bermuda, as amended, and the Insurance Accounts Regulations 1980 and the other rules and regulations promulgated by the Bermuda Monetary Authority thereunder; “Securities Act” means the Securities Act of 1933, as amended; “Series A Preferred Member” has the meaning given to such term in the Company LLC Agreement; “Series A Preferred Return” has meaning given to such term in the Company LLC Agreement; “Specified Court” means the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if such court finds it lacks subject matter jurisdiction, the United States District Court located in the State of Delaware, or, if such court also finds it lacks subject matter jurisdiction, the state court of the State of Delaware; “Statement Preparation Principles” means (a) GAAP, and (b) to the extent consistent with GAAP, the accounting principles, practices, procedures, methodologies and policies that were employed in preparing the Consolidated Audited Statements (with consistent classifications, assumptions, judgments, inclusions, exclusions and valuation and estimation methodologies), in each case as modified by the accounting principles set forth in Exhibit A; “Statutory Accounting Principles” means (a) SAP, and (b) to the extent consistent with SAP, the accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, that were used in the preparation of the Statutory Audited Statements; provided that, for purposes of calculating the total liabilities of the Captive Reinsurer, reserve balances in Trial Balance account 201020 (Loss Reserves- Loss Corridor) related to Treaty Year 2023 shall be calculated based on the same Managing General Agent gross loss ratio amount, consistent with actuarial standards, as that used to calculate Trial Balance account 200300 of the Company (as further described in Appendix A of Exhibit A); “Straddle Period” means a taxable period that includes (but does not end on) the Closing Date; “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body and is owned directly

90 [[6200550v1]] or indirectly by such first person (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which is owned directly or indirectly by such first person); “Target Net Working Capital” means $1,500,000; “Tax” or “Taxes” shall include (whether disputed or not) all taxes or similar duties, fees or charges or assessments thereof imposed by a Governmental Entity, in each case in the nature of a tax, including any interest, penalties and additions with respect thereto; “Taxing Authority” means any Governmental Entity exercising Tax regulatory authority; “Tax Return” or “Tax Returns” means all returns (including amended returns), requests for extensions of time, claims for refund, declarations of estimated Tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes; “Third Party” means any person other than Parent, Merger Sub, any Affiliate of Parent or Merger Sub or any duly authorized Representatives of such persons. “Threshold Value” has meaning given to such term in the Company LLC Agreement; “Top Carrier Reinsurer” means any person who has since January 1, 2022, borne reinsurance risk pursuant to a Program Agreement; “Transaction Expenses” means, without duplication and expressed as a positive number (i) all fees, costs and expenses (including fees, costs, commissions and expenses of legal counsel, investment bankers, brokers, finders, accountants or other representatives, service providers, consultants and vendors) incurred or reimbursable by the Company or any of its Subsidiaries, whether or not accrued for, in connection with the transactions contemplated hereby and the process relating to the Merger or in connection with other negotiations or processes involving the sale of the Company and its Subsidiaries (or any equity interests therein), (ii) any fees, costs and expenses or payments related to bonuses, change-of-control, retention, severance or other compensatory payments or other amounts that become payable to any Company Service Provider in connection with, or as a result of the Closing (such amounts collectively, the “Change of Control Payments”) and the employer-paid portion of payroll Taxes payable by the Company or any of its Subsidiaries in respect of the Change of Control Payments, (iii) any Transfer Taxes payable by Parent, the Company or any of its Subsidiaries to the extent borne by the Company Unitholders pursuant to Section 7.04, and (iv) 50% of all fees payable to the Exchange Agent or Escrow Agent pursuant to the Exchange Agent

91 [[6200550v1]] Agreement and Escrow Agreement, respectively, by Parent, the Company or any of its Subsidiaries; “Transfer Taxes” means all sales, use, value added, transfer, stamp, registration, documentary, excise, real and personal property transfer or gains, stock transfer or other similar Taxes, and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest), in each case incurred as a result of the Merger and the other transactions contemplated hereby; “Unexercised Warrant Amount” means the amount equal to: (i) the aggregate sum of the Per Unit Closing Consideration and any Per Unit Post-Closing Consideration attributable to the Company Units that would have been issuable to holders of Unexercised Warrants had such persons validly exercised all Unexercised Warrants prior to the Effective Time, less (ii) the aggregate exercise price that would have been payable by holders of Unexercised Warrants had such persons validly exercised all Unexercised Warrants prior to the Effective Time; “Written Consents” means the written consents of the Company Unitholders approving the Merger and the other transactions contemplated hereby and adopting this Agreement. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, and the rule of ejusdem generis shall not be applicable to a general statement that is preceded or followed by or referable to an enumeration of specific matters to limit such statement to matters similar to those specifically mentioned. The word “day” means calendar days unless business day is expressly specified. Whenever any action must be taken hereunder on or by a day that is not a business day, then such action may be validly taken on or by the next day that is a business day. The word “or”, when used in this Agreement, has the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. References to the “date hereof” refer to the date of this Agreement. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”. The word “will” shall have the same meaning as “shall” and vice versa. For purposes of this Agreement and the Company Disclosure Letter, the phrases “made available to Parent” or “provided to Parent” and similar expressions in respect of any document or information will be construed for all purposes of this Agreement and the Company Disclosure Letter as meaning that a copy of such document or information was uploaded and made available for viewing by Parent in the Data Room in each case no later than one business day prior to the date hereof. The contents of the Data Room as of such time shall be delivered to Parent, in an electronic format mutually agreed by the Company and Parent, as promptly as practicable after

92 [[6200550v1]] the date of this Agreement. All references to a list or copy of any materials or other information set forth in the Company Disclosure Letter or made available to Parent, whether or not such reference is qualified by the words “true”, “complete”, “correct”, “accurate” or any similar word, shall be deemed to refer to an accurate and complete list or copy thereof. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any statute defined or referred to herein means such statute as amended, modified or supplemented from time to time, any comparable statute that from time to time replaces such statute by succession and the rules and regulations promulgated under such statute or comparable statute. References to a person are also to its permitted successors and assigns. References to “$” means the lawful currency of the United States. References in this Agreement to Company Unitholders refer, following the Closing, to the Company Unitholders, immediately prior to the Closing. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing (email being sufficient). Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or other means of electronically imaging a signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (ii) are not intended to and do not confer upon any person other than the parties any legal or equitable rights or remedies, except upon the current or former directors or officers of the Company, solely pursuant to the provisions of Section 6.04. GOVERNING LAW. THIS AGREEMENT, THE RIGHTS OF THE PARTIES HEREUNDER AND ALL ACTIONS RELATING TO OR ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any person without the prior written consent of the Company (or, following the

93 [[6200550v1]] Closing, the Unitholders’ Representative) and Parent, and any assignment without such consent shall be null and void, except that, following the Closing, Parent or Merger Sub, upon prior written notice to the Unitholders’ Representative, may assign, in its sole discretion, any of or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent , but no such assignment shall relieve Parent or Merger Sub, as applicable, of any of its obligations hereunder; provided that any such assignee of Parent or Merger Sub, as applicable, shall be primarily liable with respect to the obligations hereunder and the liability of Parent or Merger Sub, as applicable, shall be secondary. Notwithstanding the foregoing, following the Closing, Parent and its Affiliates, as applicable, may assign, in their sole discretion, any of or all their rights, interests and obligations under this Agreement to a third party in connection with any transaction or series of transactions in which such third party directly or indirectly acquires the business of the Surviving Company (whether by merger, unit sale or other similar transaction) or substantially all of its assets or business. Subject to the preceding sentences in this Section 13.09, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Jurisdiction; Waiver of Jury Trial; Specific Performance. Jurisdiction and Venue. Each of the parties, by its execution hereof, hereby (i) irrevocably submits to the exclusive jurisdiction of the Specified Court for the purpose of any Action among any of the parties relating to or arising in whole or in part under or in connection with this Agreement, the Merger or the other transactions contemplated hereby, (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the Specified Court, that its property is exempt or immune from attachment or execution, that any such Action brought in the Specified Court should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than the Specified Court, or should be stayed by reason of the pendency of some other Action in any other court other than the Specified Court or that this Agreement or the subject matter hereof may not be enforced in or by the Specified Court and (iii) agrees not to commence any such Action other than before the Specified Court and, in each case, appellate courts thereof. Notwithstanding the immediately preceding sentence, a party may commence any Action in a court other than the Specified Court solely for the purpose of enforcing an order or judgment issued by the Specified Court. This Section 13.10(a) shall not apply to any dispute under Section 2.05 that is required to be decided by the Accounting Firm. Service of Process. Each of the parties hereby (i) consents to service of process in any Action among any of the parties relating to or arising in whole or in part under or in connection with this Agreement, the Merger or the other transactions contemplated hereby in any manner permitted by Delaware Law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13.02, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY

94 [[6200550v1]] IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY AND UNCONDITIONALLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO OR ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY AND THAT SUCH ACTION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the agreements, covenants or obligations contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without any bond or other security being required, and to enforce specifically the terms and provisions of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Waiver of Conflict; Non-Assertion of Attorney Client Privilege. Parent waives and will not assert, and agrees after the Closing to cause the Surviving Company to waive and to not assert, any conflict of interest arising out of or relating to the representation after the Closing of any Company Unitholder or the Unitholders’ Representative (any such person, a “Designated Person”) in any matter or Action involving this Agreement or the transactions contemplated hereby by each of Willkie Farr & Gallagher LLP and Appleby (Bermuda) Limited (the “Designated Firms”), to the extent relating to the negotiation of this Agreement or the consummation of the transactions contemplated hereby (but not general business matters of the Company or any of its Subsidiaries ) (the “Current Representation”).

95 [[6200550v1]] Parent waives and will not assert, and agrees after the Closing to cause the Surviving Company to waive and to not assert, any attorney-client privilege with respect to any communication between any Designated Firm, on the one hand, and any Designated Person, on the other hand, occurring during the Current Representation, including in connection with a dispute with Parent, and, following the Closing, with the Surviving Company, it being the intention of the parties hereto that all such rights to such attorney-client privilege and to control such attorney-client privilege will be retained by such Designated Person; provided that the foregoing waiver and acknowledgment and retention will not extend to any communication not involving the Current Representation, or to communications with any person other than the Designated Firms; provided, further, that nothing in this Section 13.12 shall be construed as a waiver of any attorney-client privilege. Notwithstanding the foregoing, in the event that a dispute arises between the Surviving Company and any other person, the Surviving Company may assert the attorney- client privilege to prevent disclosure to such other person of confidential communications between any Designated Firm and the Company. Nothing in this Section 13.12 shall be construed as a waiver of any privilege controlled by Parent or the Surviving Company after the Closing, nor shall anything herein be construed to permit any Designated Firm to communicate to any Designated Person after the Closing any information subject to a privilege controlled by Parent or the Surviving Company (which, for the avoidance of doubt, excludes the Current Representation). Matters in Respect of Subsidiaries of Parent and the Company. Whenever this Agreement requires any Subsidiary of Parent or the Company, as applicable, to take any action, such requirement shall be deemed to include an undertaking on the part of Parent or the Company, as applicable, to cause such Subsidiary to take such action. Non-Recourse. Notwithstanding anything in this Agreement, or any Ancillary Agreements to the contrary, each party hereto agrees, on behalf of itself and its Affiliates, that all Actions or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine,) that may be based upon, arise under or relate to (a) this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach or violation of this Agreement or (d) any failure of the transactions contemplated by this Agreement and the Ancillary Agreements to be consummated, in each case, may be made only against (and are those solely of) the persons that are expressly identified therein as a party to this Agreement and each of the Ancillary Agreements, respectively. Neither Parent, its Affiliates nor any of their respective officers, directors, agents or employees (other than Parent, Merger Sub and the Guarantor, solely as and to the extent specified, and in accordance with, and subject to the terms and conditions of, this Agreement) shall have any liability for any obligations or liabilities of any party hereto under this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby. Reserves. Except as expressly provided in this Agreement, none of the Company nor any Company Unitholders or any other person makes any

96 [[6200550v1]] representation or warranty with respect to, and nothing contained in this Agreement, any other Transaction Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby is intended or shall be construed to be a representation or warranty (express or implied) with respect to the adequacy or sufficiency of the reserves of the Captive Reinsurer, its future profitability or the effect of the adequacy or sufficiency of the reserves of the Captive Reinsurer on any “line item” or asset, liability or equity amount on any financial or other document. [Remainder of page intentionally left blank]

[[DMS:6182194v27:10/19/2023--12:09 AM]] IN WITNESS WHEREOF, Parent, Merger Sub, Guarantor, the Company and the Unitholders’ Representative have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above. PM HOLDINGS LLC by Name: Title: WM PIERCE MERGER SUB LLC by Name: Title: BAMBOO IDE8 INSURANCE SERVICES LLC by Name: Title: WHITE MOUNTAINS INSURANCE GROUP, LTD by Name: Title: JOHN CHU, as the Unitholders’ Representative by Name: Title: